                PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED
                    ON A REQUEST FOR CONFIDENTIAL TREATMENT.


           THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                                                                  EXHIBIT 10.22

                                    STANDARD
                             SHOPPING CENTER LEASE

NAME OF SHOPPING CENTER:      CAROUSEL CENTER

LOCATION OF SHOPPING CENTER:  320 HIAWATHA BOULEVARD
                              SYRACUSE, NEW YORK

LANDLORD:                     CAROUSEL CENTER COMPANY, L.P.

TENANT:                       SILICON ENTERTAINMENT, INC.

D/B/A:                        NASCAR SILICON MOTOR SPEEDWAY

                               TABLE OF CONTENTS

ARTICLE I .................................................................       2

   Premises ...............................................................       2

        1.01 - Premises ...................................................       2

        1.02 - Shopping Center ............................................       2

        1.03 - Use of Premises and Trade Name .............................       2

        ARTICLE 2 .........................................................       3

        Term of Lease .....................................................       3

        2.01 - Commencement of Term .......................................       3

        2.02 - Term of Lease ..............................................       3

        2.03 - Expiration of Term .........................................       3

        2.04 - Surrender of Premises ......................................       3

        ARTICLE 3 .........................................................       4

        Rent ..............................................................       4

        3.01 - Minimum Rent ...............................................       4

        3.02 - Percentage Rent ............................................       4

        3.03 - Gross Receipts Defined .....................................       5

        3.04 - Tenant's Books and Records .................................       6

        3.05 - Reports by Tenant ..........................................       6

        3.06 - Non-Waiver .................................................       6

        3.07 - Right to Examine and Audit Books and Records ...............       6

        3.08 - Delinquent Payments ........................................       7

        3.09 - Additional Rent ............................................       7

        3.10 - Definition of Lease Year and Partial Lease Year ............       7

        3.11 - Place for Payments .........................................       7

ARTICLE 4 .................................................................       7

   Taxes ..................................................................       7

        4.01 - Real Property Taxes ........................................       7

        4.02 - Tenant's Taxes .............................................       8

ARTICLE 5 .................................................................       8

   Construction and Financing .............................................       8

        5.01 - Landlord's Work ............................................       8

        5.02 - Tenant's Work ..............................................       8

        5.03 - Payment ....................................................       9

        5.04 - Financing ..................................................       9

ARTICLE 6 .................................................................       9

   Conduct of Business by Tenant ..........................................       9

        6.01 - Use of Premises and Trade Name .............................       9

        6.02 - Tenant's Operating Covenant ................................       9

        6.03 - Competition ................................................      10

        6.04 - Other Business Practices ...................................      10

        6.05 - Marketing Fund .............................................      12

ARTICLE 7 .................................................................      12

   Common Areas and Operating Costs .......................................      12

        7.01 - Definition .................................................      12

        7.02 - Development of Common Areas ................................      12

        7.03 - Use of Common Areas ........................................      12

        7.04 - Common Area Costs ..........................................      13

        7.05 - Adjustment to Payment ......................................      13

        7.06 - Payment of Extraordinary Common Area Costs .................      13

ARTICLE 8 .................................................................      13

   Energy, Utility and Sprinkler Costs ....................................      13

        8.01 - Energy and Utility Charges .................................      13

        8.02 - Intentionally deleted ......................................      15

        8.03 - Intentionally deleted ......................................      15

        8.04 - Miscellaneous Utility Provisions ...........................      15

        8.05 - Periodic Adjustment ........................................      15

ARTICLE 9 .................................................................      15

   Fixtures, Alterations, Signs ...........................................      15

        9.01 - Installation By Tenant .....................................      15

        9.02 - Removal and Restoration by Tenant ..........................      15

        9.03 - Signs, Awnings and Canopies ................................      16

        9.04 - Condition of the Premises ..................................      16

ARTICLE 10 ................................................................      16

   Repairs and Maintenance ................................................      16

        10.01 - Landlord's Obligation to Repair ...........................      16

        10.02 - Tenant's Obligation to Repair .............................      16

        10.03 - Article Not Applicable to Fire or Condemnation ............      17

ARTICLE 11 ................................................................      17

   Indemnity ..............................................................      17

        11.01 - Indemnity .................................................      17

ARTICLE 12 ................................................................      17

   Insurance ..............................................................      17

        12.01 - Liability Insurance .......................................      17

        12.02 - Special Causes of Loss and Difference in Conditions
                Insurance .................................................      15

        12.03 - Insurance on Common Areas .................................      l5

        12.04 - Increase in Fire Insurance Premium ........................      18

        12.05 - Tenant to Share Insurance Costs ...........................      18

        12.06 - Waiver of Subrogation .....................................      18

        12.07 - Policies ..................................................      18

ARTICLE 13 ................................................................      19

   Damage by Fire, Etc. ...................................................      19

        13.01 - Restoration of Premises ...................................      19

        13.02 - Restoration During Last Three Years .......................      19

        13.03 - Tenant's Obligation Upon Restoration ......................      19

ARTICLE 14 ................................................................      19

   Eminent Domain .........................................................      19

        14.01 - Eminent Domain ............................................      19

        14.02 - Landlord Entitled to Award ................................      20

ARTICLE 15 ................................................................      20

   Bankruptcy and Default Provisions ......................................      20

        15.01 - Events of Default and Conditional Limitation ..............      20

        15.02 - Landlord's Remedies .......................................      21

ARTICLE 16 ................................................................      22

   Mechanics' Liens .......................................................      22

        16.01 - Mechanics' Liens ..........................................      22

ARTICLE 17 ................................................................      22

   Assignments, Subleases and Other Transfers of Tenant's Interest ........      22

        17.01 - Limitations on Tenant's Rights ............................      22

        17.02 - Effect of Landlord's Consent ..............................      24

ARTICLE 18 ................................................................      24

   Compliance with Government Orders ......................................      24

        18.01 - Tenant to Comply ..........................................      24

        18.02 - Failure to Comply .........................................      24

        18.03 - Hazardous Material ........................................      25

        18.04 - Americans With Disabilities Act ...........................      25

ARTICLE 19 ................................................................      25

   Subordination, Mortgagee's Rights and Assignment of Rents ..............      25

        19.01 - Subordination .............................................      25

        19.02 - Mortgagee's Rights ........................................      25

        19.03 - Assignment of Rents .......................................      26

ARTICLE 20 ................................................................      26

   Entry to Premises ......................................................      26

        20.01 - Entry to Premises by Landlord .............................      26

ARTICLE 21 ................................................................      26

   Notices and Certificates ...............................................      26

        21.01 - Notices ...................................................      26

        21.02 - Estoppel Certificate of Landlord ..........................      27

        21.03 - Estoppel Certificate of Tenant ............................      27

ARTICLE 22 ................................................................      27

   Covenant of Quiet Enjoyment ............................................      27

        22.01 - Covenant of Quiet Enjoyment ...............................      27

ARTICLE 23 ................................................................      28

   Miscellaneous Provisions ...............................................      28

        23.01 - Holdover ..................................................      28

        23.02 - Limitation on Landlord's Personal Liability ...............      28

        23.03 - Definition of Tenant's Allocable Share ....................      28

        23.04 - Force Majeure .............................................      28

        23.05 - Relocation of Tenant ......................................      29

        23.06 - Changes and Additions .....................................      29

        23.07 - Attornment by Tenant ......................................      29

        23.08 - Index .....................................................      29

        23.09 - Survival of Tenant's Obligations ..........................      29

        23.10 - Effect of Landlord's Notice to Terminate ..................      29

        23.11 - Effect of Captions ........................................      30

        23.12 - Tenant Authorized to Do Business ..........................      30

        23.13 - Execution in Counterparts .................................      30

        23.14 - Law Governing, Effect and Gender ..........................      30

        23.15 - Memorandum or Notice of Lease .............................      30

        23.16 - Complete Agreement ........................................      30

        23.17 - Guaranty of Lease .........................................      30

        23.18 - Arbitration ...............................................      30

        23.19 - Security Agreement ........................................      30

        23.20 - Invalidity of Particular Provisions .......................      30

        23.21 - Execution of Lease by Landlord ............................      31

        23.22 - Relationship of the Parties ...............................      31

        23.23 - Brokers ...................................................      31

        23.24 - Representations ...........................................      31

        23.25 - Abatement .................................................      31

        23.26 - Special Use Permit ........................................      31

        23.27 - Allowance or Abatement of Rent ............................      31

                          INDEX OF DEFINED TERMS

DEFINED TERM                                                            SECTION
Additional Rent ....................................................        3.09
Anchor Store .......................................................    23.03(c)
Common Areas .......................................................        7.01
Common Area Costs ..................................................     7.04(b)
Energy Charges .....................................................     8.01(b)
Fixed Annual Minimum Rent ..........................................     3.01(a)
Fixed Monthly Minimum Rent .........................................     3.01(a)
Gross Receipts .....................................................        3.03
Hazardous Material .................................................       18.03
Landlord ...........................................................    23.02(b)
Lease Year .........................................................        3.10
Major Store ........................................................    23.03(c)
Partial Lease Year .................................................        3.10
Percentage Rent ....................................................     3.02(a)
Premises ...........................................................        1.01
Real Property Taxes ................................................        4.01
Square Feet ........................................................    23.03(c)
Tenant's Allocable Share ...........................................       23.03
Term Commencement Date .............................................        2.01

                             SHOPPING CENTER LEASE

AGREEMENT made this 18 day of AUGUST, 1999, by and between the following parties:

Landlord:      CAROUSEL CENTER COMPANY, L.P.

a limited partnership organized and existing under the laws of the State of New York with its mailing address for notices and a principal office at:

                              THE CLINTON EXCHANGE
                              FOUR CLINTON SQUARE
                         SYRACUSE, NEW YORK 13202-1078

                         Attention: MANAGEMENT DIVISION

hereinafter referred to as "Landlord," and

     Tenant:   SILICON ENTERTAINMENT, INC. d/b/a NASCAR SILICON MOTOR SPEEDWAY

a corporation organized and existing under the laws of the State of California with its mailing address for notices and principal office or residence at:

210 Hacienda Avenue
-------------------
(Street Address)

Campbell                             California      95008
----------------------------------------------------------
(City or Town)        (County)         (State)       (ZIP)

Attention: President

hereinafter referred to as "Tenant."

Tenant's Federal Tax Identification or Social Security Number: 77-0389433.

                                   ARTICLE I

                                    PREMISES

1.01 - PREMISES

        (a) Landlord hereby demises and leases to Tenant and Tenant hereby rents from Landlord those certain premises (Premises") hereinafter described and located in Carousel Center ("Shopping Center"), which is located in the City of Syracuse, County of Onondaga, and State of Now York. The Premises consist of approximately 4,597 square feet. The Premises are shown cross-hatched on the plan attached hereto and made a part hereof as Exhibit A-1. The Premises shall not be deemed to include either the land lying thereunder or the exterior walls or roof of the building in which said Premises are located or any area beyond the midpoint of any interior wall. Landlord reserves the use of said land, walls and roof of the building, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the non-sales area of the Premises in locations which will not materially interfere with Tenant's use of the Promises. Any such installation, maintenance, use, repair or replacement, if approved by Tenant, shall be performed by Landlord In such a manner as to avoid unreasonably interfering with Tenant's business operations in the Premises.

        (b) Within sixty (60) days after Landlord's delivery of possession to Tenant pursuant to the terms of this Lease, Tenant may, at its sole cost and expense, have the size of the Premises verified by an independent architect of Tenant's choice. For purposes of this verification, the square footage of the Premises shall be measured from the midpoints of any interior walls shared in common with another tenant, and from the outside face of any exterior walls of the buildings. In the event that such verification reveals a discrepancy between the measured size of the Premises and the size of the Premises set forth in
Section 1.01 (a) of this Lease, and Landlord and Tenant are unable to agree upon the square footage for purposes of this Lease, an independent architect acceptable to Landlord and Tenant (the cost of which shall be divided equally between Landlord and Tenant) shall measure the Premises in the manner set forth above. In the event that Tenant's architect, Landlord or its architect, and the independent architect are unable to agree upon the square footage of the Premises for purposes of this Lease, the dispute shall be submitted to arbitration pursuant to Section 23.18 hereof. In the event the square footage of the Premises as determined in accordance with the methodology set forth in this
Section 1.01 (b) varies from the square footage set forth in Section 1.01(a) above, Landlord and Tenant agree to execute a lease modification agreement (effective retroactive to the Term Commencement Date) adjusting the square footage of the Premises, and appropriately adjusting the Rent, and those items of Additional Rent to the extent that such Additional Rent was originally calculated on a pro rata square foot basis. Any necessary payments or reimbursements shall be paid within thirty (30) days after the full execution of the lease modification agreement.

1.02 - SHOPPING CENTER

        The Shopping Center includes: (i) the parcel(s) of land and improvements hereinafter referred to as "Landlord's Tract" generally depicted on Exhibit A attached hereto and made a part hereof, whether owned in fee or ground leased by Landlord and (ii) the parcel(s) of land and improvements, if any, generally depicted on Exhibit A as "REA Parcel" made available for use by any reciprocal construction operating and easement agreement ("REA"). Landlord reserves the right to add to or sever the ownership of or title to any portion of the Shopping Center or to add to or reduce the size of any REA Parcel at any time. Landlord represents and warrants that it has the right and authority to lease the Promises. It is agreed that the depiction of the Shopping Center on Exhibit A does not constitute a representation, covenant or warranty of any kind by Landlord. Subject to Section 7.03 of this Lease, Landlord. in its sole and absolute discretion, reserves the right to expand or remodel the Shopping Center and to change the configuration, size and dimensions of the Shopping Center, the number, location and dimensions of buildings, parking areas, driveways, entrances, exits and landscaped areas, the number of floors in any of the buildings, the dimensions, identity, and type of stores or tenancies, and, as provided in Section 7.02, the "Common Areas" (defined in Section 7.01).

1.03 - USE OF PREMISES AND TRADE NAME

        Throughout the Term, Tenant shall operate the Premises solely under the trade name "NASCAR Silicon Motor Speedway" or "Silicon Motor Speedway" or, with Landlord's approval, not to be unreasonably withheld, any other legally permitted trade name ("Trade Name"); provided that if the trade name of all or substantially all other stores operating under the trade name "NASCAR Silicon Motor Speedway" or "Silicon Motor Speedway" are changed to another legally permissible trade name, Tenant, upon prior written notice to Landlord, shall be permitted to change its Trade Name to such other trade name as has been adopted for all or substantially all such other stores. Tenant shall use the entire Premises solely for the purpose(s) of: (a) as a primary use, conducting an interactive entertainment center featuring among other things the installation and operation of motion-based racing simulators and (b) ancillary thereto, other related retail and entertainment uses; such uses may include but shall not be limited to the sale of motor sports and auto racing merchandise, including NASCAR Silicon Motor Speedway merchandise, NASCAR driver merchandise and other entertainment merchandise related to NASCAR or motor sports (including, without limitation, NASCAR videos, pictures, CD-Roms, DVDs, and other similar media or audio/visual materials); the sale of hot and cold beverage and snack foods, and for no other purpose whatsoever. Tenant shall use its reasonable efforts not to place any food vending machines or other food sales area at the store front of the Premises. Anything contained in this Lease to the contrary notwithstanding, throughout the Term Tenant shall limit the display of merchandise and food or beverage items to no more than [***] of the square footage of the Premises. Landlord hereby represents and warrants to Tenant that Tenant's use of the Premises as contemplated in this paragraph does not violate any exclusivity clause or other agreement between Landlord and any other party, including any other Tenant of the Shopping Center, and Landlord shall indemnify, defend, protect, and hold harmless Tenant from any loss, liability, cost, expense, judgment, action or claim of any such party arising from the inaccuracy of such representation and warranty. Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be unreasonably withheld for any change or addition to Tenant's permitted use requested in writing by Tenant. Tenant hereby agrees that the criteria which Landlord may use in determining whether or not to grant such consent shall include, but not be limited to, (i) the impact such change or addition may have on the tenant mix of the Shopping Center, (ii) whether such change or addition violates any use restriction applicable to the Shopping Center, or (iii) the compatibility such change or addition may have with a first-class super-regional shopping center.


*** Confidential treatment requested.

        Notwithstanding anything to the contrary in this Section 1.03 of this Lease, Tenant shall be entitled to use the Premises from time to time for conducting the uses set forth in this Section 1.03 for the exclusive use of groups of private parties ("Private Events"). Tenant may while such Private Events are in progress, temporarily restrict access by the general public to Tenant's simulator rides, provided that the Tenant shall otherwise remain open to the general public for the sale of merchandise and the sale of simulator ride tickets for redemption by the public after any Private Event is concluded. Gross Receipts in connection with Private Events shall be included in Gross Receipts for purposes of calculating Percentage Rent. In connection with Private Events, Tenant may serve, or hire another party to serve, food and beverages (including alcoholic beverages) for on-premises consumption only, provided that Tenant obtains or causes to be obtained, if necessary, all governmental licenses, approvals and permits required in connection therewith and in the case of offering of any alcoholic beverages for consumption within the Premises, Dram Shop or liquor liability insurance coverage. For the preparation and serving of food and alcoholic beverages at Private Events, Tenant shall engage, and cause third parties to use, restaurants and food establishments located within the Shopping Center ("Center Caterer"), provided that up to ten percent (10%) of the total number of Private Events held during a Lease Year may be catered by non-Center Caterers and provided, further, that Tenant shall not be required to use or cause to be used Center Caterers for Private Events within the Shopping Center unless at the time of the related Private Event there are at least three restaurants or other food and beverage vendors in the Shopping Center offering catering services from the Shopping Center at prices equal to or less than the then menu prices of such restaurant or vendor and two of three of such Center Caterers are full service sit down restaurants and one of the three is either a full service restaurant or a limited service restaurant, food court operator or other food and beverage operator (such as by way of example and not limitation Johnny Rockets, Pizzeria Uno, Kahunaville. Ruby Tuesday, Mozzarella's American Cafe or Sbarros). In the event that Tenant shall be in default of the immediately preceding sentence and a Private Event is conducted in whole or in part by other than a Center Caterer, then, as liquidated damages and not as a penalty, the retail value of food and beverage provided by such third party shall be included in the amount of Gross Receipts used to compute Percentage Rent payable under this Lease on merchandise sold from the Premises. Any Private Events which are held at times when the requirements set forth in the provisos above concerning Center Caterers are not met shall be excluded from the total number of Private Events held during any Lease Year for purposes of calculating the ten percent (10%) permissible number of Private Events catered by non-Center Caterers as described above.


                                   ARTICLE 2

                                 TERM OF LEASE

2.01 - COMMENCEMENT OF TERM


        (a) Landlord shall deliver possession of the Premises to Tenant with all of Landlord's work, if any, substantially complete by September 1, 1999 and the term of this Lease shall commence, subject to Section 23.04 below and other delays caused solely by Landlord, on the earlier of: (1) December 1, 1999, or
(2) the date Tenant opens to the public for the conduct of its business in the Premises (hereinafter called "Term Commencement Date"). In the event Landlord does not deliver possession of the Premises to Tenant on or before March 1, 2000, then Tenant shall have the right to terminate this Lease upon written notice to Landlord, which notice shall be given by March 2000. If Tenant does so notify Landlord, then Landlord will reimburse Tenant for its reasonable out-of-pocket costs actually incurred by Tenant as of the date of termination including architectural, design and legal fees which shall not, in the aggregate, exceed [***] and both Landlord and Tenant shall thereafter be relieved of any further obligation and liability hereunder. If Tenant does not so notify Landlord, then this right of termination shall be deemed waived.


        (b) Tenant acknowledges the importance both to Landlord and the other tenants of the Shopping Center of Tenant opening for business to the public on the Term Commencement Date. In the event Tenant fails to open for business at the Premises not later than forty-five (45) days after the Term Commencement Date or, if the Term Commencement Date has been rescheduled by Landlord, not later than forty-five (45) days after the rescheduled Term Commencement Date, Tenant covenants and agrees to pay to Landlord, upon receipt of notice from Landlord of the amount due under this Section 2.01(b), as liquidated damages suffered by Landlord due to Tenant's failure to open, a sum (in addition to any rent due hereunder) equal to [***] the per diem Fixed Monthly Minimum Rent (using a thirty (30) day month) provided in Section 3.01(a) for each and every business day that Tenant has failed to open for business.

2.02 - TERM OF LEASE


        Subject to Section 2.03 below, the term of this Lease shall expire on the tenth (10th) anniversary of the Term Commencement Date, unless earlier terminated pursuant to the provisions herein (the last day of the term, whether due to expiration or prior termination of this Lease may be referred to herein as the "Termination Date").


2.03 - EXPIRATION OF TERM


        If the term of this Lease would expire during the period October 1 through the last day of December, the parties agree that the term of this Lease shall instead expire on the immediately succeeding January 31.


2.04 - SURRENDER OF PREMISES

        On the Termination Date of this Lease, Tenant agrees, without necessity of any notices from Landlord (statutory or otherwise), to surrender the Premises in accordance with Article 9, and broom clean and in good order, repair and condition, reasonable wear and tear and damage by fire or casualty excepted.


*** Confidential treatment requested.

                                   ARTICLE 3

                                      RENT

3.01 - MINIMUM RENT

        (a) Except as set forth in Section 23.25 below, Tenant agrees to pay Landlord, without diminution, deduction or set-off whatsoever and without prior notice or demand, and as fixed annual minimum rent ("Fixed Annual Minimum Rent"), the sums set forth in Section 3.01(a) (i) and (ii) below payable in equal consecutive monthly installments ("Fixed Monthly Minimum Rent") each in advance upon the first day of each calendar month during the term hereof.

               (i) From the Term Commencement Date through the end of the [***] full month of the Lease term, Fixed Annual Minimum Rent shall be [***] per square foot of the Premises, which equals (subject to Section 1.01(b) of this Lease) [***], payable in equal monthly installments of [***] each; and

               (ii) From the first day of the [***] full month of the Lease term through the end of the Lease term, Fixed Annual Minimum Rent shall be [***] per square foot of the Premises, which equals (subject to Section 1.01(b) of this Lease) [***]. payable in monthly installments of [***] each.

        (b) If the term shall commence upon a day other than the first day of a calendar month or if the term shall terminate upon a day other than the last day of a calendar month, then Tenant shall pay, upon the Term Commencement Date, and on the first day of the last calendar month, a pro rata portion of the Fixed Monthly Minimum Rent for the first and last fractional calendar months of the term.

3.02 - PERCENTAGE RENT

        (a) In addition to Fixed Annual Minimum Rent, Tenant shall, in the manner, upon the conditions and at the times hereinafter set forth, pay to Landlord percentage rent ("Percentage Rent") equal to [***] of "Gross Receipts" (defined in Section 3.03) in excess of [***] ("Annual Minimum Gross Receipts") per "Lease Year" (defined in Section 3.10). Percentage Rent shall be payable as hereinafter provided without any diminution, deduction or set-off whatsoever, except as provided in Section 3.02(b), and without prior notice or demand.

        (b) Percentage Rent, if any, shall be paid by Tenant to Landlord, in quarter-annual installments computed on all Gross Receipts during each three (3) month period of the term hereof (i.e., periods from January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31 (each a "Quarter-Annual Period" and collectively the "Quarter-Annual Periods")) in excess of [***] of Annual Minimum Gross Receipts then in effect. Any Percentage Rent becoming due shall be payable on or before the applicable January 15, April 15, July 15 and October 15 next following the applicable quarter end of each Lease Year. In the event that the total of the quarterly installments of Percentage Rent for any Lease Year does not equal the annual Percentage Rent computed in accordance with the formula set forth in Subsection 3.02(a), then, on or before January 15 following each such Lease Year, Tenant shall pay to Landlord any deficiency, or Landlord shall refund any overpayment to Tenant within fifteen (15) days after receipt of Tenant's Annual Statement of Gross Receipts.

        (c) Notwithstanding anything contained in this Section 3.02 to the contrary, the Percentage Rent for any Lease Year having less than twelve (12) full months shall be based upon the Gross Receipts for the twelve (12) month period immediately following the Commencement Date (as to the first Lease Year) and for the twelve (12) month period immediately preceding the expiration or earlier termination of the Lease (as to the final Lease Year). The Percentage Rent due for such period shall be established by multiplying the Percentage Rent which would have been due for such twelve (12) month period had the Gross Receipts for such period been multiplied by the applicable percentage in this Lease, by a fraction, the numerator of which is the number of days in such partial Lease Year and the denominator of which is 365.


        (d) Provided that Tenant is not in default under this Lease beyond any applicable cure period and has been open and continuously operating its store in the entire Premises from the Term Commencement Date through the last day of the fifth (5th) Lease Year of the Initial Term (except for periods Tenant is not able to be so open and operating as a result of force majeure, casualty, eminent domain, or remodeling (provided Tenant is not closed as a result of remodeling for more than five (5) days in the aggregate in any Lease Year)), then in the event that Gross Receipts for the fourth (4th) and fifth (5th) Lease Year of the Initial Term, when averaged, are less than [***], Tenant may, at its option, elect to terminate this Lease by giving Landlord written notice thereof, which notice shall be given not later than thirty (30) days after the last day of the said fifth (5th) Lease Year. Time is of the essence with respect to the giving of such notice. If Tenant timely gives Landlord such a notice of termination of this Lease and the conditions for such termination as provided above in this
Section 3.02(d) have been satisfied, then this Lease shall automatically terminate without any further action or notice by either party hereto, on the date that is thirty (30) days after the date Landlord receives such notice of termination; and from and after such date of termination, Tenant shall have no further right, title or interest in or to the Premises. If Tenant does not notify Landlord of its election to terminate this Lease in accordance with this
Section 3.02(d) or if the conditions for such termination as provided above in this Section 3.02(d) have not been satisfied, then this Lease shall continue in full force and effect in accordance with and subject to its terms, and Tenant shall have no further right to terminate this Lease pursuant to this Section 3.02(d). If Tenant is not open and operating in the entire Premises continuously throughout the said fifth (5th) Lease Year, as a result of force majeure, casualty, eminent domain, remodeling or for any other reason, then for purposes of determining whether Tenant has the right to terminate this Lease under this
Section 3.02(d), Tenant's Gross Receipts for any such period of time shall be deemed



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


to be the Gross Receipts for the corresponding period of time in the first (1st) Lease Year prior to the fifth (5th) Lease Year for which Tenant was open and operating in the entire Premises during such corresponding period of time.


3.03 - GROSS RECEIPTS DEFINED

        (a) The term "Gross Receipts" as used in this Lease is defined to mean receipts from sales of products or services by Tenant exclusively at, in, on, or from the Premises (including any sales made via personal computer, "Home Shopping" television sales, catalog, direct mail telephone or electronic sales at, in, on, or from the Premises) whether such sales be evidenced by check, contract rights, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale or rental of goods, wares and merchandise, and from fees and charges for the use by customers of Tenant"s simulators and racing entertainment center, and for services performed on or off the Promises to the extent relating to sales made from the Premises, together with the amount of all orders taken or received at the Premises, whether such orders are filled from the Premises or elsewhere, and whether such sales are made by means of merchandise or other vending devices in the Premises. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor.

        (b) Notwithstanding anything herein to the contrary the following shall not be included in Gross Receipts:

                (1) Sales of merchandise returned and claimed to be defective or unsatisfactory, provided such sales have been included in Gross Receipts and deducted from Gross Receipts shall be the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange is included in Gross Receipts.

                (2) The amount of any sales tax, so-called luxury taxes, excise taxes, gross receipt taxes, entertainment taxes, so-called "drop taxes" and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of merchandise or services and collected from customers or included in the retail selling price use, imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers; provided, however, no franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever.

                (3) The sales price of merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon.

                (4) The sums and credits received in settlement of claims for loss or damage to merchandise or other property located at the Premises.

                (5) The consideration received in connection with a sale of inventory which occurs other than in the ordinary course of Tenant"s business, including, but not limited to, a sale in bulk or to a jobber, liquidator or assignee.

                (6) Receipts from public telephones and vending machines used exclusively by Tenant"s employees.

                (7) Bankcard discounts (e.g., Visa, MasterCard, etc.), interest, carrying charges, or other finance charges in respect of sales made on credit, as well as any penalty charged by Tenant for a returned check.

                (8) Sales of fixtures, trade fixtures, or personal property that are not merchandise held for sale at retail.

                (9) The amount of any discounted sales to employees of Tenant, not to exceed [***] of Gross Receipts in any Lease Year; provided, however, that discounted or complimentary use of Tenant"s games and entertainment attractions (including, without limitation, the driving simulators) by Tenant"s employees during such employees" normal working hours shall not be included in Gross Receipts.

                (10) The amount of any discount in sales made to senior citizens.

                (11) Revenue received from mailing, alterations, delivery or other services performed on a non-profit basis for the benefit of customers.

                (12) Tenant's accounts receivable, not to exceed [***] of Gross Receipts in any Lease Year, which have been determined to be uncollectible for federal income tax purposes during the applicable Lease Year, provided however, that if such accounts are actually collected in a later Lease Year, the amount shall be included in Gross Receipts for such later Lease Year.

                (13) Amounts received for merchandise transferred to any other place of business of Tenant (or its subtenants, concessionaires and/or licensees) or to any business organization affiliated with Tenant wherever located, provided such merchandise is not used to fill a sale made in, at, or from the Premises.

                (14) The amount of any discounts given for promotional coupons that are redeemed from time



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

                        to time.

                (15) Gift certificates until such time as the certificates are redeemed.

                (16) Amounts received in connection with remote site promotional activities.

                (17) Promotional fees earned by Tenant with respect to goods or services offered for sale.

                (18) Rents, subrents or other consideration received in connection with an assignment sublease, license, concession or other transfer of any portion of the store (however, Gross Receipts of any such transferee shall be included), including license fees otherwise payable by Tenant in connection with a third party license agreement.

                (19) To the extent they are not made at a profit to Tenant sales passed through to caterers or other parties providing services in connection with private parties for Tenants customers at the Premises.

        (c) In the event any portion of the Promises shall be operated by one or more of Tenant's departments or divisions, or if Tenant shall, in accordance with all of the terms, covenants, and conditions of this Lease, assign this Lease or enter into any sublease, license, concession or other use or occupancy agreement with respect to all or any part of the Premises, then there shall be included in the Gross Receipts for the purpose of determining the Percentage Rent payable under this Lease all of the Gross Receipts generated by such departments or divisions, subtenants, assignees, licensees, concessionaires and all such other persons, individuals and for entities (collectively referred to as "Affiliates") generating such Gross Receipts, it being the intention of the parties hereto that all Gross Receipts generated at or from the Premises shall be included in Gross Receipts for the purpose of determining Percentage Rent as defined herein. Tenant agrees that any assignment sublease, license or concession, use or occupancy agreement entered into by Tenant with any Affiliates shall contain provisions setting forth the procedure for determining, recording and reporting Gross Receipts by Affiliates which are subject to the review and approval of Landlord as being in conformance with this Section 3.03(c). Such provisions shall contractually obligate Affiliates to the same procedures set forth in this Lease for determining, recording and reporting Gross Receipts.

3.04 - TENANT'S BOOKS AND RECORDS

        Tenant agrees to prepare and keep on the Premises or at its principal office for a period of not less than three (3) years following the end of each Lease Year, accurate books of account and records of daily Gross Receipts, including without limitation all federal, state and local tax returns, and copies of relevant contracts, checks, vouchers, inventory records, dated cash register tapes, sales slips and such other documentation as would enable Landlord to make a full and complete audit of Gross Receipts ("Books and Records"), as more particularly set forth In Section 3.07 below. Tenant agrees that all Gross Receipts shall be registered at the time each sale or transaction is made In cash registers or other devices or other electronic or technology based systems containing locked-in cumulation capacity, such systems to be consistent with Tenant's normal business practices.

3.05 - REPORTS BY TENANT

        Within twenty (20) days after the end of each Quarter-Annual Period as set forth in Section 3.02 above, or a portion thereof, during the term of this Lease, Tenant shall furnish to Landlord a written statement setting forth the amount of Gross Receipts and an itemization of any deductions or exclusions taken from Gross Receipts for such previous Quarter-Annual Period. Tenant also agrees that it will furnish to Landlord within sixty (60) days after the end of each Lease Year or Partial Lease Year, an annual statement, showing in all reasonable detail the amount of Gross Receipts and an itemization of any deductions or exclusions relating to such Lease Year or Partial Lease Year and the amount of Percentage Rent due Landlord ("Actual Percentage Rent"). Each Quarter-Annual and Annual statement required by this Section 3.05 shall be certified by Tenant or one of Tenant's executive officers and shall be subject to further certification as provided in Section 3.07.

        In the event Tenant fails to furnish Landlord with a Quarter-Annual or Annual statement within the required time period and within ten (10) days after notice from Landlord, and in the manner set forth in this Section 3.05, then the Gross Receipts for such Quarter-Annual Period or year, as the case may be, shall, at Landlord's option, be deemed to be equal to Tenant's highest previously reported quarterly or annual Gross Receipts, and if such failure continues for ten (10) days following notice from Landlord, Tenant shall pay to Landlord, as liquidated damages. the sum of [***] per month until such statement is received. In addition, if Tenant is delinquent in furnishing Landlord with the annual statement of Gross Receipts and such failure continues for ten (10) days following notice from Landlord, the immediately following audit the Landlord conducts pursuant to Section 3.07 below shall be at Tenant's expense.

3.06 - NON-WAIVER

        The acceptance by Landlord of payments of Percentage Rent and statements of Gross Receipts shall be without prejudice to Landlord's right to examine Tenant's Books and Records in order to verify the amounts thereof.

3.07 - RIGHT TO EXAMINE AND AUDIT BOOKS AND RECORDS

        At its option, Landlord may, during regular business hours and upon ten
(10) days' prior written notice to Tenant, examine the Books and Records or cause a complete audit to be made of the Books and Records (including the books and records of any subtenant, operator, concessionaire or licensee or of any other store operated by Tenant within the [***] radius as more specifically set forth in Section 6.03 of this Lease) for the period covered by any statement required to be furnished by Tenant as set forth above; provided, however, any such audit or examination shall be conducted in such a manner as to minimize any interference with Tenant's business operations. In the event such examination discloses that Tenant has intentionally or fraudulently understated Gross Receipts by [***] or more, Tenant agrees to pay to Landlord the reasonable cost of such examination


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


and audit, plus a [***] administrative fee. In the event that such examination or audit discloses that Tenant has understated Gross Receipts by [***] or more, then, in addition to the foregoing, at Landlord's option, the term of this Lease shall expire ten (10) days after Tenant's receipt of a termination notice from Landlord. Any additional Percentage Rent found to be due and owing to Landlord as a result of any examination or audit shall immediately be due and payable and interest shall accrue on the unpaid portion thereof at a per annum rate ("Default Rate") equal to the lesser of (i) the maximum interest rate permitted by law, or (ii) the prime rate of interest from time to time charged by Citibank, N.A. (or its successors) to its most credit worthy corporate borrowers, plus [***].

3.08 - DELINQUENT PAYMENTS

        If during the term of this Lease Tenant fails to pay the full amount of the Fixed Monthly Minimum Rent Percentage Rent or "Additional Rent" (defined in
Section 3.09) within five (5) days when the same was due and payable, then interest at the Default Rate. shall accrue on the unpaid amount from and after the date on which any such sum shall be due and payable, and such Interest, together with a Late Charge of [***] for each past due payment to cover the extra expense involved in handling such delinquency, shall be paid to Landlord at the time of payment of the delinquent sum. Landlord shall have the right to apply any payments made by Tenant first to any deficiency in the payment of the interest and administrative charges provided for hereunder. Any payment to be made by Tenant under this Lease shall be deemed to have been paid upon the date that it is received by Landlord. The provision for a Late Charge and interest herein shall not be deemed to grant Tenant any grace period or extension of time or prevent Landlord from exercising its other rights under this Lease. Tenant shall pay to Landlord an administrative fee of [***] for each and every check submitted by Tenant which is dishonored. If Landlord receives from Tenant two or more checks which have been dishonored, all checks from Tenant thereafter shall, at Landlord's option, be either certified or cashier's checks.

3.09 - ADDITIONAL RENT

        All rents, charges, costs, expenses, reimbursements, fees, interest, and other payments to be made by Tenant to Landlord under this Lease, other than Fixed Annual Minimum Rent and Percentage Rent, shall be deemed to be "Additional Rent."

3.10 - DEFINITION OF LEASE YEAR AND PARTIAL LEASE YEAR

        The term "Lease Year" is defined to mean a period of twelve (12) consecutive calendar months commencing on the first day of January. Any portion of the term which is less than a Lease Year shall be deemed a "Partial Lease Year" and computations requiring proration shall be made on a per diem basis using a 365 day year. In order to achieve uniformity in the operation of the Shopping Center, Landlord reserves the right to designate and change the beginning and ending day of the Lease Year, notice of which shall be given to Tenant in writing: provided, however, no such change shall in any way increase Tenant's obligations or reduce Tenant's rights hereunder.

3.11 - PLACE FOR PAYMENTS

        Tenant shall deliver to Landlord all payments of Fixed Monthly Minimum Rent, Percentage Rent and Additional Rent at the office of Landlord shown at the beginning of this Lease or such other place as may be designated by Landlord in writing.

        Nothing contained in this Section 3.11 shall relieve Tenant of the obligation to pay by the dates due, any and all such payments payable by Tenant under this Lease.

                                   ARTICLE 4

                                     TAXES

4.01 - REAL PROPERTY TAXES

        (a) Landlord will pay in the first instance all real property taxes (which shall include property tax assessments, water and sewer rent rates and charges, parking and environmental surcharges, and any other governmental charges, general and special, ordinary and extraordinary) which may be levied or assessed by any lawful authority against land or improvements located in the Shopping Center (collectively "Real Property Taxes"). The amounts required to be paid by Landlord or any tenant or occupant of the Shopping Center pursuant to any Payment in Lieu of Tax Agreement entered into with a taxing authority having jurisdiction over the Shopping Center shall be considered for the purposes of this Lease to be included within the definition of Real Property Taxes.

        (b) During the term of this Lease, Tenant shall pay to Landlord as Additional Rent, Tenant's Allocable Share of all Real Property Taxes. Real Property Taxes shall include a charge equal to eighteen percent (18%) of the Real Property Taxes relating to the Common Areas. Tenant's Allocable Share shall be computed under Section 23.03(b) as of the first day of each respective Lease Year. If the Premises are separately assessed, then Tenant agrees to pay to Landlord, as Additional Rent, the amount of the Real Property Taxes separately assessed against the Premises including the land lying thereunder plus Tenant's Allocable Share of the Real Property Taxes assessed against the Common Areas of the Shopping Center.

        (c) Tenant agrees that following the Term Commencement Date, Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days after receipt of a bill therefor, the amount of Tenant's Allocable Share of all Real Property Taxes, computed as of the Term Commencement Date for the then current tax fiscal year(s). Such amount shall be calculated on the basis of the number of days (from the Term Commencement Date) remaining in each such current tax fiscal year. Thereafter, Tenant shall pay to Landlord, as Additional Rent, all sums due pursuant to Section 4.01(b) in monthly installments, in advance and without notice, on or before the first day of each month during the term of this Lease, in an amount estimated by Landlord, such that Landlord will have received the full



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
amount of Tenant's Allocable Share of Real Property Taxes in time for payment to applicable taxing authority when due. In the event Landlord is required to escrow Real Property Taxes, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Allocable Share of Real Property Taxes based upon the tax bills or assessment bills for each tax fiscal year. If the total amount paid by Tenant under this Section 4.01(c) for any tax fiscal year during the term of this Lease is less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the deficiency within thirty (30) days after demand therefor by Landlord. If the total amount paid by Tenant hereunder for any year exceeds the amount due from Tenant for such year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due from Tenant under this
Section 4.01(c). For the tax fiscal years in which this Lease commences and terminates, the provisions of this paragraph shall apply and, to the extent necessary, Tenant's liability for its Allocable Share of any Real Property Taxes for such year shall be subject to a pro rats adjustment based on the appropriate number of days of said tax fiscal years. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Real Property Taxes to which such bill relates.

        (d) Intentionally deleted.

        (e) Landlord may seek a reduction in the assessed valuation (for Real Property Tax purposes) of the Shopping Center or any portion thereof by administrative or legal proceeding. Tenant shall pay to Landlord Tenant's Allocable Share of Landlords costs for said proceedings, including counsel fees, appraisal fees and other similar expenses, within thirty (30) days after Tenant's receipt of a statement from Landlord therefor. Tenant's Allocable Share of such costs shall be computed under Section 23.03(b) hereof. Landlord shall reimburse Tenant for Tenant's Allocable Share of any refund of Real Property Taxes (after deducting any unpaid portion of Tenant's Allocable Share of Landlord's costs for such proceedings) resulting from any proceeding for which Tenant has paid Tenant's Allocable Share of Real Property Taxes.

        (f) Should any alteration or improvement performed by or for Tenant during the term of this Lease cause an increase in assessment, Tenant shall pay to Landlord the full cost of all Real Property Taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to Section 4.01(b).

        (g) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge or assessment upon or against the rents payable by Tenant to Landlord, or upon or against the Common Areas, whether by way of substitution for or in addition to any existing Real Property Tax or otherwise, Tenant shall be responsible for and shall pay Tenant's Allocable Share of such tax in the manner provided in Section 4.01(c). Notwithstanding anything to the contrary in this
Section 4.01(g), Tenant shall not be responsible for payment of any income taxes attributable to Landlord.

        (h) Tenant's 1999 Real Property taxes will be calculated at $10.84 per square foot of the Premises, which is based upon Landlord's actual 1999 PILOT payment. Notwithstanding anything to the contrary in this Lease: increases in Tenant's contributions for Real Property Taxes shall be limited to the actual increases in Real Property Taxes as imposed by the taxing authorities.

4.02 - TENANT'S TAXES

        Tenant shall, at all times, be responsible for and pay, before delinquency, all municipal, county, state or federal taxes charged against Tenants income, sales, fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises, and any tax now or hereafter charged against Tenant on any other basis.

                                   ARTICLE 5

                           CONSTRUCTION AND FINANCING

5.01 - LANDLORD'S WORK

        Prior to the Term Commencement Date, Landlord shall perform all items of "Landlord's Work." if any, described in Exhibit B attached hereto and made a part hereof, in accordance with the Outline Specifications set forth in Exhibit D attached hereto and made a part hereof. Tenant agrees to accept the Promises in its "as is" condition on the date possession of the Premises is made available to Tenant without any express or implied warranty concerning the condition of the Premises by Landlord or its agents, and agrees, at its sole cost and expense, to complete all improvements necessary to prepare the Premises for the conduct of Tenant's business in the Premises In accordance with the Outline Specifications set forth in Exhibit D. Tenant represents, warrants and covenants that it shall build out the Premises in full conformance with plans approved by Landlord or Tenant shall be deemed In default of this Lease. In the event of such default, Landlord shall have the right to terminate this Lease, in addition to all other rights and remedies available to Landlord under applicable law or under this Lease. Any non-standard item of Landlord's Work requested by Tenant or necessitated by Tenants location, space plans or business operation shall be performed by Landlord at Tenant's additional cost, plus [***] for profit and [***] for administration. Landlord hereby warrants to Tenant that to Landlord's best knowledge the Premises do not contain any asbestos-containing materials or other reportable amounts of hazardous or toxic materials.

5.02 - TENANT'S WORK

        (a) Prior to the Term Commencement Date, Tenant, shall at its sole cost and expense perform "Tenant's Work" described in Exhibit C attached hereto and made a part hereof, in accordance with the Outline Specifications set forth in Exhibit D. Any item of Tenant's Work which Tenant requests Landlord to perform on the Tenant's behalf and which Landlord agrees to undertake shall be provided to Tenant at Tenants additional cost, plus [***] for profit and [***] for administration. Tenant acknowledges its ability to perform Tenant's Work, and no delay in its performance shall cause or be deemed to cause any delay or postponement in the Term Commencement Date. Tenant shall be responsible for obtaining, at its sole cost and expense, any necessary

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

permits, approvals or related consents which relate to Tenant's particular use of the Premises or to Tenant's Work or any other work performed by Tenant pursuant to this Lease, including any building permits required for the construction of Tenant's Work. With respect to any permits, approvals or related consents which relate to the Shopping Center in general and not to Tenant's particular use of the Premises or to Tenant's Work or any other work performed by Tenant pursuant to this Lease, Landlord and not Tenant shall be obligated therefor. Landlord knows of no such mitigation, impact, or discretionary fees related to the development of the Shopping Center in general which were deferred by Landlord and would result in unexpected costs to Tenant. Tenant agrees that its design plans and its operations shall take into account the [***] which may affect adjacent tenants or the Common Areas. Accordingly, Tenant agrees that its design plans shall incorporate such reasonable steps and procedures as are known to Tenant or Tenant's contractors to eliminate or substantially reduce any [***] that may be felt or heard outside of the Premises. These steps shall include:

        i)      [***] walls, floor, and ceiling construction;

        ii)     [***];

        iii)    [***] of all openings, cut-outs, and dissimilar surfaces.

For purposes of operational standards, Tenant [***] wall, floor and ceiling construction such that noise emitted from the Premises will not exceed 65dbA when measured from outside the Promises.

Tenant shall submit its Design Drawings to Landlord in compliance with Exhibit "D". Upon Landlord's approval of Tenant's Design Drawings (as Tenant may agree to modify such plans and specifications in response to Landlord's comments thereto in accordance with the following sentence), then Landlord will be deemed to have approved the measures taken by Tenant to minimize vibration and, thereafter, Tenant shall not be in default under the Lease as a result of vibration associated with the permitted use of the Premises.

In the event that Landlord and Tenant are unable to agree as to the "reasonableness" of the steps and procedures requested by Landlord to [***], the dispute shall be submitted to arbitration pursuant to Section 23.18 hereof for a determination as to whether such steps are "reasonable".

        (b) Tenant agrees to obtain and maintain, or to cause Tenant's contractors to obtain and maintain, at Tenant's or Tenant's contractor's expense, for so long as Tenant's Work continues, public liability insurance, builder's risk property insurance covering Tenant's Work, and Workers' Compensation insurance protecting from and against any and all liability for death of or injury to persons or damage to property caused in or about the Premises, or by reason of the construction of Tenant's Work. Tenant shall furnish to Landlord certificates evidencing said coverage prior to the commencement of Tenant's Work (see Exhibit D for further insurance requirements).

5.03 - PAYMENT

        Any payment to be made by Tenant to Landlord for items of Landlord's Work to be completed by Landlord as provided in Section 5.01, or for any items of Tenant's Work which Tenant requests Landlord to perform and which Landlord agrees to undertake as provided in Section 5.02, shall be paid for by Tenant, as Additional Rent, within [***] days after receipt of a bill therefor.

5.04 - FINANCING

        (a) Intentionally deleted.

        (b) Intentionally deleted.

        (c) If Landlord can obtain approval of this Lease from a mortgagee for the purposes of financing or refinancing only upon the basis of reasonable modifications of terms and provisions of this Lease, then Tenant shall not unreasonably withhold its consent thereto provided that such lease modifications do not relate to those provisions pertaining to size or location of the Premises, length of the term, or amount of Fixed Annual Minimum Rent, Percentage Rent, Additional Rent, the Abatement or the Permitted Use and do not increase Tenant's obligations or decrease Tenant's rights.

        (d) Within fifteen (15) days of request by Landlord in connection with any financing or sale of the Shopping Center, which request shall not be made more than once per Lease Year, Tenant or any Guarantor shall provide to Landlord a statement of Tenant's Gross Sales for the preceding period since the Term Commencement Date.

                                   ARTICLE 6

                         CONDUCT OF BUSINESS BY TENANT

6.01 - USE OF PREMISES AND TRADE NAME

        Throughout the term, Tenant shall use the entire Premises solely for the purpose as set forth in Section 1.03 and shall operate its store in the Premises under the trade name set forth in Section 1.03. Tenant shall not use or permit, or suffer the use of the Premises, or any part thereof, for any other business or purpose or under any other trade name.

6.02 - TENANT'S OPERATING COVENANT

        Subject to Section 23.04 below, Tenant shall occupy the Premises on and after the Term Commencement Date and shall continuously operate its store in the entire Premises during the full term of this Lease. Tenant shall operate the Premises in a manner consistent with the majority of the other stores operated by Tenant as of the date


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


hereof under the same trade name and having the same or similar use as the use as provided for In this Lease, and with due diligence and efficiency. Tenant shall carry at all times in the Premises a stock of merchandise of a size, character and quality as is in keeping with a first class regional shopping center. Tenant shall use for office, storage, or other non-selling purposes only such space as is reasonably required for the proper operation of Tenant's retail business in the Premises. Tenant shall conduct its business in the Premises during regular published Shopping Center hours of business (as of the date of this Lease, those hours are Monday through Saturday, 10:00 am until 9:30 pm and Sunday 11:30 am until 6:00 pm), which hours are subject to change at Landlord's direction from time to time. Tenant acknowledges and agrees that the Shopping Center's success is dependent upon the continued operation of Tenant's business, and that the maintenance of the character and quality of the Shopping Center is enhanced by the continued occupancy of the Premises and the regular conduct of Tenant's business as required herein. In the event Tenant ceases operation prior to the termination date set forth in Section 2.02, Landlord shall have the right to obtain a court order for specific performance of the operating covenant as set forth In this Section 6.02. If during any period Tenant shall fail to operate the Premises provided herein, then after the second (2nd) such failure in any Lease Year, Tenant shall pay as liquidated damages, as a reasonable estimate of damages suffered by Landlord due to the loss of Percentage Rent, the damage to the character and quality of the Shopping Center and other non-quantifiable adverse effects caused by Tenant's failure to continually operate, a sum equal to [***] of the Fixed Annual Minimum Rent for the portion of the term during which such failure continues. The payment of such sums shall not relieve Tenant of any of its obligations under this Lease. Tenant shall have the right to enter the Premises at any time during the term of the Lease. Notwithstanding anything to the contrary in this Section 6.02, Tenant shall be permitted to be open for business until the later of (i) 2:00 a.m. or (ii) as late as any other tenant located on the commons level of the Shopping Center is permitted to be open without incurring any extra hours charge as set forth in
Section 7.06 below. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not be obligated to continuously operate from the Premise during periods which (i) Tenant is carrying on remodeling activities, provided prior Notice of such activities has been delivered to Landlord, (ii) Tenant is closed for the taking of inventory (not to exceed four (4) days per Lease Year), or (iii) Tenant's use and occupancy of the Premises is prohibited by any law, ordinance, order or other act of any judicial, governmental or quasi-governmental authority. Notwithstanding anything to the contrary in this
Section 6.02, to the extent that Landlord is obligated to do so according to leases between Landlord and any theater in the Shopping Center, Landlord will illuminate and secure the Common Areas and exterior parking areas which are immediately adjacent to the Premises and the exterior entrance to the Shopping Center which is nearest to the Premises. Landlord represents and warrants that it currently has a lease with Hoyt's Cinemas Corporation which commenced on October 15, 1990 and has an initial term of twenty-five (25) years and a full-term operating covenant. In the event Landlord is not obligated by the terms of its lease with any theater in the Shopping Center to illuminate and secure said Common Areas and exterior parking areas after then-current published Shopping Center hours of business, and Tenant requires such illumination and security, then Tenant shall be obligated to pay, as Additional Rent and within thirty (30) days after receipt of a bill therefor, its proportional share of the costs associated with such after-hours illumination and security. Tenant's proportional share of such costs shall be the product of multiplying the amount of said costs by a fraction, the numerator of which is the number of square feet of the Premises as set forth in Section 1.01, and the denominator of which is the total number of square feet of premises occupied by any other tenant or occupant of the Shopping Center which is also open and operating its business in the Shopping Center during such additional hours as Tenant requires after-hours illumination and security.

6.03 - COMPETITION

        During the term of this Lease, Tenant shall not directly or indirectly, without the prior written consent of Landlord, operate, manage, franchise, license or have any interest in any other business located within a radius of five (5) miles from the outside boundary of the Shopping Center, which business is engaged in the same or substantially the same use as the use provided for in this Lease; nor, if Tenant is a corporation, shall any then current officer or director, or any then current shareholder owning more than ten percent (IO%) of the issued and outstanding stock of Tenant, nor any entity that: (a) 50% or more of which is owned by Tenant, or (b) owns 50% or more of Tenant, or (c) 50% or more of which is owned by an entity that owns 50% or more of Tenant; or of any then current officer, director or ten percent (10%) shareholder of Tenant), have any such interest without the prior written consent of Landlord; nor, if Tenant is a partnership, shall any then current partner or any member of the immediate family of any then current partner have any such interest without prior written consent of Landlord. If, during the first five years of the term, Tenant or any such officer, director, shareholder, affiliate, partner or family member does operate, manage, franchise, license or have any interest in any such business without the prior written consent of Landlord, Landlord shall have the right, at its option, as its sole and exclusive remedy, to obtain a court order for specific performance of the operating covenant as set forth in Section 6.02 of this Lease and, as liquidated damages and not as a penalty, to require that gross receipts (defined as in Section 3.03 of this Lease, except that where reference is made to the Premises, it shall in this case refer instead to the location of such other business of Tenant or any such officer, director, shareholder, affiliate, partner or family member as more specifically described herein) resulting from such business shall be included in the amount of gross receipts used to compute Percentage Rent hereunder. After the first [***] years of the term, if Tenant or any such officer, director, shareholder, affiliate, partner or family member does operate, manage or have any interest in any such business without the prior written consent of Landlord, Landlord shall have the right, at its option, in addition to all other rights and remedies to which Landlord may avail itself pursuant to this Lease, to require, as liquidated damages and not as a penalty, that [***] of gross receipts resulting from such business shall be paid to Landlord. The prohibitions in this Section
6.03 shall extend to and expire on the termination date set forth in Section
2.02 hereof notwithstanding any earlier termination resulting from Tenant's default hereunder.

6.04 - OTHER BUSINESS PRACTICES

        (a) Tenant shall keep the Premises and all show windows and signs and any loading area and other areas allocated for the sole use of Tenant in good, neat and clean condition. Tenant shall keep the Premises and any service area contiguous to or part of the Premises free of debris, rubbish, garbage, posts, rodents and vermin caused by Tenant, and, upon two (2) days' written notice by Landlord to Tenant of Tenant's failure to do so, Landlord may remove such debris, snow and ice, rubbish, garbage, pests, rodents and vermin and charge Tenant the reasonable out-of-pocket costs incurred by Landlord for such removal, plus [***] for administration.

        (b) Tenant shall keep its display windows stocked and electrically lighted during such periods of time as may from time to time be required by Landlord of substantially all other retail businesses in the Shopping Center.


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
        (c) Tenant shall load and unload its merchandise, equipment and supplies and remove its rubbish only by way of the loading area and service doors designated by Landlord for Tenant's use; provided, however, that Landlord will not unreasonably withhold its consent to Tenant's use of the service doors or loading dock available for common usage by tenants in the Shopping Center and which is closest to the Premises.

        (d) Tenant shall not knowingly and willfully commit nor permit any act or practice which may tend to injure the building occupied by Tenant, nor permit its equipment to be a nuisance to other tenants, nor keep goods, foods, rubbish, inventory, or merchandise on or obstruct the mall area or sidewalks or other areas outside the Premises, nor conduct or permit any fire, bankruptcy, auction or going-out-of-business sale, nor erect or retain any sign, light, lettering, inscription, symbol or mark which is not approved by Landlord, nor install any antenna, fixture, or improvement outside of the Premises, nor sell or display merchandise outside the Promises.

        Notwithstanding the foregoing, Tenant shall be permitted to place professionally generated signs, advertisements and decorations within the Promises consistent with Tenant's other operations. Anything contained in this Lease to the contrary notwithstanding, Tenant shall be permitted to install a video wall or mounted video screen or panel within the Premises which may be visible to customers from outside the Premises.

        Notwithstanding anything contained in this Section 6.04 to the contrary, subject to compliance with Legal Requirements and Landlord's prior written reasonable approval of plans and specifications, and further provided that the satellite dish and/or other electronic transmitter (in either case a "satellite dish") and the screen or covering, if any, hereinafter described shall be for the exclusive use of Tenant, shall not penetrate the roof unless otherwise agreed in writing by Landlord, and shall not be visible from any part of the Common Area or public roadways adjoining the Shopping Center and shall not interfere in any material respect with access to the Building roof by any others, Tenant shall have the right to install one (1) three foot (3') or smaller satellite dish on the Building roof at the location designated by Landlord. Tenant shall, if necessary and at its sole cost and expense, construct a screen or other covering structure around the satellite dish to prevent visibility from the Common Areas or public roadways adjoining the Shopping Center. The cost of installation and maintenance of the satellite dish and screen or other covering structure (including temporary removal thereof, if required, in connection with any repairs or other work to the Building deemed necessary or desirable by Landlord) shall be borne solely by Tenant. The reasonable cost of any repairs to the roof which are necessitated by the installation and/or repair of the satellite dish and screen or covering, if constructed, shall be borne solely by Tenant and paid to Landlord upon demand as Additional Rent hereunder. Upon expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove any satellite dish and screen or covering, if constructed, and Tenant shall repair any damage to the roof occasioned by such removal. Tenant further agrees to defend, indemnify and hold harmless Landlord from and against all claims, losses, costs and expenses (including without limitation reasonable attorneys' fees) suffered or incurred by Landlord arising out of the existence of Tenants satellite dish and screen or covering, if constructed. In addition, Tenants liability endurance policies shall include special endorsements protecting Landlord and all other parties required to be additional insureds pursuant to Section 12.06 against any liabilities that may arise out of the existence or installation and removal of Tenant's satellite dish and any screen or covering. In connection with all work related to the Installation, repair, maintenance and removal of the satellite dish and screen or other covering structure, Tenant shall request from Landlord a list of three (3) competitively priced contractors acceptable to Landlord, which Landlord shall provide to Tenant within fifteen (15) business days following written request. All such work shall be performed by one of Landlord's designated contractors and shall be conducted with notice to Landlord as provided in Section 10.02(e) of this Lease.

        (e) In all of Tenants printed material distributed primarily within Syracuse, New York and that refers to the location of the Premises (by newspaper, radio, television or otherwise), Tenant shall include in any reference to Tenant's place of business the name (and where appropriate the symbol) of the Shopping Center.

        (f) Tenant agrees to store in the Premises only such merchandise as is to be offered for sale at retail from the Premises within a reasonable time after receipt; to store all trash and refuse in adequate containers within the Premises and to maintain such containers in a healthy, safe, neat, odor free and clean condition and in a location so as not to be visible to members of the public shopping in the Shopping Center, and to attend to the daily disposal thereof in the manner designated by Landlord; and to conform to all rules and regulations which Landlord may make in the management and use of the Shopping Center requiring such conformance by Tenant and Tenants employees. If the Premises are used for the sale of food, Tenant shall store all trash, refuse and garbage in a garbage storeroom or compartment which Tenant shall install and keep in good repair at its sole expense. Landlord may require that the Premises be periodically treated against pests, rodents or vermin, and in such event, Tenant will, at its sole cost and expense, enter into a contract with a professional pest control service for the performance of such work, which contract and service shall be selected by Tenant but subject to Landlord's prior approval.

        (g) Landlord may establish a central station trash compactor and/or recycling service (including, but not limited to, compactor and container cost, hauling, landfill charges, taxes or any other special charges relating to such trash compactor and/or recycling service) or contract for the removal of trash at the Shopping Center. If Landlord establishes a central station trash compactor and/or recycling service, Tenant agrees to pay as Additional Rent the sum of [***] per month for the cost of Tenant's share of such service. It is agreed that this charge may be increased periodically from the date of this Lease as Landlord's expenses increase (in which event, the cost of Tenant's share of such service shall increase only by the percentage by which Landlord's expenses actually increase) or as the volume of Tenant's trash increases. If at any time Landlord elects to contract for trash removal and/or recycling, Tenant agrees to use said contractor for its trash removal and/or recycling and pay when due all charges at the rate established therefor from time to time. Tenant may, however, contract with an entity other than that designated by Landlord in the event that Landlord's designated contractors rates are not reasonable and competitive with alternative services available to Tenant. If Tenant fails so to pay for trash removal and/or recycling, Landlord shall have the same remedies (even if such payment is due to such contractor and not to Landlord) as Landlord has for nonpayment of rent hereunder. Tenant shall comply with all applicable Governmental Orders as defined in (Section 18.01) in conjunction with the sorting or recycling of trash or refuse.

        (h) Tenant shall comply with all further reasonable rules and regulations for the use and occupancy of the Shopping Center as Landlord from time to time promulgates for the best interests of the Shopping Center, provided that if Tenant disputes the reasonableness of any further rule or regulation, Tenant shall notify Landlord within thirty (30) days after Tenant is provided with a copy thereof, and the dispute shall be submitted to arbitration pursuant to Section 23.18. In the event of a conflict between the Lease and such rules or regulations, then the term of the Lease shall govern.


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

6.05 - MARKETING FUND

        (a) Tenant shall make a contribution, in the manner set forth in Section 6.05, to a Marketing Fund to be administered by Landlord. The Marketing Fund will be used for advertising, customer services, promotion, public relations, market research and administrative expenses which, in the sole opinion of Landlord, will sustain and improve the market penetration and promotional needs of the Shopping Center. Landlord acknowledges and agrees that Tenant is a party to a license agreement and that Tenant's advertising, use and display of the Trade Name and the logo and trademarks associated therewith may be subject to the licensor's consent as set forth in the license agreement; therefore, Landlord agrees not to use Tenant's Trade Name in any advertising or promotional medium without Tenant's consent; provided, however, notwithstanding the foregoing, Landlord shall be permitted to (i) use Tenants Trade Name in any directory or other listing which contains the names of substantially all of the tenants or occupants of the Shopping Center and (ii) utilize photographs, slides, videos, or other similar images of the Shopping Center that may include or depict the Premises or Trade Name.

        (b) From and after the Term Commencement Date, Tenant shall pay to Landlord, as an annual contribution to the Marketing Fund, the sum of [***] per square foot of the Premises, which sum shall be paid in advance in consecutive equal monthly installments on the first day of each month during the term. For any Partial Lease Year during the term of this Lease, or for any partial month, the amount of Tenant's contribution to the Marketing Fund shall be adjusted on a pro-rata basis to reflect such Partial Lease Year or partial month.

        (c) Upon the first day of January next following the date of this Lease and upon the first day of January of each Lease Year thereafter, Tenant's annual contribution to the Marketing Fund shall increase by [***] upon the first day of each January thereafter during the term of this Lease

                                   ARTICLE 7

                        COMMON AREAS AND OPERATING COSTS

7.01 - DEFINITION

        The term "Common Areas" shall mean the interior and exterior areas and facilities within the Shopping Center which are: (i) not leased to a tenant, or
(ii) by nature not leasable to a tenant for the purpose of the sale of merchandise or the rendition of services to the general public. Common Areas shall include but shall not be limited to all parking areas and facilities, roadways, driveways, entrances and exits, truck serviceways and tunnels, utilities, water filtration and treatment facilities, retention ponds or basins located within or outside the Shopping Center, retaining and exterior walls, sidewalks, open and enclosed mails, outside courts, landscaped and planted areas, escalators, stairways, elevators, service corridors, service areas, loading docks, hallways, public restrooms, community rooms or areas, roofs, equipment, signs and any special services provided by Landlord for the common or joint use and benefit of all tenants in the Shopping Center, their employees, customers and invitees.

7.02 - DEVELOPMENT OF COMMON AREAS

        Landlord shall make available from time to time such Common Areas, which may in part consist of areas made available by means of REA or other agreements, for the common benefit to the tenants and occupants of the Shopping Center as Landlord shall deem appropriate. Subject to the provisions of any REA Agreement, Landlord shall operate, manage, equip, heat, cool, ventilate, insure, repair and maintain such Common Areas for their intended purposes in such a manner as Landlord shall, in its sole discretion, determine. Landlord shall at all times have the right to determine, change or after the nature, extent, size or location of the Common Areas and Landlord shall not be subject to liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent on account of any such determination or change, nor shall any such action be deemed an actual or a constructive eviction of Tenant.

7.03 - USE OF COMMON AREAS

        Tenant and its officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord, subject to such regulations as Landlord may from time to time impose on a non-discriminatory basis, including the designation of the days and hours of operation and use and designation of specific areas in which motor vehicles owned or used by Tenant, its officers, employees, and agents must be parked. Tenant shall, upon request, furnish to Landlord the license numbers and descriptions of the motor vehicles operated by Tenant and its officers, agents and employees. If Landlord designates such parking areas, and if any motor vehicle of Tenant, or an officer, employee or agent of Tenant is parked in any other portion of the Shopping Center, Tenant shall pay to Landlord, upon demand, the sum of [***] for each such motor vehicle for each day, or part thereof, such motor vehicle is so parked, and Tenant hereby authorizes Landlord to tow or cause any such car to be towed to the then designated parking area, and Tenant hereby agrees to reimburse Landlord for the cost thereof upon demand. Tenant agrees to abide by such regulations and to use its best efforts to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord may at any time (i) close temporarily the Common Areas or any portion thereof, (ii) make repairs or changes to prevent the acquisition of public rights therein, (iii) discourage noncustomer parking, and
(iv) do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their permitted officers, employees, agents, customers, and invitees, to use any part of the parking areas and other Common Areas. Landlord shall have the sole and exclusive right to use the Common Areas for advertising purposes, promotions, exhibits, shows, displays, kiosks and such other similar uses. Notwithstanding the foregoing, Landlord shall not modify the Common Areas in any manner that would have a material adverse effect on pedestrian and vehicular traffic or that would materially limit the number of parking spaces reasonably required for the business and retail activities conducted or that otherwise would adversely affect access to the Premises or the building in which the Premises are located. Notwithstanding the foregoing, Landlord will not materially adversely interfere with (i) visibility of Tenant's storefront signage from the


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
enclosed mail immediately adjacent to the Premises, or (ii) access to the Premises from the enclosed mall immediately adjacent to the Premises. Notwithstanding anything to the contrary in this Section 7.03, Landlord recognizes that Tenant's prototype incorporates an open storefront design and Tenant shall be permitted to incorporate this element into the design of the Premises, provided such design does not violate any applicable laws or compromise the structural integrity of the Shopping Center. With Landlord's approval, not to be unreasonably withheld, Tenant shall have the right to use, at no additional cost to Tenant, a portion of the Common Area in front of the Premises for the purpose of displaying a NASCAR racing vehicle.

7.04 - COMMON AREA COSTS

        (a) Commencing on the Term Commencement Date, Tenant shall pay to Landlord, as Additional Rent, monthly in advance on the first day of each month, a sum equal to [***] of the Common Area Charge. The "Common Area Charge" shall be an annual charge of [***] per square foot of the Premises for the Common Area Costs defined in Section 7.04(b), subject to adjustment as provided in Section 7.05.

        (b) "Common Area Costs" shall mean the total costs and expenses incurred in operating, managing and maintaining the Shopping Center and the Common Areas, including but without limitation, such maintenance, repair, replacement and remodeling as shall be required in Landlord's sole and absolute judgment to preserve the utility thereof in the same condition and status as existed at the time of completion of the original construction. Common Area Costs shall also include Tenant's share of insurance costs.

7.05 - ADJUSTMENT TO PAYMENT

        Upon January 1, 2001 and upon the first day of January of each Lease Year thereafter, the amount of Tenant's Common Area Charge then in effect shall increase by [***]. Tenant acknowledges and agrees that Tenant shall have no right to audit Landlord's books and records concerning Common Area Costs. Notwithstanding anything to the contrary in this Section 7.05, the first such increase in Common Area Charges will be prorated on a per-diem basis.

7.06 - PAYMENT OF EXTRAORDINARY COMMON AREA COSTS

        If Tenant opens the Premises for business or remains open for business in the Premises at a time when Tenant is not required under the terms of this Lease to be open and when less than fifty percent (50%) of the total leased area of the buildings in the Shopping Center is open for business, then for each such day on which Tenant is open for business in the Premises, Tenant, as Additional Rent, shall pay to Landlord, in addition to and together with Tenant's payment of the Common Area Charge due Landlord as provided by Section 7.04, a sum equal to [***] of the monthly amount of Tenant's Common Area Charge.

                                   ARTICLE 8

                      ENERGY, UTILITY AND SPRINKLER COSTS

8.01 - ENERGY AND UTILITY CHARGES

        (a) Immediately after delivery of possession of the Premises to Tenant, Tenant shall make application to the appropriate local authority, municipality or other governmental agency to obtain direct service for Tenant's electric, natural gas, and other energy requirements. Tenant shall be solely responsible for the cost of obtaining such services and the cost of providing and installing any required meters, conduits, wiring and other facilities and equipment all of which shall be part of Tenant's Work. However Tenant shall not be obligated to pay any fees to the utility company for the initial connection of energy services to the Premises which relate to the Shopping Center in general and not to the Premises, and Landlord and not Tenant shall be obligated for any other fees payable to the utility company which relate to the Shopping Center in general with respect to the initial connection of energy services to the Premises. From and after the date Tenant first enters into possession of the Premises (or if the date Tenant obtains such energy service is sooner. then from and after the date such service begins). Tenant covenants and agrees to pay the authority, municipality or agency the cost of all energy provided to Tenant (including but not limited to all energy provided to the Premises, to Tenant's signs and to the HVAC units serving the Premises) when due and payable. As of the date of this Lease, Landlord has no knowledge that the energy provider will not provide direct service, and Tenant acknowledges that provision of such service is within the control of the energy provider and not Landlord.

        (b) Tenant shall pay the cost of all water and sewer used in or at the Premises. Landlord and Tenant acknowledge that water and sewer services for the Premises are as of the date of this Lease, provided by the local municipality to the Premises through Landlord. Accordingly, Tenant shall, at its cost and as part of Tenant's Work, install a water meter acceptable to Landlord and the local municipality; and Tenant shall pay Landlord for all water and sewer usage in and at the Premises based on the usage recorded by such meter and based on the rates charged to Landlord for water and sewer usage by the local municipality. Such payment calculation is subject to change if, as and when the billing methodology of said municipality for water differs from that set forth in this paragraph. The above payment structure shall continue in effect until such time as the Premises are directly supplied, metered and billed for water and sewer services by the local municipality. Immediately after delivery of possession of the Premises to Tenant, Tenant shall make application to the appropriate local authority. municipality or other governmental agency to obtain direct service for water and sewer services to the Premises. Tenant shall be solely responsible for the cost of obtaining such services and the cost of providing and installing any required meters and other facilities and equipment, all of which shall be part of Tenant's Work. From and after the date direct water and/or sewer service is available to the Premises, Tenant covenants and agrees to pay the authority, municipality or agency the cost of same provided to Tenant when due and payable.

        (c) (i) If as a result of Tenant's inability to obtain direct supply or Tenant's election not to obtain direct supply and metering for Tenant's natural gas, electric and other energy requirements as provided in subsection

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
(a) hereof, and if Landlord supplies service for Tenant's electric, natural gas, or other energy requirements, from and after the date which is the later of either the date when Tenant first enters into possession of the Premises or the date when Landlord commences supplying energy to the Premises, Tenant shall pay to Landlord monthly in advance on the first day of each month its "Energy Charges." as hereinafter defined.

                (ii) As used in this Lease "Energy Charges" shall be the product of multiplying the Energy Charge Calculation (herein defined) for all energy used or consumed in the Premises including without limitation, electricity, oil and gas times the unit prices for such energy determined in accordance with the then current utility rate schedules applicable to Landlord, plus a charge of [***] of such amount. Following the date that Tenant opens for business in the Premises, Landlord shall calculate Tenant's energy requirements on the basis of Tenant's construction plans, equipment and lighting lists, and the as-built condition of the Premises, assuming (1) a usage of not less than one hour before through one hour after the daily hours of operation of the Shopping Center and
(2) a loading factor based upon the total connected load of all electrical fixtures and equipment in the Premises ("Energy Charge Calculation). If Tenant requires additional hours of usage of energy within the Premises, Tenant shall make such request in writing to Landlord and Tenant's Energy Charges shall be adjusted accordingly. Prior to the completion of such Energy Charge Calculation and the submission to Tenant of a statement setting forth such calculation, Tenant shall pay Energy Charges as estimated by Landlord based upon the energy requirements of a typical store layout comparable to Tenant's proposed use and size of the Premises. Following completion of the Energy Charge Calculation, Tenant's energy billings and payment of Energy Charges shall be adjusted accordingly. Any delay in Landlord furnishing such Energy Charge Calculation to Tenant shall not in any way affect Tenant's obligation herein.

                (iii) Notwithstanding the provisions of subparagraph (c) (ii) of this Section 8.01 relating to use of the Energy Charge Calculation to calculate Energy Charges to the contrary, Tenant shall have the option to verify the amount of electrical energy used or consumed within the Premises by the installation of a checkmeter as hereinafter set forth. Such option may be exercised by Tenant upon not less than thirty (30) days' prior written notice to Landlord given prior to either (i) 60 days after Landlord commences supplying energy to the Premises (provided, however, that in no event shall the checkmeter period begin until after Tenants Work is fully completed and operational and Tenant is open for business to the public). or (ii) the first day of any Lease Year during the term of this Lease. Following such notice, Tenant shall install in the Premises. in accordance with the Outline Specifications set forth in Exhibit D and at Tenant's sole cost and expense, a utility-quality checkmeter for the purpose of verification of the electrical consumption within the Premises (the "checkmeter"). The checkmeter will be monitored monthly by Landlord and Tenant for a period of thirteen (13) consecutive full months (the "checkmeter period") beginning on the first day of the first full month following initial installation thereof and approval by Landlord. The first month's reading of the checkmeter will be used solely for determining a usage base reading over which subsequent readings will be measured. Landlord and Tenant shall on or about the first day of each month concurrently observe and record the checkmeter readings on forms provided by Landlord. The checkmeter shall be reset (for demand only) in the presence of both Landlord and Tenant representatives following the recording of monthly readings. During the checkmeter period Tenant shall pay Energy Charges for the Premises based on the Energy Charge Calculation.

                        Following completion of the checkmetering period, Landlord shall calculate the average monthly utility usage within the Premises utilizing the checkmeter readings taken during the checkmeter period. The average monthly charge for consumption (KWH) shall be calculated by dividing the total KWH by the number of days comprising the checkmeter period; the resulting quotient will then be multiplied by 30.42. The average monthly demand charge
(KW), if applicable, shall be calculated by dividing the total KW readings by the number of months comprising the checkmeter period. If Tenant has made the election to utilize a checkmeter, for purposes of calculating Energy Charges for electricity under subparagraph (b) of this Section 8.01, the product of the resulting average monthly KWH usage readings and KW demand readings times the unit prices for such energy determined in accordance with then current utility rate schedules charged to Landlord shall be used in lieu of the Energy Charge Calculation. Tenant's energy billings based on the checkmeter readings and payment of Energy Charges retroactive to the commencement of the checkmeter period shall be adjusted accordingly. Any delay in Landlord furnishing a checkmeter reconciliation to Tenant shall in no way affect Tenant's obligation herein.

                        The average monthly KWH usage charges and KW demand charges once determined pursuant to the checkmeter procedure shall be the basis for calculation of Energy Charges for the balance of the term of this Lease. The checkmeter procedure shall be used solely to verify energy use within the Premises in accordance with the terms of this Lease and shall not be utilized for billing purposes. The use of the checkmeter procedure set forth in this subparagraph (c) shall be the sole and exclusive remedy between Landlord and Tenant to resolve any dispute concerning the amount of electrical usage within the Premises. The results of the checkmetering procedures set forth herein shall be conclusive and determinative of all disputes, claims and controversies with respect to energy usage or demand within the Premises pursuant to this Lease. Following the checkmeter period, Tenant shall disconnect and remove the checkmeter from the Premises. The monitoring of energy service by means of a checkmeter shall not take place more than once during the term of this Lease unless Tenant has varied its equipment, service, use or load demand or has remodeled the Premises. In any such event either Landlord or Tenant may request the other party to reinstitute the checkmeter procedures but in no event more than once in any thirty-six (36) month period following the completion of any checkmeter period.

                (iv) At any time during the term hereof, Landlord may cease providing energy to the Premises without thereby affecting this Lease in any manner or otherwise incurring any liability to Tenant. In such event, Tenant shall have no further obligation to pay to Landlord the charge for Energy Charges as provided in this Section 8.01. Landlord will notify Tenant at least thirty (30) days prior to such termination in order that Tenant may make application to the appropriate utility companies serving the Shopping Center. In the event Tenant fails to pay energy or utility charges when the same become due and payable, Landlord reserves the right, in addition to all other rights and remedies to which Landlord may avail itself pursuant to this Lease, to discontinue the furnishing of energy to the Premises. Landlord shall not be liable for any damages resulting from or arising out of any such discontinuance, and the same shall not constitute a termination of this Lease or an actual or constructive eviction of Tenant.

                (v) The charges defined in Section 8.01(c). if any, may be adjusted by Landlord periodically based upon changes in the number of hours during which the Premises remains open, connected load, recalculations, rate changes imposed by utility companies, rate changes imposed by fuel companies (including but not limited to fuel adjustment rates), any changes, alterations or improvements done to the Premises, or any taxes or surcharges imposed upon energy costs or usage.

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        Notwithstanding anything to the contrary in this Section 8.01, in the event Landlord's energy provider is not competitively priced, Tenant shall have the right to secure energy service from an alternative energy provider (where available). Tenant understands and agrees that in the event it elects to use such alternative energy provider, it shall do so at Tenant's sole cost and expense and such energy service must be provided to the Premises from such alternative energy provider's facilities and shall not come through Landlord's switchgear.

8.02 - INTENTIONALLY DELETED.

8.03 - INTENTIONALLY DELETED.

8.04 - MISCELLANEOUS UTILITY PROVISIONS

        (a) Tenant shall not install within the Premises any equipment, fixtures or appliances which exceed the capacity of the utility facilities within or serving the Premises. If any such equipment, fixtures or appliances installed by Tenant requires additional utility facilities, the same shall be installed by Tenant at Tenant's sole cost and expense.

        (b) Tenant shall operate the heating, ventilating and cooling systems serving the Premises such that the temperature in the Premises will be substantially the same as that in the Common Areas, and Tenant shall set Tenant's thermostat at substantially the same temperature as exists in the Common Areas. Tenant shall operate ventilation equipment such that the relative air pressure in the Premises will be substantially the same as or less than that in the Common Areas.

        (c) Intentionally deleted.

        (d) Tenant agrees that Landlord shall not be responsible for any interruption of business or damage to the Premises resulting from interruption of utility service caused by any utility company or governmental regulatory agency.

8.05 - PERIODIC ADJUSTMENT

        Intentionally deleted.

                                   ARTICLE 9

                          FIXTURES, ALTERATIONS, SIGNS

9.01 - INSTALLATION BY TENANT

        After the completion of Tenant's Work, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior sign, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings, or make any changes to its store-front or interior decor without first obtaining Landlord's written approval and consent in each instance, which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be permitted to make interior, non-structural alterations, changes and modifications not exceeding [***] per Lease Year without Landlord's prior consent, provided Tenant notifies Landlord in writing prior to the commencement of such alterations, changes, or modifications. Tenant shall present to Landlord plans and specifications of such work at the time approval is sought. All permitted alterations, additions or improvements shall be done in a good and workmanlike manner in compliance with all applicable laws and ordinances and shall not unreasonably interfere with the conduct of Tenant's normal business. Notwithstanding anything to the contrary in this Section 9.01, Tenant shall be permitted to close for a period not to exceed five (5) days during any Lease Year, for the sole purpose of completing such alterations, changes, or modifications. Where Landlord's approval is required per this Section 9.01, any alteration, addition or improvement done to the Premises by Tenant without Landlord's approval shall be returned to its original condition within thirty (30) days after receipt of written notice from Landlord and at Tenant's expense upon request by Landlord at any time. All fixtures installed by Tenant shall be new or completely reconditioned; provided, however, Tenant makes no representation or warranty that such fixtures will be free from defects in material, workmanship, or design; provided, further, that Tenant shall use its commercially reasonable efforts to ensure that such fixtures are installed in the Premises in a safe manner so as not to be hazardous to persons who may come on to the Premises. Tenant shall (i) be responsible for all costs, including attorneys' fees, and (ii) Tenant shall indemnify and hold harmless Landlord from all liability, incurred by Landlord as a result of any failure in material, workmanship or design of such fixtures.

9.02 - REMOVAL AND RESTORATION BY TENANT

        All alterations, additions, improvements or installations made by Tenant, or made by Landlord on Tenant's behalf and at Tenants expense, shall remain the property of Tenant for the term of the Lease. Such alterations, additions, improvements, trade fixtures and equipment shall not be removed from the Premises prior to the end of the term hereof without the prior consent in writing from Landlord, except in the case of routine maintenance, refurbishment or replacement of defective or broken items. Upon expiration of the term of the Lease or upon Tenant's vacating the Premises upon eviction or surrender of the Premises prior to expiration of the term, any permanent leasehold improvements and fixtures or equipment permanently attached to the real estate shall become the property of Landlord (unless, as a condition of its consent to install same, Landlord shall have required the subsequent removal thereof by Tenant), if not removed by Tenant. With respect to any improvements and fixtures which Tenant does not remove, Tenant shall be obligated to repair any damage resulting from such removal, and

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Tenant's possession of the Premises shall not be deemed terminated until such repairs have been completed. Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Within five (5) days following the expiration or earlier termination of this Lease, Tenant shall remove furnishings, equipment, trade fixtures and personal property and, if Tenant fails to so remove such property, then Landlord shall have the option of retaining or removing such property at Tenant's expense. Tenant shall repair or cause to be repaired any damage to the Premises caused by such removal.

9.03 - SIGNS, AWNINGS AND CANOPIES

        Tenant will not place, maintain or suffer to be placed or maintained on or in an exterior door, wall or window of the Premises any sign, awning or canopy, decoration. lettering or advertising matter or other thing of any kind without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing. Landlord's consent shall not be required for any professionally prepared signs or banners, or for the installation of an awning or canopy at the store front of the Premises, provided such awning or canopy complies with all applicable building codes and further provided that such awning or canopy does not utilize any supports which cannot be integrated into the store front of the Premises. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. In the event that Landlord at any time during the term of this Lease elects to erect signage within the interior of the Shopping Center which in a general fashion depicts any so-called entertainment wing of the Shopping Center, then Tenant may, at its option, be included in such signage at Landlord's cost and expense. Notwithstanding anything to the contrary in this Lease, Tenant shall be permitted to erect interior bulkhead and directional signage as depicted on Exhibit F attached hereto and made a part hereof.

9.04 - CONDITION OF THE PREMISES

        Throughout the Term. Tenant shall maintain the Premises in a manner consistent with a first class shopping center.

                                   ARTICLE 10

                            REPAIRS AND MAINTENANCE

10.01 - LANDLORD'S OBLIGATION TO REPAIR

        Landlord agrees to repair and maintain, at Landlord's sole cost and expense, the outside walls, structure and foundation of the building containing the Premises in good order and serviceable condition. Landlord agrees to commence any such repair within a reasonable time (not to exceed thirty (30) days, unless by the nature of such repair, it cannot reasonably be commenced within said thirty (30) day period) after written notice from Tenant that the same is necessary. There is excepted from this covenant the following, which shall be Tenant's responsibility:

        (a) Repair of damage caused by the act or omission of Tenant, its employees, agents, and contractors;

        (b) Repair of any loading areas not used in common with others; and

        (c) Repairs which are the responsibility of Tenant in accordance with
Section 10.02.

10.02 - TENANT'S OBLIGATION TO REPAIR

        (a) Tenant agrees, at its sole cost and expense, to repair and maintain the Premises in good order and condition, including but not limited to the non-structural portions of the Premises, including store front, loading areas, show windows, doors, windows, plate and window glass, ceilings, floor coverings, Tenant's HVAC systems, and the plumbing, sprinkler, electric and sewage systems, facilities, appliances, lighting fixtures and other systems and improvements located within the Premises. In addition, Tenant shall be responsible, at its sole expense, for the repair and maintenance of its rooftop HVAC unit(s) (if any) and any other equipment or improvement located outside the Premises which is constructed or installed by Tenant or at Tenant's request and is used exclusively by or for Tenant. Tenant shall obtain Landlord's prior consent before making any repair or performing any maintenance which may adversely affect any aspect of the Shopping Center's operation.

        (b) During the entire term, Tenant agrees to maintain, at Tenant's sole cost, a maintenance contract with an independent HVAC contractor approved by Landlord covering at least the routine items of maintenance for Tenant's HVAC systems as are recommended by the manufacturer of such systems, provided that the cost thereof at all times shall be reasonable and competitive. Tenant agrees to provide Landlord with a copy of such HVAC; service contract within thirty
(30) days following the Term Commencement Date. Further, Tenant agrees during the entire term of this Lease to use the sprinkler service company designated by Landlord for any repairs or maintenance required for Tenant's sprinkler system, provided that the cost thereof at all times shall be reasonable and competitive.

        (c) If repairs are required to be made by Tenant pursuant to the terms of the Lease, Landlord may demand (but shall not be required to do so) that Tenant make the same forthwith, and if Tenant refuses or neglects to commence to such repairs and complete the same with reasonable dispatch after such demand, and if Tenant's failure to commence such repairs continues for fifteen (15) days after receipt of notice from Landlord, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will, on demand, pay as Additional Rent to Landlord, reasonable out-of-pocket costs incurred by Landlord therefor, and a [***] administration fee, and if Tenant defaults in such payment, Landlord shall have the remedies provided in Article 15 hereof. Likewise, if repairs are required under the terms hereof to be made by Landlord and it fails or refuses after twenty (20) days' notice and demand by Tenant to commence such repairs and thereafter diligently prosecute same to completion, then Tenant shall have the right to make such required repairs. Landlord shall reimburse Tenant for the cost of such repairs within twenty (20) days after receipt by Landlord of evidence of payment therefor by Tenant, additionally, Tenant shall have the right to offset such costs


*** Confidential treatment requested.

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
against the payment of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent if Landlord shall fail to reimburse Tenant for the cost of such repairs within thirty (30) days after receipt by Landlord of evidence of payment therefor by Tenant.

        (d) If Tenant's use of the Premises requires a grease trap, Tenant agrees to maintain, at Tenant's sole cost, a maintenance contract with, an independent service contractor approved by Landlord to inspect, clean and repair such grease trap at such intervals as may be required by Tenant's use but in no event less frequently than once a month.

        (e) Tenant shall not, and shall not permit any of its employees, invitees, contractors or agents to, enter or otherwise be on the roof of the Building without prior written notice to Landlord. Tenant shall give Landlord not less than five (5) days' prior written notice of the date any such person will be on the roof of the Building.

10.03 - Article Not Applicable to Fire or Condemnation

        The provisions of this Article shall not apply to the repair of damage caused by fire, casualty, which matter is covered under Article 13, nor shall these provisions apply to a taking under the power of Eminent Domain, which matter is covered under Article 14.

                                   ARTICLE 11

                                   Indemnity

11.01 - Indemnity

        Tenant will indemnify and hold harmless Landlord, Landlord's managing agent and such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible (collectively, "Landlord's Party"), from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury, bodily injury or damage to property arising from or out of any occurrence in, upon or at the Premises, from or out of the occupancy or use by Tenant of the Premises or the Shopping Center or any part thereof, or occasioned wholly or in part by any negligent act or omission of Tenant, its agents, contractors, employees, lessees, invitees or concessionaires; provided, however, Tenant shall not be required to indemnify, defend, hold harmless, protect, release or otherwise exculpate Landlord or any member of Landlord's Party from and against any claims, actions, damages, liabilities or expenses to the extent the same results from Landlord's or any member of Landlord's Party's or their respective agents, employees, contractors, licensees, invitees or servants' negligence, willful misconduct, failure to comply with applicable laws or breach of this Lease. In case Landlord or any member of Landlord's Party shall be made a party to any action or proceeding commenced by or against Tenant, then Tenant agrees to protect and hold such parties harmless and to pay all costs, expenses and reasonable attorneys' fees incurred or paid by such parties in connection with such action or proceeding. Tenant shall pay to Landlord all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the terms, conditions, covenants and agreements in this Lease.

        Landlord shall indemnify, hold harmless and defend Tenant, Tenant's managing agent, if any, and such other persons who are in privity of estate with Tenant, or to whom Tenant is legally responsible (collectively, "Tenant's Party"), from and against any and all claims, actions, suits, cross-claims, counterclaims, third party actions, damages, liabilities and expenses in connection with loss of life, personal injury, bodily injury or damage to property arising from or out of any occurrence in, upon or at the Shopping Center, or occasioned wholly or in part by any negligent act or omission of Landlord, its agents, contractors, employees, lessees, invitees or concessionaires; provided, however, Landlord shall not be required to indemnify, defend, hold harmless, protect, release or otherwise exculpate Tenant or any member of Tenant's Party from and against any claims, actions, damages, liabilities or expenses to the extent the same results from Tenant's or any member of Tenant's Party's or their respective agents, employees, contractors, licensees, invitees or servants' negligence, willful misconduct, failure to comply with applicable laws or breach of this Lease. In case Tenant, Tenant's managing agent or such other persons who are in privity of estate with Tenant, or to whom Tenant is legally responsible, shall be made a party to any action or proceeding commenced by or against Landlord, then Landlord agrees to protect and hold such parties harmless and to pay all costs, expenses and reasonable attorneys' fees incurred or paid by such parties in connection with such action or proceeding. Landlord shall pay to Tenant all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in enforcing the terms, conditions, covenants and agreements in this Lease.

                                   ARTICLE 12

                                   Insurance

12.01 - Liability Insurance

        Throughout the term of this Lease, Tenant, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, shall maintain personal injury and property damage liability insurance against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, or arising from, in or about Tenant's use of the Common Areas, or resulting from or arising out of products sold from the Premises or Tenant's use of the Common Areas during the term of this Lease, of not less than [***] in respect of personal injury, bodily injury, death or property damage (combined single limit). Such policy shall expressly contain a contractual endorsement to provide coverage for Tenant's indemnification set forth in Section 11.01 of this Lease and shall contain the "Per Location Aggregate" endorsement. Such policy shall be endorsed (1) as primary and (2) to waive rights of subrogation against Landlord. Prior to the Term Commencement Date, Tenant shall provide Landlord with a certificate containing evidence of such coverage and of the coverage required in Sections 12.02(c) and (d) below, and Tenant shall thereafter provide Landlord with appropriate evidence of said

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
coverage upon each anniversary date of the policy. In the event that Tenant fails to provide the certificate as set forth herein or falls to provide such evidence of such coverage at least fifteen (15) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance at Tenant's sole cost and expense and upon demand of Landlord, Tenant shall reimburse Landlord for the cost of procuring such insurance coverage together with [***] for administration costs.

12.02 - Special Causes of Loss and Difference In Conditions Insurance

        (a) At all times during the term of this Lease, Landlord shall keep all Permanent Improvements, as hereinafter defined, insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by "Special Causes of Loss" and "Difference in Conditions" coverages and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a coinsurer under the terms of the applicable policies. In any event, the amount applicable to "Special Causes of Loss" policies shall be not less than [***] of the "Then Full Replacement Cost" (being the cost of replacing the Permanent Improvements exclusive of the costs of excavations and footings below the lowest grade level). The Then Full Replacement Cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) by an appraiser, architect or other person or firm designated by Landlord.

        (b) The Permanent Improvements for purposes of this Section 12.02 shall be deemed to mean the building in which the Premises is situated, the appurtenances thereto and the equipment and other improvements constructed by Landlord and Tenant pursuant to Exhibits B and C. Such Permanent Improvements shall exclude, however, Tenant's merchandise, trade fixtures, furnishings, equipment, wall covering, carpeting, drapes, and all personal property (collectively "Tenant's Personal Property"). Tenants shall provide Landlord with a certificate setting forth the cost of Tenant's Work no less than [***] days prior to the Term Commencement Date.

        (c) At all times during the term of this Lease, Tenant shall keep all of Tenants Personal Property situated at or on the Premises, insured with "Special Causes of Loss" and "Difference in Conditions" and "Plate Glass" coverages for not less than the full replacement cost thereof, with the deductible on the "Plate Glass" and "Special Causes of Loss" policies not to exceed [***] and with a commercially reasonable deductible on the "Difference in Conditions" policy (provided, however, by way of illustration and not limitation, it shall be deemed commercially reasonable for the "Difference in Conditions" policy to have a deductible of [***] of the value of the insured property or a deductible of [***].

        (d) Tenant shall maintain, and shall cause all parties performing work on or about the Premises or on behalf of Tenant to maintain, statutory Workers' Compensation coverage according to the laws of the state in which the Shopping Center is located and Employers Liability coverage in limits of not less than [***].

12.03 - Insurance on Common Areas

        At all times during the term of this Lease, Landlord shall keep the Common Areas insured for personal injury, bodily injury and property damage liability. "Special Causes of Loss" and "Difference in Conditions" property coverage, Workers' Compensation, Employers Liability and any other casualty or risk insurance which Landlord or Landlord's insurance carrier deems necessary or appropriate. If and to the extent Landlord elects to self insure up to the first [***] of any claims for personal injury or bodily injury, or under Workers' Compensation, there shall be included within insurance costs the amount of any personal injury, bodily injury or Workers' Compensation claim(s) or judgment(s) paid by Landlord, limited, however, in each instance to the lesser of (i) [***], or (ii) [***].

12.04 - Increase in Fire Insurance Premium

        Tenant covenants and agrees to promptly pay to Landlord as Additional Rent, upon demand, the amount of any increase in the rate of insurance on the Premises or on any other part of the Shopping Center that results by reason of Tenant's act(s) or Tenants permitting certain activities to take place.

12.05 - Tenant to Share Insurance Costs

        Tenant's obligation for the payment of Insurance Costs is included in Common Area costs, as set forth in Section 7.04 of this Lease.

12.06 - Waiver of Subrogation

        Each party releases and waives on behalf of itself and on behalf of the insurers of such party's property, any and all claims and any rights of subrogation of any such insurer against the other party, its employees and agents for loss (other than loss or damage resulting from the willful act of such other party, its employees and agents) sustained from any peril to property required to be insured against herein, whether or not such insurance is actually in force, or from any peril to property actually insured against, though not required to be under this Lease. The policies of the respective parties shall contain an express waiver of subrogation to this effect.

12.07 - Policies

        All insurance provided in this Article 12 shall be effected under valid and enforceable policies of at minimum a Best rating of A-, XII and issued by insurers of recognized responsibility which are licensed to do business in the state in which the Shopping Center is located. All of Tenant's policies of insurance as required in this Article 12 shall name Landlord, Tenant, Landlord's managing agent and any mortgagee having an interest in any or all part of the Shopping Center the name and address of which Tenant has received written notice, as additional insureds, as their respective interests may appear. Tenant agrees that such policies shall also be made payable, if required by Landlord, to a mortgagee or ground lessor, as the interest of such mortgagee or ground lessor may appear. The loss, if any, under any policies provided for hereunder may be adjusted with the insurance company by Landlord.

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
Each of Tenant's policies shall contain an agreement by the insurer that such policy shall not be terminated, canceled or reduced in coverage without at least thirty (30) days' prior written notice to Landlord and to any mortgagee or ground lessor to whom a loss thereunder is payable. The minimum limits of coverage for all of Tenant's policies of insurance required by this Article 12 shall be increased by Tenant if reasonably required by Landlord.

                                   ARTICLE 13

                              Damage by Fire, Etc.

13.01 - Restoration of Premises

        (a) The parties hereto mutually agree that if the Premises are partially or totally destroyed or damaged by fire or otherwise, then Landlord (subject to being able to obtain all necessary permits and approvals therefor) shall repair and restore the Premises as soon as is reasonably practicable to substantially the same condition in which the Premises existed before such damage; provided that if the insurance proceeds (other than the amount of any deductible, self insured retention or co-insurance requirement) collected or collectible and available to Landlord to pay the cost of such repairs and restorations by Landlord as a consequence of such destruction or damage are less than the cost of such repairs and restoration as estimated by Landlord's architect, Landlord shall not be obligated to commence or perform such repairs and restorations, and this Lease upon notice by Landlord to Tenant shall at gm option of Landlord terminate unless Tenant undertakes (in form and upon terms satisfactory to Landlord) to pay the difference between such estimated cost and such insurance proceeds. Within forty-five (45) days following the date of damage or destruction, Landlord shall notify Tenant of its Intentions with respect to the repairs or restoration of the Premises, and in the event Landlord elects to repair or restore the Promises, Landlord shah diligently pursue such repair or restoration to completion following commencement of the repairs or restoration. If, however, the Promises are completely destroyed or so damaged that Landlord cannot complete restoration or rebuilding in four (4) months to substantially the same condition in which the Premises were before such damage, then Landlord shall not be required to rebuild or restore, and this Lease shall be terminable by either party serving written notice upon the other. In any event, if repairs have not been commenced within sixty (60) days after the date on which Landlord receives the insurance proceeds, or if the repairs have been commenced within such time but Landlord is not diligently pursuing such repairs or restoration, then this Lease may be terminated by Tenant serving notice upon Landlord following the expiration of such sixty (60) days by giving Landlord not less than thirty (30) days' advanced written notice of such election. Except as otherwise provided in this Section 13.01 (a), provided Landlord is diligently pursuing such repairs or restoration, in no event may Tenant terminate this Lease after such repairs have been commenced by Landlord.

        (b) In the event the Premises are completely or partially destroyed or so damaged by fire or other hazard that the Premises cannot be reasonably used by Tenant or can only be partially used by Tenant and this Lease is not terminated as above provided, there shall be no abatement of rent for the first sixty (60) days following the date of damage or destruction, it being understood and agreed that the Tenant at its discretion, cost and expense shall procure insurance necessary to protect itself against any interruption of its business during such sixty (60) day period. In the event that Tenant is prevented from using the Premises in excess of sixty (60) days, then Fixed Annual Minimum Rent and Additional Rent shall be abated, and there shall be a proportionate reduction to the Annual Minimum Gross Receipts, from and after said sixtieth
(60th) day until the date Tenant is able to reopen for business within the Premises.

13.02 - Restoration During Last Three Years

        Anything in Section 13.01 to the contrary notwithstanding, if, within three (3) years prior to the expiration of the initial term or at any time during any renewal term (if any) of this Lease the Premises shall be damaged or destroyed by fire or otherwise and the estimated cost of restoration exceeds Fifty Thousand and 00/100 Dollars ($50,000.00), then at the election of Landlord or Tenant and by notice to the other, the Lease shall terminate.

13.03 - Tenant's Obligation Upon Restoration

        In the event of damage or destruction to the Premises and unless this Lease is terminated by Landlord or Tenant as provided in this Article 13, Tenant shall, as soon as reasonably possible, repair, redecorate and refixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and reopen the entire Premises for business. All proceeds of insurance carried by Tenant on Tenant's Personal Property shall be held in trust for such purposes.

                                   ARTICLE 14

                                 Eminent Domain

14.01 - Eminent Domain

        If the Premises, or such portion thereof as to render the balance wholly unsuitable for the purpose of Tenant, is taken by condemnation or the right of eminent domain, or by agreement between Landlord and those authorized to exercise such right (collectively the "Condemnation Proceedings"), either party upon written notice to the other shall be entitled to terminate this Lease provided that such notice is given not later than thirty (30) days after Tenant has been deprived possession of use by such taking. Should any part of the Premises be so taken and should this Lease not be terminated in accordance with the foregoing provisions, Landlord covenants and agrees promptly after such taking to expend so much as may be necessary of the net amount which may be awarded to and received by it in such Condemnation Proceedings in restoring the Premises to an architectural unit as nearly like its condition prior to such taking as shall in the reasonable judgment of Landlord be practicable, with an appropriate abatement to be made in Fixed Annual Minimum Rent and a corresponding reduction in Annual Minimum Gross Receipts. Should the net amount so awarded to and received by Landlord be insufficient to cover the cost of restoring the Premises as estimated by Landlord's architect, Landlord may at its election, supply the amount of such insufficiency and restore the Premises, as above provided, or terminate this Lease. Where Tenant has not already exercised any right of termination accorded to it under this Section 14.01, Landlord shall notify Tenant of Landlord's election within ninety (90) days after the final determination of the amount of the award.

14.02 - Landlord Entitled to Award

        Out of any award for any such taking of the Premises or any part thereof, Landlord shall be entitled to receive and retain the amounts awarded for such Premises, except that Tenant shall be entitled to receive and retain only amounts which may be specially awarded to it in any such condemnation proceedings because of the taking of its trade fixtures and its leasehold improvements which have not become a part of the realty, and such business loss as Tenant shall specifically and separately establish, but not otherwise. It is understood in the event of on termination of this Lease as aforesaid, Tenant shall have no claim against the Landlord or the condemning authority for the value of any unexpired term of its Lease and no right or claim to any part of the award on account thereof. Tenant hereby waives each such claim or right and assigns any such claim or right to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right to bring any claim during any Condemnation Proceedings, provided such claim does not reduce the claim of Landlord in said Condemnation Proceedings.

                                   ARTICLE 15

                       Bankruptcy and Default Provisions

15.01 - Events of Default and Conditional Limitation

        (a) If at any time prior to or during the term any one or more of the following events occurs, each such event shall constitute an "event of default":

                (i) Tenant or Tenant's Guarantor, if any, makes an assignment for the benefit of its creditors;

                (ii) The leasehold estate hereby created in Tenant is taken on execution or by other process of law;

                (iii) Any petition is filed against Tenant or Tenant's Guarantor, if any, in any court, whether or not pursuant to any bankruptcy, reorganization, composition extension, arrangement or insolvency proceedings, and Tenant or Tenant's Guarantor is thereafter adjudicated bankrupt, or such petition is approved by the Court, or the Court assumes jurisdiction of the subject matter and such proceedings are not dismissed within ninety (90) days after the institution of the same; or any such petition is so filed by Tenant, or Tenant's Guarantor.

                (iv) In any proceedings, a receiver or trustee is appointed for Tenants property or the property of Tenant's Guarantor and such receivership or trusteeship is not vacated or set aside within ninety (90) days after the appointment of such receiver or trustee;

                (v) Tenant intentionally or fraudulently understates Gross Receipts by five percent (5%) or more:

                (vi) There is a transfer or an attempted transfer of this Lease or of Tenant's interest thereof in violation of the restrictions set forth in
Article 17 of this Lease;

                (vii) Tenant ceases operation in or vacates or abandons the Premises or is otherwise in breach of Sections 6.01 or 6.02 of this Lease, and such breach is not cured within ten (10) days following written notice from Landlord, provided, however, that if such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure. Tenant shall promptly notify Landlord of Tenant's commencement of such cure;

                (viii) Tenant fails to comply with any local, state or federal law, rule or regulation governing the use, handling and disposal of Hazardous Materials or is otherwise in violation of the obligations contained in Section
18.03 of this Lease, and Tenant fails to commence a cure of such violation within thirty (30) days following written notice from Landlord (or such shorter time period if required by law); provided, however, that If such default cannot be cured within said time period, Tenant shall be deemed to have cured such default if Tenant commences cure of the default within said time period, and thereafter diligently and in good faith continues with and actually completes said cure. Tenant shall promptly notify Landlord of Tenant's commencement of such cure;

                (ix) Tenant fails to comply with the obligations contained in
Section 21.03 of this Lease, and such failure continues for fifteen (15) days following written notice from Landlord;

                (x) Tenant or Tenant's Guarantor, if any, fails to pay any installment of the Fixed Annual Minimum Rent, Percentage Rent, Additional Rent or any portion of any such payment, when the same becomes due and payable, and such failure continues for ten (10) days after receipt of written notice from Landlord to Tenant;

                (xi) Tenant or Tenant's Guarantor, if any, fails to pay any installment of the Fixed Annual Minimum Rent, Percentage Rent, Additional Rent or any portion of such payment, when same becomes due and payable, and such failure occurs on three (3) or more occasions in any Lease Year or Partial Lease Year;

                (xii) Tenant fails to comply with the obligations contained in
Section 1.03 of this Lease, and such failure continues for ten (10) days after receipt of written notice from Landlord to Tenant: provided, however, that if such default cannot be cured within such time period, Tenant shall be deemed to have cured such default if Tenant commences cure of the default within such time period, and thereafter diligently and in good faith continues with and actually completes said cure. Tenant shall promptly notify Landlord of Tenant's commencement of such cure; or

                (xiii) Tenant or Tenants Guarantor, if any, fails to perform or observe any other material requirement of this Lease (not hereinbefore specifically referred to) on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant provided, however, that if such default cannot be cured within such time period, Tenant shall be deemed to have cured such default if Tenant commences cure of the default within such time period, and thereafter diligently and in good faith continues with and actually completes said cure. Tenant or Tenant's Guarantor, if any, shall promptly notify Landlord of Tenant's or Tenant's Guarantors (if any) commencement of such cure.

        (b) This Lease and the term are expressly subject to the conditional limitation that upon the happening of any one or more of the aforementioned events of default, Landlord, in addition to the other rights and remedies it may have, shall have the right, upon notice to Tenant to declare this Lease terminated and the term ended, in which event all of the right, title and interest of Tenant hereunder shall wholly cease and expire upon receipt by Tenant of a Notice of Termination. Tenant shall then quit and surrender the Premises to Landlord in the manner and under the conditions as provided for under this Lease, but Tenant shall remain liable as hereinafter provided. Notwithstanding anything to the contrary in this Section 15.01(b), the parties hereby agree that the following events shall be deemed "material" for the limited purposes of determining Landlord's right to terminate this Lease according to the terms of this Section 15.01 (b) following an event of default for which notice and any applicable opportunity to cure has expired: (i) failure to open and commence and continue operation of Tenant's business within the entire Promises according to Section 6.02 of this Lease; (ii) failure to make repairs to the Premises according to Section 10.02 of this Lease; (iii) failure to comply with Tenant's indemnification obligations according to Article II of this Lease; (iv) failure to comply with Tenant's insurance obligations pursuant to Article 12 of this Lease; (v) failure to comply with Tenant's obligations with regard to Restoration of the Premises according to Section 13.03 of this Lease; (VI) an assignment, sublet or other transfer not in compliance with the terms of Article 17 of this Lease; and (vii) failure to comply with Government Orders, Insurance Matters, Hazardous Material or the ADA, all according to the terms of Article 18 of this Lease. It is specifically understood and agreed that this provision shall not in any way modify any other termination right of Landlord which is otherwise specifically provided for in this Lease.

15.02 - Landlord's Remedies

        (a) If this Lease shall be terminated as provided in Section 15.01, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, licensees, and any sub-tenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceedings at law or in equity, without being liable to indictment or prosecution of damages therefor, and repossess and enjoy the Premises, together with all alterations, additions and improvements thereto. Landlord, in the event of such re-entry and repossession, may store Tenant's Personal Property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        (b) In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Tenant, and Tenant also shall pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord as the result of such termination, re-entry or dispossession, and for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting and for reletting thereof. Landlord may, at any time and from time to time, relet the Premises, whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

        (c) If this Lease is terminated as aforesaid, Tenant nevertheless covenants and agrees notwithstanding any entry or re-entry by Landlord whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Annual Minimum Rent, Percentage Rent and Additional Rent reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Premises is relet or remains vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit (but not in excess of the Fixed Annual Minimum Rent, Percentage Rent and Additional Rent reserved under the to of this Lease) in the net amount of rent received by Landlord in reletting the Premises after deduction of the reasonable out-of-pocket expenses and costs incurred or paid as aforesaid in reletting the Premises and in collecting the rent in connection therewith. If Tenant fails to make such payments in accordance with the first sentence, of this subsection 15.02(c) for any two (2) consecutive months following the termination of this Lease, Landlord shall at any time thereafter, in lieu of collecting any monthly deficiencies, or any further monthly deficiencies, aforesaid. at Landlord's option, be entitled to recover from Tenant, in addition to any other relief, such a sum as at the time of such termination represents the amount of the then present value of the total Fixed Annual Minimum Rent, Percentage Rent, and Additional Rent which would have accrued to Landlord under this Lease for the remainder of the Lease term, as if the Lease had been fully complied with by Tenant. less any monthly deficiencies for such period previously paid to Landlord by Tenant, The present value ("Present Value Amount") shall be calculated by discounting all amounts due by a discount rate equal to the greater of (i) the [***] or (ii) [***]. Tenant shall be entitled to a credit against the Present Value Amount for Fixed Annual Minimum Rent, Percentage Rent and Additional Rent subsequently received by Landlord from a replacement tenant against amounts paid by Tenant to Landlord after deducting the allowance paid by Landlord to Tenant and all expenses and costs incurred or paid (including any allowances, construction costs and administrative costs) by Landlord in reletting the Premises and in collecting the rent in connection therewith, which right to a credit shall terminate on the date this Lease would have expired pursuant to Section 2.02. Suit or suits for the recovery of the deficiency or damages referred to in this Subsection 15.02(c) or for any installment or installments of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent hereunder, or for a sum equal to any such installment or installments, may be brought by Landlord all at once or from time to time at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have naturally expired had there been no such default by Tenant or no such termination.

        (d) For the purpose of this Section 15.02, it shall be deemed that the Percentage Rent for any period after any such default and entry by Landlord would have been at the monthly rate thereafter equal to the average


*** Confidential treatment requested.

Percentage Rent which Tenant was obligated to pay to Landlord under this Lease within the two (2) Lease Years (or lesser number of Lease Years since the Term Commencement Date) immediately preceding the date of such entry.

        (e) Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession under present or future laws arising after Landlord's recovery of possession, including any amendments hereafter, or to restore the operation of this Lease. Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim or injury or damage. The terms 'enter,' 're-enter,' 'entry' or 're-entry' as used in this Lease are not restricted to their technical legal meaning. In the event Landlord commences any proceedings for the recovery of possession of the Promises or to recover for nonpayment of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent, Tenant shall not Interpose any noncompulsory counterclaim in any such proceeding. This may not, however, be construed as a waive of Tenant's rights to assert such claim in any separate action or actions initiated by Tenant.

        (f) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall be deemed an accord and satisfaction thus Landlord may accept any check or payment without prejudice to Landlord's rights to recover the balance due, nor shall it constitute a waiver of any such breach or of such covenant, agreement, term and condition, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

        (g) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity, by statute or otherwise.

        (h) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereinafter existing at law or in equity, by statute or otherwise.

                                   ARTICLE 16

                                Mechanics' Liens

16.01 - Mechanics' Liens

        (a) If any mechanics' liens are filed against the Premises or any portion of the Shopping Center based upon any act of Tenant or anyone claiming through Tenant. Tenant shall hold Landlord harmless from all damages, claims and expenses arising therefrom, and Tenant, after notice from Landlord (or any person in privity of estate with Landlord), shall forthwith commence such action by bonding, deposit, payment or otherwise as will remove or satisfy such lien within thirty (30) days. In the event Tenant does not remove or satisfy said lien within said thirty (30) day period, Landlord shall have the right to do so by posting a bond or undertaking, and Tenant agrees to reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in connection therewith five (5) days after receipt by Tenant of Landlord's invoice therefor. These expenses shall include, but not be limited to, filing fees, legal fees and bond premiums.

        (b) Nothing in this Article 16 shall be deemed or construed as (i) Landlord's consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvement thereon, or (ii) giving Tenant of any other person, firm or corporation any right to contract for or to perform. or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.

                                   ARTICLE 17

        Assignments, Subleases and Other Transfers of Tenant's Interest

17.01 - Limitations on Tenant's Rights

        (a) Neither this Lease nor the interest of Tenant in this Lease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises or any part thereof be sublet or subject to any license or concession without the prior written consent of Landlord in each instance. The sale or transfer of stock constituting a controlling interest In Tenant or Tenant's Guarantor shall be considered for the purpose of this Lease to be an assignment, and likewise shall require Landlord's prior written consent, except where Tenant or Tenant's Guarantor is a corporation having its shares traded on the New York, American or Over-The-Counter stock exchange or market. Tenant shall make available to Landlord the stock record books of Tenant and Tenant's Guarantor and shall produce the same on request of Landlord. Similarly, if Tenant is a partnership, the interest of any partner shall not be transferred without Landlords prior written consent. For the purposes of this Lease, the entering into of any management agreement or any similar agreement which transfers control of the business operations of Tenant in the Premises shall be treated as an assignment of this Lease and shall require Landlord's prior written consent. Any attempted transfer, assignment, subletting, license or concession agreement, hypothecation or other transfer herein that is prohibited without Landlord's prior written consent shall be void and confer no rights upon any third party. Anything contained in this Section 17.01(a) to the contrary notwithstanding, Tenant shall have the right without Landlord's consent to assign this Lease or sublet the Premises, subject to the terms of this Lease, in conjunction with the sale of substantially all of the other assets and other store locations of Tenant to Tenant's parent, Tenant's subsidiary, or a subsidiary of Tenant's parent, provided that at least seventy-five percent (75%) of Tenant's other stores located in the United States are simultaneously transferred to such entity. Tenant shall remain primarily liable under this Lease following any assignment of the Lease or subletting of the Premises. Subject to paragraph (f) hereinbelow, Landlord shall not unreasonably withhold its consent to any assignment or subleasing and shall respond to any request by Tenant for permission to sublease or assign with thirty (30) days after receipt of written request. If Landlord objects to such assignment or sublease. Landlord shall advise Tenant of the reasons for such objections. If Landlord fails to respond to such request within said thirty (30) days, and such failure continues for ten (10) days following Notice from Tenant, then such failure shall be deemed approval of such sublease or assignment.

        Notwithstanding the terms of the immediately preceding grammatical paragraph provided Tenant is not in default beyond any applicable cure period, named Tenant may, without the consent of Landlord, assign this Lease or sublet the entire Premises to any corporation which owns all of the issued and outstanding common stock of named Tenant or to a wholly owned subsidiary corporation of named Tenant, or to any corporation resulting from the consolidation or merger of named Tenant, in or with any other business organization or any person, firm or corporation acquiring all of the issued and outstanding capital stock of named Tenant or all or substantially all of the assets, store locations and no less than eighty percent (80%) of leases (including this Lease) of named Tenant to the same entity; however, no such assignment shall be deemed effective unless and until such assignee executes and delivers to Landlord, at no cost to Landlord, a written agreement in form and substance acceptable to Landlord whereby such assignee assumes for the benefit of Landlord the performance and observance of all of the terms, conditions and covenants contained in this Lease. The foregoing is subject to Tenant providing Landlord with thirty (30) days' written notice in advance, including statements of fact certified by an authorized officer of Tenant, certifying the facts upon which Tenant is claiming the right to assign this Lease pursuant to this grammatical paragraph. In addition, any private placement or public offering of ownership interest in Tenant shall not require Landlord's prior consent, provided that as a result of any private placement the day-to-day management of Tenant remains unchanged.

        Notwithstanding anything contained in this Section 17.01 to the contrary, a public offering of Tenant's voting stock on a nationally recognized public stock exchange shall not be deemed an assignment of this Lease, provided
(i) Tenant shall have given Landlord ten (10) days' prior written notice of such intended public offering, and (ii) this Lease is not further assigned except as provided for in this Article 17.

        (b) No permitted assignment made shall be effective until there are delivered to Landlord (i) an agreement, in recordable form, executed by Tenant and the proposed assignee, wherein such assignee assumes due performance of the obligations of Tenant's part to be performed under this Lease to the end of the term hereof and (ii) a written consent to such assignment by the holder of any fee or leasehold mortgage affecting the Premises to which this Lease is then subject and such consent shall have been obtained and delivered to Landlord if so required by the terms of such mortgage or by a collateral document securing the same obligations as are secured by such mortgage.

        (c) Any assignment of this Lease or any sublease affecting the Premises or any other permitted transfer hereunder shall be subject and subordinate to the full terms and conditions of this Lease. Regardless of either the assumption by any assignee or sublessee of due performance or the Landlord's acceptance of rent or other charges from such assignee or sublessee, Tenant shall not be released by any assignment or sublease but shall continue to be fully responsible for the due performance of Tenant's obligations hereunder in the same manner and to the same extent as if no such assignment or sublease had been made. Notwithstanding anything to the contrary in this Section 17.01(c), for any assignment of this Lease for which Landlord's consent is required and such consent is granted, Tenant shall be released from any future obligations under this Lease provided that the proposed assignee maintains a net worth of at least Ten Million Dollars ($10,000.000) for the twenty-four (24) month period immediately preceding the assignment and for the twelve (12) months immediately following the assignment.

        (d) In the event Tenant assigns or subleases all or any portion of the Premises as set forth in this Article 17 and the amounts due to Tenant under such assignment or sublease exceed the amounts reserved to be paid to Landlord by Tenant under this Lease, then Tenant shall pay to Landlord one-half of the amount by which such assignment or sublease rent exceeds Rent as set forth in
Section 3.01(a) above. In the event Tenant assigns or subleases only a portion of the Premises, the assignment or sublease rent shall be calculated on a per square foot basis and then compared to the then applicable per square foot Rent reserved in Section 3.01(a) above to determine whether or not such assignment or sublease rent exceeds Rent.

        (e) Any transfer made in violation of the provisions of subsections (a),
(b) or (c) in this section 17.01 shall constitute an event of default under
Section 15.01 herein and give rise to Landlord's right to re-enter the Premises in accordance with Section 15.02.

        (f) Notwithstanding anything in this Section 17.01 to the contrary, if Tenant desires to assign its interest under this Lease or to sublet all of the Premises to a Permitted Party (as hereinafter defined), Tenant shall deliver to Landlord written notice, requesting Landlord's consent to such transaction, which consent request shall include (i) a fully executed letter of intent containing the material terms of the proposed assignment or sublet transaction (including proposed rent (including additional rent), square foot area, term and use), (ii) current reasonable financial information with respect to the proposed assignee or sublessee, including without limitation its most recent financial report, (iii) a statement that the proposed assignment or sublease relates to the entire Premises for the remaining term of this Lease, and (iv) an express statement to the effect that the proposed assignee or sublessee is a Permitted Party within the meaning of this paragraph and that Landlord has the right to terminate this Lease in connection with the assignment or sublease pursuant to this Section 17.01(f) or such assignment or sublease shall be deemed consented to by Landlord. A notice that contains the information described in clauses (i) through (iv) shall be deemed an offer ("Takeback Offer") from Tenant to Landlord whereby Landlord may terminate this Lease. If Tenant's notice does not expressly state the items described in clauses (i) through (iv) including that the proposed assignee or sublessee is to a Permitted Party, such notice shall constitute a request by Tenant for Landlord's consent to sublease the Premises or assign this Lease subject to the other terms of this Section 17.01; such notice shall not constitute a Takeback Offer and Landlord shall not be entitled to terminate this Lease under this Section 17.01(f). The Takeback Offer may be exercised by Landlord by written notice ("Takeback Notice") to Tenant at any time within thirty (30) days after such Takeback Offer has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease to such prospective assignee or sublet the Premises to such prospective sublessee unless such assignment is expressly conditioned upon and not effective until the expiration of the 30-day period for Landlord to deliver the Takeback Notice. The term "Permitted Party" shall mean a third party (i) who will operate the Premises for a lawful bona fide retail use consistent with uses at other first-class shopping centers or for the use permitted under Section 6.01 of this Lease, and not in violation of any use restriction in effect for the Shopping Center of which Tenant has been advised within twenty (20) days after Landlord's receipt of

Tenant's Takeback Offer; (ii) who has a net worth equal to or greater than the then net worth of Tenant; and (iii) who is a national or regional chain of retail stores, or is then operating (directly or indirectly) at least five (5) stores in the States of New York, New Jersey, Pennsylvania, Massachusetts and Connecticut for the same or similar use, or has at least ten (10) years of retail operating experience. Upon such termination, all obligations of Landlord and Tenant (other than those that expressly are stated to survive termination) shall cease to be of further force and effect. Notwithstanding anything in this
Section 17.01 to the contrary, Tenant shall have the right, without Landlord's consent, to secure furniture, fixture and equipment financing in the ordinary course of business and to grant to the financing party a security interest in the furniture, fixtures, or equipment.

        If Landlord exercises its option to terminate this Lease pursuant to this subsection in connection with an assignment or sublet of all of the Premises, then, unless Tenant, within fifteen (15) days after receipt of the Takeback Notice, withdraws Tenant's request for Landlord's consent to the proposed assignment or sublet, this Lease shall end and expire on the effective date designated by Landlord in its Takeback Notice (which date shall not be less than sixty (60) days nor more than one hundred twenty (120) days after the date of the Takeback Notice) as fully and completely as if such early termination date were the original expiration date of the Term, and all Rent shall be apportioned as of such date.

        If (x) Landlord shall not elect to send a Takeback Notice within said 30-day period and (y) Tenant is not then in default under this Lease beyond any applicable notice or cure periods, Tenant shall be entitled, without any consent by Landlord, to assign this Lease or sublet all of the Premises on substantially the terms for proposed rent (including additional rent), square foot area, term and use and to the Permitted Party, described in Tenant's request for Landlord's consent, provided that if Tenant shall then be in default under this Lease beyond any applicable notice or cure period, then any such assignment or sublet shall not be effective until such defaults are cured. Any assignment or sublet to a Permitted Party shall be subject and subordinate to the terms. conditions and covenants of this Lease (other than with respect to the use set forth in Section 1.03), provided that if the assignee or sublessee will not operate any racing simulator or other rides within the Premises, then notwithstanding anything to the contrary in Section 3.02, Percentage Rent shall be an amount equal to [***] of Gross Receipts in excess of [***]. To the extent necessary, Tenant and Landlord shall execute and deliver a Lease Modification Agreement or other agreement reflecting the new use clause, if any.

17.02 - Effect of Landlord's Consent

        (a) Any consent by Landlord to a sale, assignment, sublease, mortgage, pledge, license, concession, hypothecation, or transfer of this Lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease. When the consent of Landlord is required hereunder to any proposed assignment or sublease of this Lease, or to the mortgaging, pledging, licensing. concession or hypothecation of this Lease, contemporaneously with the request of Tenant therefor, Tenant shall submit in writing information reasonably sufficient to enable Landlord to make a decision with respect thereto.

        (b) With respect to any of the consents requested by Tenant, whether or not the Landlord has consented thereto, Tenant shall pay to the Landlord the reasonable counsel fees and disbursements and other expenses incurred by the Landlord in connection therewith. Notwithstanding anything to the contrary in this Section 17.02(b), in no event shall this sum exceed [***].

                                   ARTICLE 18

                       Compliance with Government Orders

18.01 - Tenant to Comply

        Tenant, at its own expense, shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and local governments and of any and all other departments and bureaus applicable to Tenant's particular use of the Premises or to the business conducted by Tenant at the Premises, whether ordinary, extraordinary, foreseen or unforeseen ("Governmental Orders"). In addition, Tenant, at its own expense, shall comply promptly with and execute all rules, orders, regulations and recommendations of the Board of Fire Underwriters, Rating Board and Landlord and Tenant's insurance companies with respect to the prevention of fires and the exposure of liability risks ("Insurance Matters). Tenant, at its own expense, shall furnish and maintain in good order an adequate number and type of fire extinguishers on the Premises at an times. Notwithstanding the foregoing, in no event shall Tenant ever be responsible for any violation of Governmental Orders or Insurance Matters arising directly out of Landlord's Work. Landlord hereby represents that the Premises shall comply with all applicable Governmental Orders and Insurance Matters on the date Landlord delivers possession of the Premises to Tenant.

18.02 - Failure to Comply

        In case Tenant fails or neglects to comply with any of the Government Orders. Insurance Matters or the ADA (as hereinafter defined) as herein required of Tenant, then Landlord or its agent may enter the Premises and make said repairs and comply with any and all of the Government Orders, Insurance Matters or the ADA at the cost and expense of Tenant, and in case Tenant fails to pay therefor upon notice within five (5) days thereafter, the said cost and expenses, including twelve percent (12%) for administration costs, shall be added to the next month's installment of Fixed Annual Minimum Rent and be due and payable as such or Landlord may deduct the same from any balance remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease under Article 15 hereof by reason of default on the part of Tenant.

18.03 - Hazardous Material

        Tenant shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal by Tenant of Hazardous Material in the Premises and that portion of the Common Areas


*** Confidential treatment requested.

which Tenant employs for the display of its model NASCAR racing vehicle, as specifically set forth in Section 7.03 of this Lease, including, but not limited to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. (42 U.S.C. Section 6903) and any additions, amendments, or modifications thereto. As used herein, the term "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Promises is located or the United States Government. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions as are reasonably necessary to comply including, but not limited to, the removal from the Premises of any Hazardous Material and the restoration of the Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay reasonable out-of-pocket costs incurred by Landlord plus [***] for administration within ten (10) days after Tenant's receipt of a bill therefor. The covenants in this
Section 18.03 shall survive the expiration or earlier termination of this Lease. Landlord hereby consents to Tenant's use of (i) hydraulic oil in connection with the operation of the driving simulators and related equipment associated with Tenant's permitted use and (ii) cleaning and office products customarily used in retail or office promises, so long as all of such materials are used, handled, and disposed of in accordance with applicable laws and at no cost to Landlord.

18.04 - Americans With Disabilities Act

        Tenant, at its own expense, shall at all times comply with and shall cause the Premises and that portion of the Common Areas which Tenant employs for the display of Its model NASCAR racing vehicle, as specifically set forth in
Section 7.03 of this Lease, to be in compliance with the requirements of the Americans With Disabilities Act of 1990, and any additions, amendments or modifications thereto and all related regulations (the "ADA"). Landlord, at Landlords sole cost and expense, shall be responsible for insuring that Landlord's Work and the Common Areas are in compliance with the ADA.

                                   ARTICLE 19

           Subordination, Mortgagee's Rights and Assignment of Rents

19.01 - Subordination

        The rights and interests of Tenant under this Lease shall be subject and subordinate to any ground lease, mortgage or trust deed now or hereafter placed upon any portion of the Shopping Center, and to any advances made thereunder, and to the interest thereon, and to all renewals, modifications, consolidations, replacements, extensions and re-financings thereof. Tenant agrees that any ground lessor, mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its ground lease, mortgage or trust deed. In the event of such election, the rights and interest of Tenant under this Lease automatically shall have priority in whole or in part, over the lien of said ground lease, mortgage or trust deed, and no additional consent or instrument shall be necessary or required. However, Tenant agrees to execute and deliver such instruments as may be reasonably requested by any ground lessor, mortgagee or trustee for such purposes, and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact (which shall be deemed to be coupled with an interest) and in its name, place and stead so to do. In the event Landlord shall elect to refinance the Shopping Center during the term, Tenant's subordination to such future lender shall be expressly conditioned upon Tenant's receipt of a non-disturbance agreement reasonably acceptable to both Tenant and such future lender. Landlord will deliver to Tenant, on or before September 15, 1999, a non-disturbance agreement from each existing ground lessor and lender with an interest in the Shopping Center, and will use reasonable efforts to obtain the non-disturbance agreement in a form reasonably acceptable to Tenant. In the event Landlord is unable to obtain such non-disturbance agreement by September 15, 1999, then Tenant shall not be obligated to accept possession of the Premises and there shall be a day for day postponement of the Term Commencement Date until Landlord obtains such non-disturbance agreement. If Landlord is unable to obtain such non-disturbance agreement by September 15, 1999, then Tenant may terminate this Lease upon thirty (30) days notice to Landlord. Landlord, at any time after the execution of this Lease, may, in good faith, give notice to Tenant that Landlord is unable despite its reasonable efforts to obtain the non-disturbance agreement on the form requested by Tenant. At such time, if Tenant refuses to accept the form of non-disturbance agreement that Landlord is able to secure from its Lender, Landlord may terminate this Lease upon thirty (30) days notice to Tenant.

19.02 - Mortgagee's Rights

        (a) So long as any such ground lease, trust deed or mortgage remains a lien on any portion of the Shopping Center, Tenant agrees, simultaneously with the giving of any notice to Landlord which is required to be given by this Lease, to give a duplicate copy thereof to the respective ground lessor, mortgagee or trustee, provided Landlord has given Tenant notice of the name and address of any such ground lessor, mortgagee or trustee. Landlord agrees to notify Tenant of any ground lessor, mortgagee or trustee to whom such notice must be sent. Further, Tenant agrees that if Landlord defaults in its performance of any of the covenants under this Lease and if such default entities Tenant to terminate this Lease, the ground lessor, mortgagee or trustee may cure said default within thirty (30) days after any time period required of Landlord; provided, however, that if such default cannot be cured within such time period, Landlord shall be deemed to have cured such default if cure of the default is commenced within such time period, and thereafter diligently and in good faith continued with and actually completed. Landlord shall promptly notify Tenant of its commencement of such cure, and, if necessary, be permitted entry upon the Premises for the purpose of curing any such default. The giving of any such notice to Landlord shall not be properly given under the terms of this Lease and shall be of no force and effect until a duplicate copy thereof is also given to the ground lessor, mortgagee or trustee pursuant to this Section 19.02.


*** Confidential treatment requested.

        (b) Tenant hereby acknowledges that so long as any ground lease, mortgage or trust deed is a lien upon the Premises, Landlord cannot agree to reduce the rents below that provided for in this Lease, provide for payments of rent prior to the time herein provided for, nor terminate this Lease prior to the end of the term, except as otherwise provided in this Lease, without first obtaining the written consent of the ground lessor, mortgagee or trustee, and that any such proposed modification or termination without the written consent of said ground lessor, mortgagee or trustee shall be void as against said ground lessor, mortgagee, or trustee.

19.03 - Assignment of Rents

        (a) With reference to any assignment by Landlord of Landlords interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

                (i) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor any of the obligations, of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

                (ii) that except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder with respect only to those obligations that arise following a foreclosure or deed in lieu thereof, or assumption of Landlords position by a ground lessor only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. Tenant agrees that with respect to those obligations of Landlord that arise prior to a foreclosure or deed in lieu thereof, or assumption of Landlords position by a ground lessor, such foreclosing mortgagee in possession or ground lessor shall have no liability, provided that nothing contained herein shag be deemed to relieve Landlord from performance of any obligations arising under this Lease prior to the date of such assumption nor any such foreclosing mortgagee or ground lessor, as applicable, from performance of non-monetary obligations of a continuing nature arising under this Lease prior to the date of such assumption.

        (b) Where a party acquires Landlord's interest in property (whether land only, or land and buildings) which includes the Premises, and simultaneously leases the same back, such acquisition shall not be treated as an assumption of Landlord's position hereunder, and this Lease shall thereafter be subject and subordinate at all times to such lease (subject to the provisions of Section
19.01 above).
                                   ARTICLE 20

                               Entry to Premises

20.01 - Entry to Premises by Landlord

        Landlord shall have the right to enter the Premises at all reasonable times acceptable to both Landlord and Tenant for the purposes of:

        (i) inspecting the same,

        (ii) making any repairs to the Premises and performing any work therein that may be necessary or desirable,

        (iii) exhibiting the Premises for the purpose of sale, ground lease, mortgage or other financing,

        (iv) exhibiting the Premises (within one year prior to the expiration of the term of this Lease) to prospective tenants.

        Except in the case of an emergency, Landlord shall be accompanied by a representative of Tenant during any entry to the Premises unless Tenant waives such requirement in writing, in advance of such entry. During any such entry, Landlord shall not interfere with Tenant's access to the Premises.

        Nothing in this Lease shall imply any duty on the part of Landlord to do work or perform obligations which, under any of the provisions of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a constructive eviction nor a waiver of Tenant's default.

                                   ARTICLE 21

                            Notices and Certificates

21.01 - Notices

        (a) Any notice, statement, certificate, request or demand required or permitted to be given or delivered in this Lease shall be in writing, and personally delivered, sent by reputable overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested and addressed to Landlord at the address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease, or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. In the case of any default notice sent by Landlord to Tenant, Landlord shall send a copy to:
Paul, Hastings, Janofsky & Walker, LLP. 555 South Flower Street, 23rd Floor, Los Angeles, California 90071-2371, Attn: Rick S. Kirkbride. Landlord's managing agent, Pyramid Management Group. Inc., is hereby authorized and designated to give or deliver to Tenant any notice under this Lease. Any such notice, statement, certificate, request or demand shall be deemed given, (i) when actually delivered, if personally delivered or delivered by overnight or other courier or delivery service which confirms delivery in writing, or (ii) within two (2) business days after deposit in the US mail, if sent by registered or certified mail, postage pre-paid, return receipt requested, except in case of notice of change of address or revocation of a prior notice, which shall only be effective upon receipt.

        (b) At any time or times when Tenant's interest herein is vested in more than one person, firm or corporation, jointly, in common or in severalty, a notice given by Landlord to any one such person, firm or corporation shall be conclusively deemed to have been given to all such persons, firms or corporations. Any notices by Tenant pursuant to the provisions hereof shall be void and ineffective unless signed by all such persons, firms and corporations, unless all such persons, firms and corporations have previously given notice to Landlord, signed by each of them and designating and authorizing one or more of them to give the notice referred to, and such notice shall then be unrevoked by any notice to Landlord.

21.02 - Estoppel Certificate of Landlord

        Within ten (10) days after request by Tenant, Landlord, from time to time and without charge, shall deliver to Tenant or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument, certifying:

        (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification; and

        (ii) whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by Tenant of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any.

        Such certification shall not estop Landlord from thereafter asserting any existing default of which Landlord did not have actual knowledge on the date of execution thereof.

21.03 - Estoppel Certificate of Tenant

        Within ten (10) days after request by Landlord or Landlord's ground lessor or mortgagee, Tenant, from time to time and without charge. shall deliver to Landlord or the requesting party, or to a person, firm or corporation. specified by Landlord, a duly executed and acknowledged instrument, certifying:

        (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification;

        (ii) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any;

        (iii) whether or not there are any then existing permitted set-offs or defenses by Tenant, and if so, specifying them;

        (iv) the dates to which the Fixed Annual Minimum Rent, Percentage Rent, and Additional Rent have been paid;

        (V) that the operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of any Hazardous Material or a solid waste into the environment in reportable amounts or in manners which do not comply with all environmental laws and that the Premises is being operated in accordance with all environmental laws, zoning ordinances and building codes; and

        (vi) such other information as Landlord or Landlord's ground lessor or mortgagee may reasonably request.

Such certification shall not estop Tenant from thereafter asserting any existing default of which Tenant did not have actual knowledge on the date of execution thereof.

                                   ARTICLE 22

                          Covenant of Quiet Enjoyment

22.01 - Covenant of Quiet Enjoyment

        (a) So long as no event of default is existing pursuant to Section 15.01 of this Lease. Tenant shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the Term Commencement Date without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant, and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successor only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.

        (b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's control.

        (c) Landlord shall be in default of this Lease if Landlord fails to perform any obligation required to be performed by Landlord under this Lease and if such failure is not cured within thirty (30) days after receipt of Notice from Tenant specifying the nature of such failure. In the event of any such default by Landlord, Tenant shall have the right to exercise all rights and remedies available at law or in equity. Landlord shall reimburse Tenant for any reasonable expenses incurred by Tenant in curing Landlord's failures within twenty (20) days following receipt by Landlord of paid invoices from Tenant. In the event Landlord fails to reimburse Tenant for such amounts within thirty (30) days following receipt by Landlord of paid invoices from Tenant, then Tenant shall have the right to offset such amounts against the next ensuing installments of Rent, Percentage Rent and Additional Rent coming due under this Lease until the entire amount has been recouped by Tenant.

                                   ARTICLE 23

                            Miscellaneous Provisions

23.01 - Holdover

        (a) It is expressly understood by Tenant that Tenants right to possession of the Premises under this Lease shall terminate at the expiration or earlier termination of the term, and should Tenant continue thereafter to remain in possession, Landlord, should it so elect, shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover tenant. Tenant shall Indemnify and save harmless Landlord from any claim, damage, expense, cost or loss which Landlord may incur by reason of such holding over. including without limitation, any claim of a succeeding tenant, or any loss by Landlord with respect to a lost opportunity to re-let the Premises.

        (b) Should Tenant continue to occupy the Premises after the expiration or earlier termination of the term with the consent of the Landlord, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under the same terms. covenants and conditions as set forth in this Lease, except that Tenant shall pay Fixed Annual Minimum Rent on the basis of [***] times the Fixed Annual Minimum Rent for the last year of the term.

23.02 - Limitation on Landlord's Personal Liability

        (a) It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the Shopping Center for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed or performed by the Landlord, and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its partners, beneficiaries, co-tenants, shareholders, members. or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. In no event shall Tenant name Landlord's partners, members, beneficiaries, co-tenants, shareholders or principals to any suit or other proceeding to which Tenant and/or Landlord are a party arising out of or relating to this Lease, unless the naming of such partners, members, beneficiaries, co-tenants, shareholders or principals is required in order to permit the Tenant to obtain jurisdiction over Landlord herein.

        (b) The term "Landlord," as used in Subsection 23.02(a) and throughout this Lease, shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in this Lease. Further, in the event of any transfer by Landlord of Landlord's interest in this Lease, Landlord herein named (and in case of any subsequent transfers or conveyances, the then assignor), including each of its partners, beneficiaries, co-tenants, shareholders, members, or principals (as the case may be), shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements on the part of Landlord that accrue after the date of said transfer (but not for any obligation that accrued prior to the date of said transfer, for which the party assigning Landlord's interest in this Lease shall remain liable, subject to and in accordance with the terms of this Lease).

23.03 - Definition of Tenant's Allocable Share

        (a) Intentionally deleted.

        (b) Tenant's Allocable Share of Real Property Taxes pursuant to Section
4.01 shall be the product of multiplying the amount of said Real Property Taxes by a fraction, the numerator of which is the number of square feet of the Premises as set forth in Section 1.01, and the denominator of which is the total number of square feet of all buildings then leased in the Shopping Center on the date as of which such computation is required to be made under the terms of this Lease, after deducting therefrom the square footage of (i) any REA Parcel or other parcel which is separately assessed and the Real Property Taxes of which are paid directly to the taxing authority by the tenant or occupant thereof,
(ii) any anchor store and (iii) any theater, within the Shopping Center.

        (c) Whenever used herein, the term "square feet" shall consist of the area of floor space on all floors measured from the outside face of all exterior walls of the buildings (or the midpoints of any interior walls) and any outdoor sales areas which are mechanically heated or air-conditioned. It shall not include the floor area of any roof structures used for mechanical equipment. Whenever used in this Lease, an "anchor store" is defined to mean a premises in the Shopping Center containing not less than fifty thousand (50,000) square feet. In the event that, at any time the computation of Tenant's Allocable Share under Section 23.03(b) is required to be made, less than [***] of the total number of leasable square feet of all buildings in the Shopping Center is "then leased," then the minimum denominator used in the fraction used for determining Tenant's Allocable Share under Section 23.03(b) shall not be less than [***] of the total number of leasable square feet of all buildings then comprising the Shopping Center (less the deductions set forth in Section 23.03(b)).

23.04 - Force Majeure

        The period of time during which either party is prevented or delayed in any performance or the making of any improvements or repairs or fulfilling any obligation under this Lease, other than the payment of Fixed Annual Minimum Rent, Percentage Rent and Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God, the public enemy, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or any other causes beyond such party's reasonable control, shall be added to such party's time for performance, and such party shall have no liability by reason of such delay, except that as a condition to Tenant's right to avail itself of Force Majeure, Tenant must give Landlord written notice of such claimed Force Majeure.


*** Confidential treatment requested.

23.05 - Relocation of Tenant

        Landlord shall have the right to relocate Tenant to another space, the mall frontage of which shall be equal to or greater than that of the Premises, and the square footage of which shall not vary from that of the Premises by greater than one hundred (100) square feet within the Shopping Center after the expiration of the first thirty-six (36) months of the term of this Lease, upon one hundred twenty (120) days Notice to Tenant, at Landlord's cost and expense, which relocation shall in no way affect the obligation or duties of either party hereunder. Landlord shall be obligated for all expenses associated with such relocation, including but not limited to the construction of the now space to a condition and level of quality of finishes at least equivalent to the condition and level of the Premises on the date of Landlord's relocation notice and any actual out-of-pocket costs incurred by Tenant for the printing of now stationary and business cards, and the costs of moving Tenant's Personal Property. In the event Tenant shall fail or refuse to accept the new location within twenty (20) days of such Notice, Landlord at its option, may terminate this Lease upon forty-five (45) days written Notice to Tenant, provided that if Landlord shag fall to give the Notice of Landlord's election to terminate within forty-five
(45) days after the expiration of such twenty (20) days, then Landlord's termination right under this Section 23.05 shall be waived and this Lease shall remain in full force and effect through the Termination Date as defined in
Section 2.02. Tenant's written consent, which may be withheld in Tenant's sole discretion, shall be required for any relocation which moves the Premises outside the cross-hatched area shown on Exhibit A-2.

23.06 - Changes and Additions

        Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the building in which the Premises are located and to build adjoining the same. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in Landlord's Tract, to enlarge or otherwise modify the Shopping Center, to make alterations therein or additions thereto, to build additional stories on any building or buildings within the Landlords Tract to build adjacent thereto, to construct decks or elevated parking facilities, to install, maintain, use, repair and replace ducts, wires, pipes and conduits passing through or under the Premises serving other parts (now existing or hereafter added) of Shopping Center, and to sell or lease any part of Landlord's Tract. The purpose of the attached Site Plan is to show the approximate location of the Premises within the Shopping Center, and Landlord reserves the right at any time to relocate the various buildings, parking areas and other Common Areas shown on said Site Plan; provided, however, that there shall not be caused thereby any unreasonable obstruction of Tenant's right of access to the Promises or any unreasonable interference with Tenant's use of the Promises for the purpose hereinabove set forth, or the access to and visibility of the Premises as more fully set forth in Section 7.03 of this Lease.

23.07 - Attornment by Tenant

        If at any time during the term of this Lease the Landlord hereunder shall be the holder of a leasehold estate covering premises which include the Premises, and if such leasehold estate shall be canceled or otherwise terminated prior to the expiration date thereof and prior to the expiration of the term of this Lease, or in the event of the surrender thereof whether voluntary, involuntary or by operation of law, Tenant shall make full and complete attornment to the lessor of such leasehold estate, provided the lessor of such leasehold estate assumes all of Landlord's obligations under this Lease for the balance of the term of this Lease upon the same covenants and conditions as are contained herein so as to establish direct privity between such lessor and Tenant and with the same force and effect as though this Lease was made directly from such lessor to Tenant. Tenant shall then make all rent payments thereafter directly to such lessor. In the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center or any portion thereof containing the Premises, Tenant shall attorn to and hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the now owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

23.08 - Index

        As used in this Lease, "Index" means the then higher of either of the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) or the Consumer Price Index for All Urban Consumers (CPI-U) of the United States Department of Labor's Bureau of Labor Statistics in effect and generally published at the time the computation is to be made. If the aforesaid price indices are no longer published, then another price Index, generally recognized as authoritative, shall be substituted by Landlord. In the event the parties are unable to so agree, the matter shall be submitted to arbitration pursuant to
Section 23.18. During any period while the determination of such a dispute is pending, Tenant shall continue to pay the sum previously in effect, provided, however, that the adjusted sum as finally determined shall be retroactive from the prescribed date and any deficiency owed by Tenant shall be paid promptly upon a final determination of the dispute.

23.09 - Survival of Tenant's Obligations

        Any sums due either party from the other that by the terms herein would be payable, or are incapable of calculation, until after the expiration or earlier termination of this Lease shall survive and remain a continuing obligation until paid.

23.10 - Effect of Landlord's Notice to Terminate

        Any right on the part of Landlord to terminate this Lease shall, when exercised, require no further act, to the end that at the expiration of the applicable time period, if any, contained in the particular termination provision, this Lease and the term hereunder shall end and expire as fully and completely as if such termination date was the date herein definitely fixed for the end and expiration of this Lease and the term hereof, and upon such date Tenant shall quit and surrender the Premises to Landlord.

23.11 - Effect of Captions

        The captions, bold-faced type. underlining. notational references, or legends in this Lease are inserted only for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or interest of this Lease, or any paragraph or provision thereof.

23.12 - Tenant Authorized to Do Business

        Tenant represents, warrants and covenants that it is upon the date of execution, and throughout the term of this Lease it shall be authorized to do business and in good standing in the state in which the Premises is located. Tenant, if a partnership or corporation, agrees to furnish to Landlord, upon request, evidence of authority for entering into this Lease.

23.13 - Execution in Counterparts

        This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

23.14 - Law Governing, Effect and Gender

        This Lease, and any dispute concerning this Lease, shall be governed by the laws of the state in which the Premises is located, and any dispute concerning an interpretation of any portion of the Lease or the conduct of the parties hereunder shall be brought in either Syracuse, New York, or in the jurisdiction where the Premises is located. Tenant hereby consents to service of process at the Premises in the event that Tenant does not maintain a separate business office within the state where the Premises is located. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, except as expressly provided otherwise. Use of the neutral gender shall be deemed to include the masculine and feminine.

23.15 - Memorandum or Notice of Lease

        Upon request by either party, Landlord and Tenant agree to execute a Memorandum or Notice of Lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination of this Lease, the party who shall have recorded such Memorandum or Notice of Lease shall promptly execute any necessary instrument and remove the Memorandum or Notice of Lease from the public records, and upon failure to do so, the other party is hereby appointed attorney-in-fact to execute any such instrument in the recording party's name, place and stead.

23.16 - Complete Agreement

        This Lease contains and embraces the entire agreement between the parties hereto with respect to the matters contained herein, and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement is in writing and signed by the parties hereto, their legal representatives, successors or assigns. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord nor any broker has made any representation to or agreement with Tenant relating to the Premises, this Lease or the Shopping Center which is not contained in the express terms of this Lease. Tenant acknowledges and agrees that Tenant's execution and delivery of this Lease is based upon Tenant's independent investigation and analysis of the business potential and expenses represented by this Lease, and Tenant hereby expressly waives any and all claims or defenses by Tenant against the enforcement of this Lease which are based upon allegations of representations, projections, estimates, understandings or agreements by Landlord or Landlord's representative that are not contained in the express terms of this Lease.

23.17 - Guaranty of Lease

        Intentionally deleted.

23.18 - Arbitration

        Any controversy or claim arising from or relative to any matter in connection with this Lease, with refers to which this Lease shall expressly provide that this paragraph governs, shall be settled by arbitration in the City of Syracuse, New York, in accordance with the rules of the American Arbitration Association or its successor organization, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

23.19 - Security Agreement

        Intentionally deleted.

23.20 - Invalidity of Particular Provisions

        If any term or provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

23.21 - Execution of Lease by Landlord

        The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both the Landlord and Tenant.

23.22 - Relationship of the Parties

        Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto it being understood and agreed that neither the method of computation of rent nor any other provision herein contained nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than landlord and tenant.

23.23 - Brokers

        Landlord represents and warrants to Tenant that it has not employed any realtors or brokers in connection with the negotiation of this Lease. Tenant represents that Tenant has retained as its broker Russell J. Friend of Blatteis Realty ("Tenant's Broker"), and Tenant specifically acknowledges and agrees that any fee payable to Tenants Broker is the sole and exclusive responsibility of Tenant and Landlord shall have no liability therefor. Landlord and Tenant shall each indemnity, defend and hold harmless the other from any cost, expense or claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

23.24 - Representations

        Landlord warrants to Tenant that the Shopping Center is in good condition and repair, free of material defects, and that the Shopping Center has been constructed in accordance with applicable laws and requirements.

23.25 - Abatement

        In the event Tenant is prevented from using the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve
(12) month period (the "Eligibility Period") as a result of the failure of Landlord to maintain and repair the Shopping Center and the Premises in accordance with its obligations as set forth in this Lease, and such failure interferes with Tenant's operations and use of the Premises, or as a result of any failure to provide services or access to the Premises, or because of the presence of Hazardous Materials in or on the Shopping Center or the land on which the Shopping Center is located resulting from the acts or omissions of any party other than Tenant which pose a health risk to occupants of the Premises, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the square footage of the portion of the Premises that Tenant is prevented from using bears to the Tenant Area of the entire Premises. However, in the event that Tenant is prevented from conducting its business in any portion of the Premises under such circumstances for period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not reasonably sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the square footage of such reoccupied portion of the Premises bears to the Tenant Area of the Premises, shall be payable by Tenant from the date such business operations commence.

23.26 - Special Use Permit

        Except as may be otherwise set forth in Section 5.02(a) of this Lease, Landlord represents that as of the date hereof, no "special" use permit from local governmental authorities is required for Tenant's operation for the permitted use in Section 6.01 within the Premises in accordance with this Lease. The foregoing representation shall not extend to any building or similar permits required for Tenant's Work or a certificate of use and occupancy for the Premises or licenses to conduct business and the like.

23.27 - Tenant Improvement Rebate

        Notwithstanding anything contained herein to the contrary, provided Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period, Tenant shall be entitled to an allowance in the amount of [***] per square foot of the Premises ("Tenant Improvement Rebate") (e.g., if the Premises are 4,597 square feet in size, then Tenant shall be entitled to a Tenant Allowance from Landlord in the amount of [***]). The Tenant Improvement Rebate shall be paid to Tenant by Landlord in the form of an abatement (the "Abatement") of any and all charges, fees and reimbursements that otherwise would be due and owing from Tenant to Landlord (including, without limitation, Fixed Monthly Minimum Rent, Percentage Rent, Common Area Charges, insurance, and contributions to the Marketing Fund), except Tenant shall be obligated to pay Tenant's Allocable Share of all Real Property Taxes despite the Abatement. The Abatement shall commence on the Term Commencement Date and shall continue until the amount of the Abatement equals the amount of the Tenant Improvement Rebate. If this Lease is terminated prior to the expiration of the term, Tenant shall pay to Landlord, as Additional Rent, any amount of the Tenant Improvement Rebate received by Tenant (whether in the form of the Abatement or otherwise) in excess of the earned portion of the Tenant Improvement Rebate, which "earned portion" shall be determined by dividing the Tenant Improvement Rebate by the total number of months that would make up the term if not for the prior termination of this Lease (e.g., 120 months if the term is not extended pursuant to Section 2.03 above) and multiplying the result by the number of months (including whole and partial months) that occurred commencing on the Term Commencement Date and ending on the date that this Lease was terminated. For example, if the term is comprised of 120 months and if Tenant operated the Premises after the Term Commencement Date for 70 whole and partial months, then Tenant shall pay to Landlord any amount received by Tenant in excess of 7/12 (i.e., based on 70/120, or the "earned portion") of the Tenant Improvement Rebate. Such amount shall be deemed due as of the date the Lease is terminated and shall be payable within five (5) days following such date. Such amount shall not be subject to credit, offset or mitigation as otherwise provided in Section 15.02(c) of the Lease.

*** Confidential treatment requested.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                          CAROUSEL CENTER COMPANY, L.P.

                                          By: CAROUSEL GENERAL COMPANY, LLC


                                          By: /s/ BRUCE A. KENAN
                                             -----------------------------------
                                          MEMBER/AUTHORIZED AGENT



                                          SILICON ENTERTAINMENT, INC.

                                          By:   /s/ CHRIS MORSE
                                                --------------------------------
                                          Title: V.P.
                                                --------------------------------


                          (Acknowledgment of LANDLORD)


State of New York
                              ss:
County of Onondaga

On the 18 day of August in the year 1999 before me, the undersigned, a notary public in and for said state, personally appeared Bruce A. Kenan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                         /s/ JENNIFER B. HUSE
                         ------------------------------
                         (Notary Public)

                          (Acknowledgment of TENANT)


State of California
                              ss:
County of Santa Clara

On the 5th day of August in the year 1999 before me, the undersigned, a notary public in and for said state, personally appeared Chris Morse, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

                         /s/ LAURIE H. SHERMER
                         ------------------------------
                         (Notary Public)



                                        SEAL           LAURIE H. SHERMER
                                                      Commission #1155999
                                                   Notary Public - California
                                                       Santa Clara County
                                                  My Comm. Expires Sep 19, 2001

                               TABLE OF EXHIBITS


Exhibit A...........................................................................................Site Plan
Exhibit A-1..........................................................................................Premises
Exhibit B......................................................................Description of Landlord's Work
Exhibit C........................................................................Description of Tenant's Work
Exhibit D..............................................................................Outline Specifications
Exhibit E...............................................................................Intentionally deleted
Exhibit F......................................................................................Tenant's Signs

                                   EXHIBIT A





























Note: This is a schematic plan and is intended to show only the proposed layout of the Shopping Center. All measures, dimensions and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                  EXHIBIT A-1





























Note: This is a schematic plan and is intended to show only the proposed layout of the Shopping Center. All measures, dimensions and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                   EXHIBIT A-2





























Note: This is a schematic plan and is intended to show only the proposed layout of the Shopping Center. All measures, dimensions and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

-------------------------------------------------------------------------------

                                  EXHIBIT A-2





























Note: This is a schematic plan and is intended to show only the proposed layout of the Shopping Center. All measures, dimensions and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.


-------------------------------------------------------------------------------

                                   EXHIBIT B
                                LANDLORD'S WORK

        The Premises have already been constructed and Tenant accepts the Premises in its "as is" condition. All other work required to prepare the Premises for Tenant's use and occupancy shall be performed by Tenant at its sole cost and expense.

                                   EXHIBIT C
                                 TENANT'S WORK


        Tenant accepts the Premises in its "as is" condition on the date that possession of the Premises is made available by Landlord, and shall, [***] , and in accordance with the Outline Specifications attached hereto and made a part hereof as Exhibit D, furnish all labor, material, fixtures and equipment necessary to complete, in a good, substantial and approved manner, all work required to bring the Premises to a finished condition ready for the conduct of Tenant's business therein.


























*** Confidential treatment requested.

                                   EXHIBIT C

                      Carousel Center, Syracuse, New York


Condition of Space:

1. HVAC unit is a 15 ton split unit in good working condition.
2. Floor to deck height is 16 feet.
3. Electrical service available is 200 amps
4. Conduit is 3 inch pvc
5. Tenant's location is 175 feet from electrical room.
6. See attached plan and DCP for further detail


                                   Exhibit C

                             DIMENSION CONTROL PLAN


                                  [FLOOR PLAN]

                          NEW CORRIDOR & TENANT SPACE

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]






                                   Exhibit C

                                    EXHIBIT D

                             OUTLINE SPECIFICATIONS

A.      DESIGN AND CONSTRUCTION

        Tenant will retain the services of architect(s) and engineer(s) licensed in the state in which the Shopping Center is located for the design of Tenant's Work. Tenant will retain contractors for the completion of Tenant's Work. Tenant and its contractors will at all times cooperate fully with Landlord's employees and contractors, and with other tenants and their contractors.

        Tenant's architect and engineer will design all Tenant's Work in full compliance with all federal, state and local codes, ordinances, rules and zoning regulations applicable to the Shopping Center and to Tenant's Premises. Tenant's architect and engineer will incorporate by reference or by duplication the Tenant Design Handbook into the final contract documents.

        Landlord will complete Landlord's Work as set forth in Exhibit B of this Lease under a blanket building permit. Tenant will complete Tenant's Work as set forth in Exhibit C of this Lease under an individual building permit. Tenant will be responsible for all building permit costs and/or any other municipal permit(s) and/or fees required for Tenant's Work. All building permit questions, as they relate to Tenant's Work (Exhibit C) should be directed to the Landlord.

B.      DIMENSION CONTROL PLAN

        Landlord will furnish Tenant with two (2) prints of a Dimension Control Plan, setting forth dimensions and design information necessary to complete the design of Tenant's Work. The Dimension Control Plan will be made available following the execution of this Lease.

C.      TENANT'S DESIGN

        All final submissions will bear the seal and signature of an architect (and engineer if applicable) licensed to practice in the state in which the Shopping Center is located.

        Tenant's design will employ the best available technology to provide for maximum energy conservation within the Premises. All HVAC, plumbing and electrical work will be in compliance with ASHRAE Standard 90-80, or the most recent edition thereof.

        Within two (2) weeks from the later of (a) receipt by Tenant of a Dimension Control Plan from Landlord, or (b) the date of execution of this Lease, Tenant shall submit by overnight delivery service "Preliminary Design Drawings," for Landlord's review, showing the intended design concept and character of proposed finishes. Tenant's submission shall consist of one (1) sepia set and one (1) blueline set of prints.

        Preliminary Design Drawings will contain basic dimensions of the Premises and shall include, but not necessarily be limited to, the following:

        1.      Preliminary floor plan with fixturing layout;

        2.      Preliminary reflected ceiling plan;

        3. Storefront elevation showing intended materials and signage, complete with sample of all finish materials;

        4.      Section through storefront and bulkhead; and

        5. Material and color finish sample board of interior and storefront finishes.

        Landlord will return to Tenant one (1) set of prints marked with Landlord's comments relative to Tenant's preliminary submission within fifteen (15) days after Landlord's receipt of such submission. [***]

        Within thirty (30) days after the later of (a) receipt by Tenant of the Dimension Control Plans from Landlord, or (b) the date of execution of this Lease, Tenant will submit to Landlord two (2) sets of reproducible prints and six (6) sets of blueline prints of Tenant's "Design Drawings" showing final design, character, and finishes. All design shall conform to the design criteria set forth herein. Tenant's Design Drawings shall include, without limitation, the following for review:

        1. Architectural: Floor plan, fixturing layout, room finish schedule, door schedule, partition types, ceiling plan, interior wall and storefront elevations describing signage elevations and shop drawings, sections, and details as appropriate.

        2. Mechanical: All equipment, locations, distributions and return systems, diffuser locations, load calculations, controls, and details as appropriate.

        3. Electrical: Floor and ceiling plans showing type and location of power and lighting, equipment, controls, projected loads, panel schedules, riser diagram, and details as appropriate.

        4. Plumbing: Location and type of water meter, fixtures, supply and waste piping schematics and details as appropriate.

        5. Specifications on materials and methods of construction for the above items.

        6. Signage Shop Drawings indicating finishes, type, and mounting location. Food merchants will submit "menu board" specifications and/or photographs.

        7.      Manufacturer's Cuts of fixtures and equipment with finishes.

*** Confidential treatment requested.
                                       1

        8.      Certificate of Completion and Affidavit (Appendix 2).

        9.      Tenant Electrical Load Summary (Appendix 1A).

        10.     Tenant Design Checklist (Appendix 1).

        Landlord will return to Tenant one (1) set of sepias of Tenant's Final Design Drawings marked with review comments and required modifications. If Tenant's Design Drawings are returned to Tenant with comments but not bearing the approval of Landlord, Tenant's Design Drawings shall be revised by Tenant, incorporating Landlord's comments, and resubmitted to Landlord for review within ten (10) days of receipt.

        * Plans will not be returned until Receipt of Appendices 1 and 1A.

        If the final submission of Tenant's architectural drawings are stamped "Final Approved for Construction as Noted," it is Tenant's or Tenant's representative's responsibility to distribute copies of the final drawings, stamped as such, to the contractors at the job site. Landlord's design review is solely for the purpose of assisting the Tenant and coordinating the store design of the various tenants in the Shopping Center. If in the design review process Landlord does not denote items that are not in compliance with the provisions of the Lease, including these Outline Specifications, the same will not relieve Tenant, Tenant's contractor, Tenant's architect and engineer of their obligations to construct in compliance with these Outline Specifications, and any applicable federal, state and local codes, ordinances, rules and regulations.

        Any modifications to Tenant's Premises during the term of the Lease must conform to all provisions of the Lease including this Exhibit or, at Landlord's option, Landlord's then-current design criteria, including design review and payment of the fee therefor. Tenant's contractor will construct Tenant's space in accordance with Tenant's final drawings as approved by Landlord and will furnish a signed Certificate of Completion as provided below. Receipt of Appendix 2 (attached) will be required prior to the release of Tenant's security deposit.

D.      SUBMISSION OF AS-BUILT DRAWINGS AND CERTIFICATE OF COMPLETION (Appendix
        1)

        As a condition of Landlord's approval for Tenant to initially open for business in the Shopping Center, and upon completion of the Premises, Tenant will submit to Landlord for Landlord's permanent project construction files: (1) a set of reproducible "As-Built" drawings which contain all of the information required in Tenant's Design Drawings, updated to accurately reflect the as-built conditions of Tenant's HVAC, electrical and plumbing systems; and (2) a Certificate of Completion (Appendix 2) signed by Tenant, Tenant's architect and contractor, certifying that the Premises have been constructed and completed in accordance with the plans, drawings and specifications previously submitted to and reviewed by Landlord. Tenant must also submit a completed a Stipulation of Cost with appropriate backup documentation as a condition of Landlord's approval. Landlord will be entitled to rely on this Certificate as evidence of Tenant's completion of construction of the Premises pursuant to the provisions of this Lease.

E.      OUTLINE SPECIFICATIONS

        The following Outline Specifications will apply to the performance of all work carried out with regard to the Premises:

        1.      Floor System

                a.      Upper-level Floor System (if applicable)

                        The upper-level floor system will consist of a structural framing system and a concrete slab. Depressions in the slab for floor covering will not be permitted. Electrical floor boxes or plumbing lines must be installed by core drilling through the concrete slab to the lower-level tenant's ceiling space. All such work will be coordinated directly with Landlord. No piping, conduit or other related items may be placed in the concrete slab or on the steel decking. The floor system will be designed for a maximum allowable live load of 100 pounds per square foot.

                b.      Level Floor System

                        The lower level floor system will consist of a concrete floor slab. All work which Tenant desires to be placed below the slab will be installed prior to the slab construction, or Tenant may cut and replace said slab at Tenant's expense only upon approval from Landlord.

                c.      Waterproofing (if applicable)

                        All tenants will ensure the water tightness of their restroom floor system. Waterproofing membranes will extend no less than 4" vertically at all demising walls. Additionally, all food merchants, pet stores and salons will provide a waterproof membrane over their entire floor area with water-fight connections at all floor penetrations.

                        All tenants will ensure water tightness of all floor slab penetrations. Tenant will be responsible for any damage which occurs as a result of, or which is caused directly or indirectly by the failure of Tenant or its contractors to adequately construct, install, or adequately seal all floor penetrations.

                        Food use tenants must install a single waterproof membrane as specified by specific mall.

        2.      Walls, Partitions and Doors

                a.      Demising Partitions

                        All demising partitions will be finished with a minimum of 5/8" fire code gypsum wallboard (unless otherwise required by code), from the floor to the deck, with all joints taped. Exposed walls will be finished with three layers of spackling, sanded and left in paint-ready condition.

                        1)      Insulation in Demising Partitions

                                All demising partitions constructed by the following types of merchants will be insulated with vapor barriers (installed to the warm side of the wall) and sound attenuation blanketing from the floor to the underside of the deck.

                                1.      Food establishments:

                                2. Game rooms, arcades, video, record and tape stores;

                                3.      Pet stores;

                                4.      Salons;

                                5.      Any other use which produces unusual
                                        noise or odor, or heats or cools the
                                        Premises 10 degrees (Fahrenheit) +/-
                                        beyond the normal range within the
                                        Shopping Center or is deemed by Landlord to potentially impact other mall tenants adversely.

                b.      Exterior/Interior Partitions

                        All interior partitions of the Premises will be constructed of metal studs, with gypsum wallboard or other non-combustible finish on all sides. Any combustible materials applied to partitions must receive a U.L. labeled fire-retardant coating, or be placed over a non-combustible substrate material. All exterior walls will be insulated with fiberglass insulation from the floor to the underside of the deck. Insulation will have an integral vapor barrier with an R" value of 19 or greater if required by any federal, state or local code, ordinance, rule or regulation. The insulation will be covered by one (1) layer of 5/8" type 'X' gypsum wallboard from the floor to the underside of the deck.

                c.      Storefront Bulkhead

                        Tenant's storefront bulkhead, if any, will be constructed and finished subject to Landlord's review of signage and overall design. The mall side of Landlord's bulkhead will be finished by Landlord. Tenant's side will be finished with a minimum of 5/8" fire code gypsum wall board running the full height to the structure above (1 hour rated). All materials applied on the mall side of the storefront will be non-combustible as per code and local building regulations.

                        Storefront bulkheads will have an insulation "R" value of at least 11 (except at Walden Galleria, Independence Mall, Carousel Center, Galleria at Crystal Run, Silver City Galleria and Crossgates Mall, where this insulation is not required at this time).

                d.      Plumbing Chases

                        Plumbing chases, whether in Tenant's Premises or beyond, will be constructed with access panels in full compliance with all applicable codes and will be insulated to prevent freezing of water and waste piping.

                e.      Doors

                        Service doors which open into a corridor or Tenant's exterior service area will be framed and installed in locations approved by Landlord. These doors must open in the direction of exit travel, and must be recessed so as not to restrict use of any service corridor as an emergency exit corridor. Tenant will cut and patch the wall provided by Landlord as necessary to properly recess the door(s). Door frames will be made of hollow metal, 14-gauge steel, fully welded, with a reinforced head. Doors will be 3'-8" by 7'-0". 16-gauge steel, reinforced, hollow metal. Hardware will include a locking device which is always operable from the interior, a door bumper, corner guards and a hydraulic door closer. Service doors opening into a service corridor will be 1-1/2 hour rated. Tenant will properly identify its Premises with an engraved sign attached to the exterior of its service door.

                f.      Exits

                        Fire exits will be clearly marked and maintained in accordance with governing codes and ordinances. Tenant will not install any hardware or other device(s) that would prohibit the use of an emergency fire exit.

                g.      Finishes

                        Paint finishes will be a minimum of two (2) even coats with no skips, runs or sags. Before applying any wall covering(s), the underlying surface will be prime coated.

        3.      Storefront

                a.      Scope

                        The total separation between the Premises and mall, herein referred to as "Storefront" including any show windows, platforms, glass and glazing, lobbies or entries, doors, grilles, bracing and supports, depressions, and any walls between the Premises and the


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
                        mall will be furnished and installed by Tenant in accordance with Design Drawings bearing Landlord's approval.

                b.      Design Review

                        Tenant's Storefront design will be subject to Landlord's approval and will be in harmony with the overall quality and character of the mall. Landlord will review each Storefront design carefully to ensure the suitability of the design to the merchandise sold within the store and to the store's location within the mall. Landlord also reserves the right to modify Tenant's design and material election for the Storefront.

                c.      Storefront Design Guidelines

                        It is the intent of these guidelines to encourage the design of Storefronts which reinforce the concept of the mall as a streetscape. The streetscape is comprised of tenants' Storefronts which have varying shapes, sizes and materials and which also vary in the degree to which they project beyond or are recessed from the bulkhead line.

                        Creativity in the streetscape theme and the use of new and innovative materials is highly encouraged by Landlord; our Design Department is available and willing to assist tenants in creating a noteworthy and exciting design.

                        Landlord's review of Tenant's Design Drawings is for design purposes only. Tenant's architect and/or engineer accepts all responsibility for any non-compliance with federal, state or local codes, ordinances, rules or regulations applicable to Tenant's Premises.

                d.      Storefront 'Pop-Out' Criteria

                        The following sets forth the required criteria for allowable Storefront projections:

                        PLEASE NOTE: Refer to the Dimension Control Plan for the "Condition" which pertains to the 'pop-out' criteria listed below. Tenant may occupy an enclosed projected area beyond the bulkhead line containing up to sixty percent (60%) of the area bounded by the maximum Storefront projection line, the bulkhead line, and the "no build zone" (as defined below), while respecting other setback lines as conditions apply (see Dimension Control Plan).

                        A "no build zone" of either 1'-6" or 1'-0" is required between tenants' Storefronts. See Tenant Design Handbook for details.

                        Overhead projections (minimum 8'-0" A.F.F.) may be constructed anywhere within the area bounded by the maximum Storefront projection line, the "no build zone" and other setback lines as conditions apply (subject to Landlord's approval) (see Dimension Control Plan).

                        The Storefront will or may be built to a height no higher than the bottom of Landlord's bulkhead and shall not project outside the maximum Storefront projection line as shown on the Dimension Control Plan.

                        At all mall Storefront feature columns, any partition of Tenant's storefront which must attach to Landlord's feature column must be full height glass. This glass must intersect at the center line of the feature column and run parallel to Landlord's mall bulkhead for a minimum of 12 inches from the face of the feature column before changing direction.

                        At all Storefront(s), illuminated signs mounted to the outside of the Storefront will not extend below 8'-0" A.F.F.

                        Tenant must appropriately finish the top portion of its projected Storefront with a finish of the same quality and material as that used on the vertical surfaces of Tenant's projected Storefront.

                        Particular Storefront conditions require reference to Tenant's Dimension Control Plan for the location(s) of any column(s) for the purpose of respecting the 12'-6" radius setback of Tenant's "pop-out."

                        In no case will there be a limit on the amount of storefront which may be recessed behind the bulkhead line.

                e.      Characteristics and Materials

                        No artificial images such as applied roofs, dormers, thatch, veneer brick, veneer field stone, pegboard, cork products, carpet, painted gypsum wallboard, vinyl, plastic or metal laminate, nor zolatone will be permitted in the construction of Tenant's Storefront. Backpainted glass, ceramic tile (used in any area of the mall other than in the Food Court) will be permitted only at the sole discretion and with the consent of Landlord. Landlord reserves the right to modify any Storefront design and Tenant's material selection.

                        * The use of combustible materials, fire retardant wood, permitted only by code.

                        It is recommended that Tenant's Storefront design utilize full height tempered glass from floor to bottom of bulkhead as a basic design element.

                f.      Security

                        Storefront security can be provided by utilizing coiling, sliding, or folding closures of glass, painted steel, anodized aluminum, or other materials approved by Landlord. All security closures must be fully concealed when open.

                        Overhead door soffits will be constructed and finished in such a way as to conceal all internal areas of the Storefront construction. The opening will be finished on the inside faces of gate/door pocket 12" above the soffit line and 12" inside of the side wall pockets.

                        Side wall gate/door pockets will be constructed with flush, overlay pocket doors to conceal the door and pocket. All such doors will have concealed hardware.

                g.      Construction Materials

                        All Storefront construction and construction materials are subject to federal, state and local codes, ordinances, rules and regulations applicable to the Shopping Center.

                h.      Safety

                        All Storefront design and construction shall comply with all federal, state and local codes, ordinances, rules and regulations applicable to the Shopping Center regarding transparent glass doors and fixed adjacent transparent glass sidelights to avoid injury from accidental human impact. All markings on glass expanses will be subject to Landlord's review.

                i.      Tempered Glass

                        Any glass or mirror used in Tenant's Storefront construction in any type of vertical plane will be minimum 3/8" tempered safety glass. All overhead glass or mirror used in a horizontal or sloped application must be heat-strengthened laminated glass installed in accordance with governing codes.

                j.      Storefront Base

                        All Storefront construction, excluding doors, must have a tile base. Applicable mall tile may be purchased by Tenant from Landlord and installed by Tenant or by Landlord for Tenant if installed prior to the opening of the Shopping Center. However, Tenant is strongly recommended to utilize a material that compliments the overall storefront design.

                k.      Maximum Projection

                        No element of the Storefront, except signage, will project across Tenant's maximum Storefront projection line. No element of Tenant's Storefront, including signage, will project across Tenant's lease line.

                l.      Hinged Doors

                        Doors in the Storefront, if hinged, will swing toward the mall and be locked in an open position whenever the store is occupied. Such doors will be recessed in the Storefront so as not to swing past Tenant's maximum Storefront projection line.

                m.      Non-Swing Doors

                        Non-swing doors such as sliding glass or folding doors or coiling grilles are acceptable if they are locked in an open position whenever the store is occupied.

                n.      Floor Track

                        Any floor track will be flush with the finished floor.

                o.      Floor Level

                        Tenant will adjust the level of the slab in Tenant's Premises by flash patching or another method to ensure that the level of the finished floor in the Premises corresponds with that of the mall.

                p.      Display Windows

                        All display windows must be adequately illuminated and vented. Direct visual exposure of conventional incandescent lamps will not be permitted. Fluorescent lights will not be permitted in display window areas.

                q.      Structural Support

                        All Storefront work requiring structural support, including sliding door tracks and housing boxes for grilles, will be supported at the head sections by a welded structural steel framework installed by Tenant. Connection to Landlord's roof structure or overhead floor structure for purposes other than horizontal bracing will not be permitted. All overhead rolling grille tube columns will be specified and installed by Tenant with base plates.

                r.      Open Storefronts

                        Where Tenant's Storefront is not enclosed, Tenant's merchandise or fixtures may not be extended farther than Tenant's maximum Storefront projection line.

        4.      Floor Covering

                a.      Materials

                        Carpeting will not be permitted within eight feet (8'-0") of the Storefront enclosure line. Areas of the store subject to high traffic will be surfaced with ceramic, marble, or stone pavers or prefinished durable wood flooring. Vinyl composition tile is not allowed in Tenant's sales areas under any circumstances. All flame spread specifications for all flooring material must be provided prior to Tenant's construction for review by the local building department.

                b.      Cutting, Patching and Core Drilling

                        Tenant will cut and patch for any underslab work which is performed after Landlord's original pouring of the slab. Excavated materials must be removed and the subgrade must be thoroughly compacted before restoring the floor slab. Upper-level tenants will not cut the concrete slab. Penetrations for all mechanical, electrical, or plumbing work will be core drilled.

                c.      Flush with Mall

                        Tenant's floor finish will be flush with the mall floor finish, and Tenant will provide necessary finish trim where Tenant's floor finish meets the mall floor finish.

                d.      Mall, Tenant Floor Finish Transition

                        Prior to the opening of the Shopping Center, the mall floor finish will be installed by Landlord to Tenant's lease line at Landlord's cost. Tenant will be responsible for the cost to extend the mall floor finish from Tenant's lease line to the center line of Tenant's Storefront enclosure. At Landlord's option, this work may be completed by Landlord; all such work shall be done at Tenant's expense.

                        After the opening of the Shopping Center, the Tenant is responsible for furnishing and installing any and all mall floor finish necessary to the center line of Tenant's storefront enclosure.

        5.      Ceilings

                a.      Non-Combustible System

                        All ceilings, related framing, blocking and accessories will be non-combustible. No combustible materials may be used above finished ceiling surfaces.

                b.      Suspension System

                        All ceiling suspension systems will be metal. Support for ceiling hangers will be from the structural members. Support will not be permitted from (but not limited to) the following: metal roof deck, mall duct work, sprinkler pipes, or conduits.

                        Tenant is encouraged to include creative ceiling systems in its sales areas. The ceiling must be suspended drywall, concealed spinal acoustical tile, 2' x 2' acoustical T-Bar ceiling with 3/8" revealed edge, or lath and plaster construction. Acoustical ceiling is to be of tegular tile type only. Acoustical ceiling with 2' x 4' modules (including tiles to simulate 2' x 2' look) will NOT be permitted in sales areas.

                c.      Food Court

                        Ceilings in wet areas must be constructed with greenboard and finished with an enamel paint or other paint which resists moisture penetration.

                d.      Insulation

                        All upper-level ceilings for Crossgates and Poughkeepsie will have an insulation of "R" value of at least 19. Upper-level tenants for Walden Galleria, Carousel Center and Galleria at Crystal Run do not need to insulate their ceilings. All ceilings In one-level centers will have an insulation "R" value of at least 19 and not less than a three-quarter (3/4) hour fire rating. Ceilings in lower-level stores will have a fire rating of not less than one (1) hour.

                e.      Design

                        Where ceilings are omitted for aesthetic or other purposes, design will incorporate all federal, state and local codes, ordinances, rules and regulations applicable to the Shopping Center.

        6.      Sign Criteria

                a.      Design

                        Tenant's sign design will be coordinated with Tenant's Storefront design and will not be installed until the design is approved by Landlord. Landlord will have the right to remove or require the removal of any signs which either do not meet the Sign Criteria or which are not expressly approved by Landlord. The cost of such removal will be at Tenant's expense.

                        Shop drawings of all proposed signage shall be submitted by Tenant to Landlord for approval. The submittal shall include an elevation of the Storefront with signage completely dimensioned and drawn to scale. A material sample board with proposed sign materials is also required.

                        Fabrication and installation of signage will comply with all applicable local codes, ordinances, rules, regulations, and national electrical codes applicable to the Shopping Center. All signage materials will be U.L. rated.

                        All signage shall be incorporated into Tenant's design as an integral part of the Storefront

                        To add individuality, creativity and variety, Tenant is strongly encouraged to incorporate into its design scheme the following recommendations:

                        1)      Signage etched in Storefront glazing or mirror;

                        2) Back-painted glass with signage etched & back lit;

                        3)      Neon graphics;

                        4)      Illuminated halo effect letters;

                        5) Metal letters such as cast bronze, polished brass, polished chrome and stainless steel; and

                        6)      Fiber optics.

                b.      Store Identity

                        Tenant's sign will be limited to the identification of Tenant's tradename and/or logo.

                c.      Characteristics

                        Tenant's sign and logo will comply with the following design requirements:

                        1) Dimensional, individual, internally illuminated metal letters and/or logo may not be taller than eighteen inches (18"), unless in the opinion of Landlord, a larger size would be preferable. Maximum allowable projection from the Storefront will be six inches (6").

                        2) Dimensional metal back-lit ("halo-effect") letters or logo with a height of six inches (6") to eighteen inches (18"). Each letter must be at least one inch (1") but no more than five inches (5") in thickness and must be projecting from the Tenant bulkhead surface with one inch (1") maximum spacers.

                        3) Exposed neon tubes forming letters and/or logos will be permitted at the discretion of Landlord on an individual basis. Dimmer switches will be attached to the sign transformers on all exposed neon tubes. No exposed neon crossovers, raceways, ballast boxes, or transformer boxes will be permitted.

                        4) Non-dimensional letters and/or logos applied or painted directly on the inside face of the glass Storefront area will be permitted as supplemental signs only.

                        5) Supergraphic or relief treatments of large amounts of Storefront area will be permitted only at the discretion of Landlord on an individual basis.

                        6) Signage will not exceed five percent (5%) of the area of Tenant's Storefront or twelve (12) square feet (whichever is greater).

                        7) Signage will not exceed two-thirds (2/3) of the width of Tenant's demised Premises.

                d.      Prohibited Signs

                        The following types of signs or signage will be prohibited:

                        1)      Boxed or cabinet type signs;

                        2) Vacuum-formed plastic luminous letters and/or logos;

                        3)      Blade signs;

                        4)      Paper signs of any type;

                        5)      Artificial wood and wood grain plastic laminate;

                        6) Animated component, flashing lights, or noise making signs of any type;

                        7)      Signs utilizing plastic laminate;

                        8)      Exposed neon; and

                        9)      Dimensional graphic signage.

                e.      Illumination

                        All signage will be adequately illuminated by Tenant, utilizing a method which is approved by Landlord.

                f.      Exterior Signage

                        Except for Tenant's approved mall Storefront sign, no exterior signage by Tenant will be allowed.

                g.      Menu Boards

                        Menu boards and price lists are subject to Landlord's review and approval. All such signage will be compatible with the remainder of the Premises and with the overall quality and design of the mall, and will be of a size. color and illumination level to be readily visible. "Photo signage" will be reviewed by Landlord. No "supplier" signs or advertising will be permitted.

        7.      Furnishings and Trade Fixtures

                All furnishings and trade fixtures will be new and of first quality, including installation.

        8.      Heating, Ventilating and Air Conditioning

                Delivery schedules require HVAC units to be ordered prior to Landlord's receipt of specific Tenant's specific store design data.

                Should Tenant require other and/or additional HVAC units due to Tenant's design or other specific use, such information should be immediately relayed to Landlord in writing separate from the plans submission process (upon completion of Tenant's architect's and/or engineer's calculations). Landlord will make arrangements for such additional or upgraded equipment required if so desired by Tenant at Tenant's expense. Prior to the opening of the Shopping Center, any and all additional, upgraded or other equipment requested by Tenant is at the control of Landlord and at Tenant's expense.

                Other design criteria relating to Tenant's work includes:

                a.      Ductwork

                        Ductwork will be sized, fabricated and installed in accordance with ASHRAE 90-80 or later edition thereof and SMACNA standards. Ductwork will be installed with fiberglass insulation and vapor barrier. Ductwork which passes through fire rated wells will be equipped with U.L. approved fire dampers as required by code, and with adequate access to such dampers. All return air will be run in insulated ducts. Any flex duct used from main trunk lines to diffusers shall be limited to six (6) feet in length. Tenant must provide condensate drains for all split system equipment used by Tenant. Ductboard is NOT allowed. Ceiling plenums will not be permitted.

                b.      Exhaust

                        Upper-level tenants will furnish and install complete exhaust systems where required. Lower-level and upper-level tenants may be required to connect their exhaust system to a master system provided by Landlord. All tenants are to ensure that systems are independent of each other for toilet rooms, equipment requiring venting including refrigeration or hot presses, cooking, heat, and/or other processes permitted by Landlord which produce air contaminants. Additionally, all tenants are to ensure that the discharge through the roof to the atmosphere properly vents odors and/or fumes away from the building, building openings and fresh air intakes. Tenant restroom exhaust duct systems will have a maximum external static pressure drop of .25 w.g. All roof penetrations must be performed by Landlord's designated contractor at Tenant's expense. See Exhibit C, Item 14, "Roof Work" for required special protection.

                c.      Outside Air

                        Landlord will provide a common outside air duct accessible to all lower-level tenants and applicable upper-level tenants not having direct roof access. All hood exhausts must be installed with tempered make up air, including ductwork directly through the roof. Additionally, all Food tenants' hood exhaust systems will have a minimum of ninety-five percent (95%) of its capacity of make up air introduced into the food preparation area directly from the outside.

                d.      Supplementary Heating

                        Tenant will provide electric unit heaters or wall heaters where required at exterior wall exposures to maintain minimum comfortable winter temperature levels. Tenant's design will provide for a constant ambient minimum temperature of 45 degrees (Fahrenheit) above Tenant's ceiling through the use of ceiling transfer grills, additional electric resistance units, or other methods approved by Landlord.

                e.      Temporary Construction Heat

                        During Tenant's construction period, Tenant will provide any necessary temporary heat required for protection and completion of Tenant's Work.

                f.      Water Cooled or Heated Equipment

                        No water cooled or heated equipment will be permitted unless water is recirculated and may be used only when specific permission is granted by Landlord.

                g.      "As-Built" HVAC Drawings

                        Tenant will provide Landlord with "As-Built" drawings of Tenant's HVAC system.

        9.      Plumbing

                a.      Quality

                        Tenant, in designing the plumbing system, will use the best and most recent technology available for conservation of water and energy. Fixtures will be of good standard manufacture at least equal in quality to American Standard. Flush valves will not be permitted. All faucets will have water saving aerators. Tenant will supply and install or purchase from the applicable municipality, if required, a water meter of sufficient size to serve the Premises.

                b.      Hot Water Heaters

                        Water heaters will be automatic electric, 480 or 277 volt, 3 phase, with all necessary safety controls and drains. Water heaters located overhead will be supported independently of Landlord's structural framing system. Appropriate structural detailing will be included with Tenant's submission to Landlord for approval by Landlord and Landlord's engineer. Tenants whose only water usage is for small toilet room(s) may utilize "instant hot" hot water heaters or conventional heaters up to a maximum six (6) gallon capacity.

                c.      Hair Interceptors

                        Individual hair interceptors will be installed on all sinks, basins, and special sanitary units which may in any way receive human or animal hair. All hair interceptors must be made accessible and must be regularly maintained.

                d.      Grease Interceptors

                        Individual grease interceptors, adequately sized, and in compliance with state, local and other government health departments having jurisdiction over the Shopping Center will be installed and maintained on all grease producing and other kitchen equipment, and will bear the seal of the Plumbing Drainage Institute (PDI). All grease interceptors will be the type that will plug solid if not maintained.

                e.      Decor

                        No fountains or decorative devices will be used unless they are a recirculating type device.

                f.      Sanitary Sewer Vents

                        Tenant will connect sanitary sewer vent pipes to Landlord's common vent system, or vent through the roof, as applicable. Any roof penetrations must be made by Landlord's designated roofing contractor at Tenant's expense.

                g.      Trash Compactors

                        All tenants serving food to the public will install individual trash compactors within the Premises to precompact all trash into sealed, leak-proof containers.

                h.      "As-Built" Plumbing Drawings

                        Tenant will provide Landlord with "As-Built" drawings of Tenant's entire plumbing system.

        10.     Electrical

                a.      Quality

                        All electrical materials will be new, and bear the U.L. label. Selection of fixtures and lighting levels within the Premises will be in strict accordance with the provisions outlined in the latest editions of ASHRAE 90-80, and the I.E.S. Lighting Handbook, and will be In conformance with the applicable energy conservation codes.

                b.      Codes

                        All work will meet the requirements of the latest National Electric Code, and all applicable local, state and federal codes, applicable regulations of the local telephone and power companies, and ASHRAE 90-80 or the latest edition thereof.

                c.      Certificates

                        Tenant will be responsible for making all necessary applications for certificates regarding Tenant's Work. Upon completion of all electrical work, Tenant will furnish to Landlord a copy of the certificate of approval, issued by the local authority having jurisdiction over such installation.

                d.      Voltage

                        All fluorescent lighting and all heating and cooling equipment must be operated on 480 or 277 volts from Tenant's high-voltage panel. All Tenant transformers must be supported independently of Landlord's structure.

                e.      Night Lighting

                        Tenant must provide a separate night lighting circuit on a non-controlled panel (one (1) light fixture per 2,000 square feet), and a lock-on breaker for this circuit, or as designated by local authorities.

                f.      Door Bell

                        Tenant will install an electrical, push-button operated door bell immediately adjacent to Tenant's service door, mounted at 6'-9" A.F.F. in the door jamb. Installations in exterior wall surfaces will NOT be permitted.

                g.      Controls

                        HVAC and non-constant electrical loads will be monitored by Landlord's Building Management System. Constant loads, such as night lights, emergency lights, exit lights, exit signs, alarm systems, employee time clocks, computer cash register systems, electric rolling grills and refrigeration and/or life safety equipment systems will be on non-controlled electrical panels. In locations where lighting is not controlled by Landlord's Building Management System, Tenant will install a seven-day time clock system with reserve spring capacity to control all non-constant loads.

                h.      Wiring

                        No exposed wiring of any sort (extension cords, etc.) will be permitted subsequent to the period of Tenant's initial build-out.

                j.      Ceiling Lighting

                        In Tenant's sales areas, 2' x 4' fluorescent ceiling lighting fixtures are prohibited. Exposed tube fluorescent lights are not permitted. Fluorescent lighting must have parabolic reflective lenses satisfactory to Landlord.

                j.      "As-Built" Electrical Drawings

                        Tenant will provide Landlord with "As-Built" drawings of Tenant's electrical system.

                k.      Checkmeter

                        Upon Tenant's request, Landlord will furnish Tenant with the specifications for a utility-quality checkmeter acceptable to Landlord's and with Landlord's specifications for installation thereof.

        11.     General Lighting

                The general lighting of the mall has been designed to allow each tenant's Storefront and sales area to be a prominent focal point. The following required lighting criteria has been established:

                a. All lighting in 'pop-out' Storefronts will be incandescent. Storefront lighting must meet all requirements as set forth by Landlord and its consultants;

                b. All accent lighting for the Storefront 'pop-out' areas must meet the criteria stated in the Tenant Design Handbook and is subject to Landlord's review;

                C. All fluorescent lighting will be low brightness type. Acceptable lamp colors are warm white and deluxe warm white. Acrylic lenses or non-shielded fluorescent tubes will NOT be permitted in Tenant's sales area. All fluorescent lighting will be 277 volt, deep cell louver, or parabolic reflective lenses;

                d.      Fluorescent lighting will NOT be permitted within eight
                        (8) feet of the Storefront closure line;

                e. Installation of Tenant's lighting in mall Common Areas is NOT permitted; and

                f. Tenant will comply with all applicable energy conservation and construction codes.

        12.     Fire Protection

                a.      Other Fire Protection

                        Tenant will install and maintain above the ceiling any and all fire protection devices and equipment, smoke barriers, etc. as required by code(s) in the jurisdiction where the Shopping Center is located. Tenant will install and maintain automatic exhaust hood extinguisher systems and any special equipment or retardant required by the nature of Tenant's design or business, as determined by Landlord or applicable codes.

                b.      Damage

                        Any damage caused by Tenant to Landlord's sprinkler system will be repaired by Landlord at Tenant's expense.

                c.      Hindrance of Sprinkler System

                        Tenant's merchandising, fixturing, storage, and other practices will not be conducted in such a manner as to hinder the effectiveness of the sprinkler system.

                d.      Fire Extinguishers

                        Tenant will install and maintain Type ABC fire extinguishers as approved by the local fire department and Landlord's fire and casualty insurer.

                e.      Modifications

                        All modifications, additions, repairs or relocations to the sprinkler system required for Tenant's use, prior to the Grand Opening, will be performed by Landlord's sprinkler contractor, at Tenant's expense.

                i.      Smoke Detectors

                        Tenant will install smoke detectors which automatically shut down the HVAC unit(s) if activated. Smoke detectors will be ceiling mounted in both sales and stock/storage areas with one (1) smoke detector for every 2,000 square feet of each area and/or in the return or supply air duct as required by governing authorities and/or Landlord's fire and casualty insurer. Depending on the local code jurisdiction, the strictest of the three above-referenced requirements will apply.

        13.     Sanitary

                Tenant will be responsible for its own toilet requirements per all applicable codes. Common Areas toilets will not be used in Tenant's calculations.

                a.      Temporary Sanitary

                        Tenant will be responsible for all temporary sanitary facilities required during the construction of Tenant's space.

        14.     Food Court Tenant Criteria

                a. All wall surfaces visible by the public in Tenant's food preparation areas will be faced with glazed ceramic tile. All other wall surfaces will also be finished with FRP, marlite panel or stainless steel.

                b. Tenant will furnish and install a minimum of R-11 insulation with a vapor barrier from the floor to the underside of the structure above at all demising walls and in all ceiling areas. At exterior walls, the value of Insulation will be a minimum of R-19.

                c. Tenant will furnish and install ceramic or quarry tile flooring throughout Tenant's floor area.

                d. Tenant will have the option of using the following countertop finishes:

                        1) Plastic slab (Corian, Avonite Formica 2000X, or its equivalent);

                        2)      Stainless steel;

                        3)      Wood butcher block;

                        4)      Ceramic tile;

                        5)      Marble, or other smooth finish stone.

                e. Locations for any additional rooftop equipment required by Tenant's design will be subject to approval by Landlord; any such additional equipment required will be at Tenant's expense.

                f. In addition to all of the other submittal requirements, Tenant will submit with its preliminary submittal all proposed finished for all equipment, signage, etc., which will be visible to the public.

        15.     General Conditions

                a.      Occupancy Date

                        Landlord will notify Tenant of the date on which the Premises will be available for Tenant's Work ("Occupancy Date"). Except as otherwise set forth in the lease and to the extent legally permissible, Tenant agrees that time is of the essence and agrees to commence installation of Tenant's Work no later than five (5) days following the Occupancy Date.

                b.      Occupancy Period

                        The period beginning on the Occupancy Date and terminating on the Term Commencement Date of this Lease will be known as the "Occupancy Period."

                c.      Establishment of Schedules

                        Tenant, its agents, contractors and employees will comply with schedules which Landlord will establish from time to time, governing submittals by Tenant of design information for Landlord's approval, construction operations, occupancy by Tenant, opening for business, and other occurrences, for the purpose of coordinating the efforts of Tenant or Tenant's contractors, and Landlord. All parties will cooperate with Landlord In expediting work, and will provide work schedules, status reports, and updates upon Landlord's request until Tenant opens for business.

                d.      Failure to meet Schedule

                        Any cost incurred by Landlord as a result of Tenant's failure to meet the schedule requirements herein described will be Tenant's responsibility; such costs will be payable by Tenant to Landlord upon Landlord's demand. Any modification to Landlords Work or Tenant's Work necessitated by Tenant's failure to undertake or complete Tenant's Work as required under this Lease will become the responsibility of Tenant. Upon three (3) days written notice thereof, Landlord may request that Tenant's general contractor cease work, and Landlord may complete, at Tenant's expense, any work deemed by Landlord to jeopardize Tenant's required opening date. Upon three (3) days written notice thereof, Landlord may remove Tenant's general contractor due to non-compliance with rules and regulations listed below or published on site.

                e. Construction Rules and Regulations of the Mall after Grand Opening

                        1) Tenant will erect and maintain a temporary barrier throughout the construction period. Said barrier is subject to the following requirements
                                - it shall:

                                a) Not extend beyond three feet (3') into the walking corridors. At all times, a ten foot (10') minimum clearance must be maintained in the mall Common Areas;

                                b) Be constructed of metal studs and 5/8" or 1/2" fire rated gypsum wallboard:

                                c)      Be taped and finished;

                                d) Be painted (paint number to be specified by Landlord) and have a finished vinyl or rubber base;

                                e)      Be twelve feet (12') high, sealed to
                                        contain dust, and insulated minimize
                                        sound transmission;

                                f) Have a factory-made door with lockset which will be kept closed. The door will swing into the store and be equipped with a door closer. A working copy of the key will be marked accordingly and left in the mail office;

                                g)      Be maintained on a daily basis as
                                        necessary (i.e., paint, sheetrock,
                                        repair, etc.);

                                h) Any such temporary Storefront barrier may not be dismantled until the permanent Storefront is completed;

                                i) Any such temporary Storefront barrier may not be fastened to the finished floor, demise piers or any other permanent finishes or fixtures in the mall;

                                j) Not contain advertising of contractors or associated trades.

                        2) No jackhammering, or use of other equipment producing a high noise or dust level during shopping hours will be permitted.

                        3) All construction materials will be delivered via service entrances. For stores without service entrances, all materials will be delivered either before or after standard mall operating hours.

                        4)      Doors are not to be wedged open.

                        5) Contractor and employee vehicles will be parked in areas as directed by Landlord.

                        6) Tenant will dispose of all waste materials (except concrete, masonry or structural steel) in dumpsters or other approved containers provided by Tenant which are located in areas designated by Landlord. Absolutely no waste material is to be discarded in adjoining spaces, other vacant spaces, mall areas or Landlord's compactor.

                        7) No building systems will be shut down without the express prior permission of Landlord.

                        8) All work will be performed in a neat and orderly fashion.

                        9) Tenant will notify the mall office personnel of the following prior to starting work:

                                a)      The name, address, and temporary
                                        residence location of contractors
                                        working in the space; and

                                b)      The starting date and anticipated
                                        completion date of all work.

                        10) If Exhibit C established that Tenant accepts the Premises "As Is," then any demolition which may be required will be performed by Tenant at Tenant's expense.

                f.      Compliance with Construction Rules and Regulations

                        As a condition of Landlord's approval of Tenant or Tenant's contractor taking occupancy of the Premises, Tenant or Tenant's contractor will be required to deposit with Landlord the sum of [***] to be held by Landlord as security for the compliance by Tenant and Tenant's contractor with the Construction Rules and Regulations set forth herein and the other construction requirements as set forth in Exhibits C and D. Tenant and Tenant's contractor will reimburse Landlord for the cost of any damage or disruption caused by the failure of Tenant or Tenant's contractor to comply with the Construction Rules and Regulations. Any such cost(s) will be first recovered by Landlord from the security deposit made hereunder. Upon the recovery of cost(s), Tenant will restore the security deposit to the original sum of [***].

                        Landlord will return the security deposit or the amount remaining thereof upon satisfaction of the following conditions: (i) the satisfactory completion of Tenant's Work as required under the Lease, including Landlord's punchlist; (ii) delivery of a Certificate of Occupancy to Landlord; (iii) within [***] days following Landlord's acceptance of Tenant's properly completed Certificate of Completion, the submission of "As-Built" drawings as may be required hereunder; (iv) the receipt of copies of lien releases issued to Tenant from each subcontractor and the general contractor. Request for the return of the security deposit must be made to Landlord in writing.

                g.      Compliance with Laws

                        Tenant and Tenant's contractor will, at its/their expense, comply with all applicable statutes, ordinances, rules, orders, laws, regulations, codes and recommendations of all governmental agencies and their authorized agents which have jurisdiction over Tenant's Work; and, with respect to the prevention of fire and exposure to liability risks, to the Board of Fire Underwriters, Rating Board, and Landlord and Tenant's insurance companies. Tenant and/or Tenant's contractor will apply for, pay all fees for, and obtain all necessary permits, licenses and certificates. A copy of same will be delivered to Landlord and will be posted in a prominent place within the Premises before Tenant begins work. Tenant will furnish Landlord with a copy of a Certificate of Occupancy prior to opening for business.

                h.      Non-interference

                        Tenant will perform its work so as not to interfere with the completion of Landlord's Work or the work of other tenants.

                i.      Quality of Materials: Warranty

                        All materials furnished and incorporated in Tenant's Work will be new, unused, and of the quality and characteristics specified herein. If the quality and characteristics of certain materials are not specifically set forth herein, materials used will be those customarily used in first-class work of similar nature and character. Tenant will guarantee, and will require all parties furnishing and incorporating materials in Tenant's Work to guarantee said work to be free from any and all defects in workmanship and material for a period of five (5) years from the date of completion thereof. Tenant will be responsible for the costs of correction of such defects, which costs will include any and all expenses and damages resulting from said defects. Tenant's agreements with its contractors will contain language so providing and further providing that all guarantees and warranties will inure to the benefit of both Landlord and Tenant, as their respective interests appear, and that such guarantees and warranties can be directly enforced by either.

                j.      Easements

                        Tenant will install and maintain proper access panels as may be required for the regular maintenance of Tenant's and Landlord's equipment.

                        Where applicable, tenants will recognize the rights of Landlord and of tenants located above or below to run pipes, ducts, conduits, or related items servicing the mall or other areas through Tenant's Premises. Tenant will cooperate with Landlord and other tenants; hours and times when work will be performed will be agreed upon by the parties involved. Any dispute arising hereunder will be resolved by Landlord.

                k.      Insurance

                        1) Tenant will secure, pay for and maintain, or cause its contractor(s) to secure, pay for and maintain, during Tenant's construction and fixturing work within the Premises, all of the insurance policies required herein in the amounts as set forth below. Tenant will not permit its contractor(s) to commence any work until all required insurance has been obtained and certificates of such insurance have been delivered to Landlord.

                        2) Tenant's Contractors' and Subcontractors' Required Minimum Coverages and Limits of Liability.

*** Confidential treatment requested.

                a) Comprehensive General Liability, including personal injury and property damage, completed operations, explosions, collapse, and underground operations, if any, broad form property damage, contractor's protective liability, in the minimum amount of [***] Combined Single Limit;

                b) Auto Liability, Bodily Injury and Property Damage (including non-owned and hired vehicles) in the minimum amount of [***] Combined Single Limit; and

                c) Statutory Workers' Compensation, Employer's Liability and Disability Benefits. Umbrella Coverage in the minimum amount of [***].

                        Such insurance will insure the contractor and/or subcontractor against any and all claims for personal injury, including death resulting therefrom and damage to the property of others caused by accident and arising from the contractors' and/or subcontractors' operations and whether such operations are performed by the contractor(s), subcontractor(s), or by anyone directly or indirectly employed by them.

        3)      Protective Liability Insurance

                Tenant will provide Owner's Protective Liability Insurance that will insure Landlord and Tenant against any and all liability to third parties for damages because of personal injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in connection with the Premises, and any other liability for damages which Tenant's contractor or subcontractors are required to insure against under any provisions herein. Said insurance will be provided in the minimum amount of [***] Combined Single Limit.

        4) Tenant's Builder's Risk Insurance - Completed Value Builder's Risk Material Damage Insurance

                Tenant will provide an "All Physical Loss" Builder's Risk insurance policy on all Tenant's Work to be performed in the Premises as it relates to the building within which the Premises is located. The policy will include Tenant, its contractor and subcontractors and Landlord as named insureds, as their interests appear. The amount of insurance to be provided will be [***] of the full replacement cost.

        5) All such insurance policies required above will name Landlord as an additional insured, except Workers' Compensation Insurance, which will contain an endorsement waiving all rights of subrogation against Landlord.

                Certificates of Insurance will provide that no reduction in the amounts or limits of liability or cancellation of such insurance coverage will be undertaken without thirty (30) days prior written notice to Landlord.

                All insurance policies required above will be written by companies authorized under the laws of the state in which the Shopping Center is located and such policies must be satisfactory to Landlord.

l.      Indemnity

        Tenant will fully protect, defend, indemnify and hold harmless Landlord and Landlord's Managing Agent(s) and their employees, partners, officers, directors, agents, heirs, executors, administrators, successors, and assigns against any and all claims, actions, damages, liabilities, costs and expenses, including any and all attorneys' fees, arising from, because of, or out of the performance or non-performance of Tenant's Work or the use or occupancy of the Premises for Tenant's Work.

m.      Hazardous Materials

        Tenant will not install, nor cause or allow to be installed, nor use any hazardous materials in Tenant's Work without the express prior written consent of Landlord. Tenant will guarantee and require all parties furnishing and incorporating materials in Tenant's Work to guarantee that hazardous materials have not been furnished or incorporated in Tenant's Work. Tenant will be responsible for any and all cost(s) of correction which will include all expenses and damages, whether direct or indirect, resulting from the installation or use of hazardous materials. Tenant's agreements with its contractor(s) and subcontractor(s), if any, will contain language so providing and further, warranting that hazardous materials were neither installed nor used in the Premises; such warranties shall inure to the benefit of both Landlord and Tenant, and can therefore be directly enforced by either.

*** Confidential treatment requested.

                                  APPENDIX 1A

                         TENANT ELECTRICAL LOAD SUMMARY

      (Please complete the following form and include as part of the Final
                      Drawing Submittal to the Landlord.)

Tenant: ______________________________  Space No.: ____________________

Mall: ________________________________  GLA:       ____________________

Landlord provides as standard 10 watts per square foot. Food Court Tenants are provided with 15 watts per square foot. The information provided below is necessary in order to properly size the Mall's electrical distribution capacity. Upgrades over the Landlord's supplied wattage will be billed to the Tenant.

Winter:  Summer:

1.   Connected Cooling Load:  Compressor(s):      ______ Watts
                              Inside Fan:         ______ Watts
                              Outside Fan(s):     ______ Watts
                              Power Exhaust:      ______ Watts

2.   Connected Heating Load:  Compressor(s):      ______ Watts (Heat Pump)
                              Inside Fan:         ______ Watts
                              Outside Fan(s):     ______ Watts (Heat Pump)
                              Heat Coil(s):       ______ Watts

3.   Connected Constant Lighting Load:
     (not to be included in occupied lighting load below)    ______ Watts

4.   Connected Constant Equipment Load:
     (not to be included in occupied equipment load below)   ______ Watts

5.   Connected Occupied Lighting Load:
     (not to be included in occupied lighting load above)    ______ Watts

6.   Connected Occupied Equipment Load:
     (not to be included in occupied equipment load above)   ______ Watts

7.   Total Connected Load:
     (the greater of item 1 or 2 plus items 3 through 6)     ______ Watts


Completed By:

Electrical Engineer's Name: ________________      Date:  ________________
Firm Name: _________________________________
Address:   _________________________________      Stamp: ________________
Phone: _____________________________________

                                   APPENDIX 2

                           CERTIFICATE OF COMPLETION

                                      AND

            AFFIDAVIT OF CONTRACTOR'S COMPLIANCE WITH APPROVED PLANS

(COMPLETE AND SUBMIT TO LANDLORD UPON COMPLETION OF TENANT'S WORK CONSTRUCTION)

RE:   Construction of                                 STORE
                     --------------------------------

      ----------------------------------------------- MALL

This is to state that I have made an inspection of the site on completion, and I hereby certify that the Premises has been completed in accordance with the Landlord approved final plans and specifications except as noted below.

Dated:            , 19        Tenant:
      ------------    --             ------------------------------------------

                              By:
                                     ------------------------------------------

                              Title:
                                     ------------------------------------------


Dated:            , 19        Contractor:
      ------------    --                 --------------------------------------

                              Name:
                                         --------------------------------------

                              Address:
                                         --------------------------------------

                              Signature:
                                         --------------------------------------

                              Title:
                                         --------------------------------------


-------------------------------------------------------------------------------
List all changes, if any, to previously approved plans and specifications required during construction:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

AS-BUILT DRAWINGS ENCLOSED (IF APPLICABLE):
                                                      ----------
                                                      ----------
CERTIFICATE OF OCCUPANCY ATTACHED (WHERE REQUIRED):
                                                      ----------
                                                      ----------

UNDERWRITER'S CERTIFICATE ATTACHED (WHERE REQUIRED):
                                                      ----------
----------

                            [PHOTO - UNDER CAROUSEL]


                     View from Main Entrance under Carousel
                      Carousel Center - Syracuse, New York

    [PHOTO - LOWER LEVEL COMMON AREA CAROUSEL CENTER -- SYRACUSE, NEW YORK]